As filed with the Securities and Exchange Commission on June 18, 1998
                              Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                            One Valley Bancorp, Inc.
             (Exact name of Registrant as specified in its charter)

        West Virginia                      6711                  55-0609408
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                                One Valley Square
                             Summers and Lee Streets
                                 P. O. Box 1793
                         Charleston, West Virginia 25326
                                 (304) 348-7000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

            J. HOLMES MORRISON, President and Chief Executive Officer
                            One Valley Bancorp, Inc.
                             Summers and Lee Streets
                                 P. O. Box 1793
                         Charleston, West Virginia 25326
                                 (304) 348-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------
                                 With copies to

CHARLES D. DUNBAR                   MARK J. MENTING
ELIZABETH OSENTON LORD              SULLIVAN & CROMWELL
JACKSON & KELLY                     125 Broad Street
1600 Laidley Tower                  New York, New York   10004
P. O. Box 553
Charleston, West Virginia   25322

MERRELL S. MCILWAIN II                 W. WAYNE HESLEP
ONE VALLEY BANCORP, INC.               HESLEP & KEARNEY, P.C.
One Valley Square                      210 S. Randolph Street
Summers and Lee Streets                Lexington, Virginia   24450
P. O. Box 1793
Charleston, West Virginia   25326

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effectiveness of the Registration Statement. If any of the securities being registered on this Form are being offered in
connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_| ____________________




                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                Proposed Maximum Offering    Proposed Maximum        Amount of
   Title of Securities to be Registered            Amount to be    Price Per Share (1)      Aggregate Offering   Registration Fee(1)
   Common Stock, par value $10 per share            Registered                                   Price (1)
   (including associated rights issued under the
   Shareholder Protection Rights Plan)............. 1,913,941           $16.21                $31,024,983             $9,152
====================================================================================================================================
(1)  Based upon the book value in the amount of $16.21 per share of the common stock of Summit Bankshares, Inc. as of June 11, 1998.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             SUMMIT BANKSHARES, INC.
                                2134 Raphine Road
                             Raphine, Virginia 24472

                                                                   June 25, 1998

To the Shareholders of
Summit Bankshares, Inc.

                  You are cordially invited to attend the Special Meeting of Shareholders of Summit Bankshares, Inc. ("Summit"), which will be held at The Days Inn Hotel, 584 Oakland Circle, Raphine, Virginia, on July 24, 1998, at 1:00 p.m., local time.

                  At the Special Meeting, you will be asked to consider and vote upon an Amended and Restated Agreement and Plan of Merger and the related Plan of Merger (the "Merger Agreement"), pursuant to which Summit will be merged (the "Merger") with and into a wholly owned subsidiary of One Valley Bancorp, Inc. ("One Valley"). At the effective time of the Merger, each share of issued and outstanding common stock, par value $1.00 per share, of Summit ("Summit Common Stock") will cease to be outstanding and will be converted into One Valley common stock, par value $10.00 per share ("One Valley Common Stock"). The exchange ratio of shares of One Valley Common Stock to be issued for shares of Summit Common Stock will vary according to the average of One Valley's Common Stock price determined as of a specified period.

                  Enclosed with this letter are a Notice of Special Meeting of Summit's shareholders and a Proxy Statement/Prospectus, which describes in detail the proposed Merger, the background of the Merger, and other related information. Also enclosed is a proxy solicited by Summit's Board of Directors in connection with the Special Meeting.

                  The Board of Directors has unanimously approved the Merger Agreement and the proposed Merger as being in the best interests of Summit and its shareholders and recommends that shareholders vote their shares "FOR" the Merger Agreement. The affirmative vote of more than two-thirds of Summit's outstanding shares entitled to vote is necessary to approve the Merger Agreement. Failure to return your proxy card or to vote in person at the Special Meeting will have the effect of a vote against the Merger Agreement.

                  We urge you to consider carefully all of the materials in the Proxy Statement/Prospectus and to execute and return the enclosed proxy as soon as possible. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                           Sincerely,


                                           W. Lowrie Tucker, III
Raphine, Virginia                          President and Chief Executive Officer
June 25, 1998

                             SUMMIT BANKSHARES, INC.
                                Raphine, Virginia


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 24, 1998


                  The Special Meeting of Shareholders of Summit Bankshares, Inc. ("Summit") will be held on July 24, 1998, at The Days Inn Hotel, 584 Oakland Circle, Raphine, Virginia, at 1:00 p.m., local time, for the purpose of considering and voting upon the following:

                  1. To approve the Amended and Restated Agreement and Plan of Merger and the related Plan of Merger (the "Merger Agreement"), dated as of May 7, 1998, as amended as of June 3, 1998, between Summit and One Valley Bancorp, Inc. ("One Valley"), which agreement provides for the merger of Summit with and into OV Subsidiary, Inc., a wholly owned subsidiary of One Valley (the "Merger"). The Merger Agreement provides for the conversion of each share of common stock of Summit into shares of common stock of One Valley. The exchange ratio of shares of One Valley Common Stock to be issued for shares of Summit Common Stock will vary according to the average of One Valley's Common Stock price determined as of a specified period. The Merger Agreement is attached as Appendix I to and is described in the accompanying Proxy Statement/Prospectus.

                  2. To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

                  Pursuant to the Virginia Stock Corporation Act (the "VSCA"), holders of Summit Common Stock entitled to vote on approval of the Merger Agreement have the right to dissent from the Merger and to demand payment of the fair value of each such holder's shares of Summit Common Stock in the event the Merger is consummated. A holder of Summit Common Stock who wishes to assert such holder's dissenters' rights must (i) deliver to Summit, before such vote is taken on the Merger Agreement, written notice of such holder's intent to demand payment for such shares if the Merger is consummated, (ii) not vote such shares in favor of approval of the Merger Agreement, and (iii) comply with the further provisions of the VSCA in order to be entitled to receive in cash, if the Merger is consummated, the fair value of such holder's Summit Common Stock. A vote against approval of the Merger Agreement will not constitute written notice of an intent to demand payment nor will a failure to vote against such approval constitute a waiver of dissenters' rights unless the shareholder votes for the merger or delivers a Proxy which does not vote against the Merger or to abstain. A copy of the applicable provisions of the VSCA referred to above is set forth in Appendix IV to the accompanying Proxy Statement/Prospectus, and a summary of such provisions is set forth in the accompanying Proxy Statement/Prospectus under "RIGHTS OF DISSENTING SHAREHOLDERS."

                  Only shareholders of record at the close of business on the record date, June 19, 1998, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The affirmative vote of more than two-thirds of Summit's outstanding shares of Common Stock entitled to vote is necessary to approve the Merger Agreement. Accordingly, failure to return your proxy card or to vote in person at the Special Meeting will have the effect of a vote against the Merger. In the event there are not sufficient shares represented for a quorum or votes to approve the Merger Agreement at the Special Meeting, Summit's Board of Directors may adjourn the Special Meeting to permit further solicitation. We urge you to execute and return the enclosed proxy as soon as possible to ensure that your shares will be represented at the Special Meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting.

                                           By Order of the Board of Directors



                                           W. Lowrie Tucker, III
                                           President and Chief Executive Officer

Raphine, Virginia
June 25, 1998




                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS TO ADOPT AND APPROVE THE MERGER AGREEMENT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Proxy Statement/Prospectus


                                 PROXY STATEMENT
                                       OF
                             SUMMIT BANKSHARES, INC.
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                                  -------------

                            ONE VALLEY BANCORP, INC.
                                   PROSPECTUS
                                  -------------


                  This Proxy Statement/Prospectus is being furnished to the shareholders of Summit Bankshares, Inc. ("Summit") in connection with the solicitation of proxies by the Board of Directors of Summit for use at the Special Meeting of Shareholders of Summit to be held on July 24, 1998, at The Days Inn Hotel, 584 Oakland Circle, Raphine, Virginia, at 1:00 p.m., local time. At the Special Meeting, the shareholders will consider and vote upon the Amended and Restated Agreement and Plan of Merger and related Plan of Merger dated May 7, 1998, as amended as of June 3, 1998 (the "Merger Agreement"), which provides for the merger (the "Merger") of Summit with and into OV Subsidiary, Inc., a wholly owned subsidiary of One Valley Bancorp, Inc. ("One Valley"). The Merger Agreement provides for the conversion of each share of common stock of Summit into shares of common stock, par value $10.00 per share, of One Valley ("One Valley Common Stock"). The exchange ratio of shares of One Valley Common Stock to be issued for shares of Summit Common Stock will vary according to the average of One Valley's Common Stock price determined as of a specified period. See "SUMMARY INFORMATION - The Merger" and "THE MERGER - General." This Proxy Statement/Prospectus also constitutes a prospectus of One Valley relating to the shares of One Valley Common Stock to be issued in connection with the Merger.

       THE SHARES OF ONE VALLEY COMMON STOCK TO BE ISSUED UNDER THE
          MERGER AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED
          BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS  PROSPECTUS.  ANY REPRESENTATION TO THE
                     CONTRARY IS A CRIMINAL OFFENSE.

                  THE SHARES OF ONE VALLEY COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Proxy Statement/Prospectus and the accompanying form of proxy are being mailed to shareholders of Summit on June 25, 1998.


          The date of this Proxy Statement/Prospectus is June 25, 1998.

                  No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus or incorporated by reference herein in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by One Valley or Summit. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of One Valley or Summit since the date of this Proxy Statement/Prospectus or that the information herein or the documents or reports incorporated by reference herein are correct as of any time subsequent to such date. All information contained in this Proxy Statement/Prospectus relating to Summit and its subsidiaries has been supplied by Summit and all information contained in this Proxy Statement/Prospectus relating to One Valley and its subsidiaries has been supplied by One Valley.



                              AVAILABLE INFORMATION


                  One Valley is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information, when filed, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional offices in New York (7 World Trade Center, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such material can also be obtained from the Public Reference Section of the Commission, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web Site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                  One Valley's Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning One Valley can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.



                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


                  The following documents filed by One Valley are hereby incorporated by reference into this Proxy Statement/Prospectus:

1. One Valley's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

2. One Valley's Report on Form 10-Q filed May 15, 1998, with the Commission.

                  3. One Valley's Reports on Form 8-K dated January 22, 1998, March 11, 1998, March 16, 1998, March 26, 1998, March 30, 1998, May 26, 1998,
June 16, 1998, and June 17, 1998, filed with the Commission.

                  4. One Valley's Form 8-A filed on October 19, 1995, and April 30, 1997, with the Commission.

                  5. All documents filed by One Valley after the date of this Proxy Statement/Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering covered by this Proxy Statement/Prospectus.

                  One Valley has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of One Valley Common Stock it will issue pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document each such statement being qualified in all respects by such reference. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                  This Proxy Statement/Prospectus incorporates certain One Valley documents by reference which are not presented herein or delivered herewith. These documents are available upon request to Brien Chase, One Valley Bancorp, Inc., One Valley Square, P. O. Box 1793, Charleston, WV 25326, and except for exhibits attached thereto, are available without charge. In order to ensure timely delivery of the documents, any request must be received by July 17, 1998.

                  This Proxy Statement/Prospectus contains or incorporates by reference forward looking statements with respect to the financial condition, results of operations and business of One Valley, Summit and, assuming the consummation of the Merger, a combined One Valley/Summit including statements relating to: (a) the cost savings and accretion to reported earnings that will be realized from the Merger; (b) the impact on revenues of the Merger; and (c) the restructuring charges expected to be incurred in connection with the Merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings from the Merger cannot be fully realized or realized within the expected time frame; (2) revenues following the Merger are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the business of One Valley and Summit are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in Virginia and West Virginia, are less favorable than expected; or (7) legislation or regulatory changes adversely affect the businesses in which the combined company would engage. These statements involve risk and uncertainty. Actual results, accordingly, may differ materially from management's expectations.



                                TABLE OF CONTENTS


INTRODUCTION.......................................................................................   1
SUMMARY INFORMATION................................................................................   2
     The Merger....................................................................................   2
     The Parties...................................................................................   3
     The Special Meeting of
          Shareholders.............................................................................   3
     Effective Date................................................................................   4
     Recommendation of Summit's
          Board of Directors.......................................................................   4
     Opinion of Summit's Financial
          Advisor..................................................................................   4
     Federal Income Tax Consequences...............................................................   5
     Accounting Treatment..........................................................................   5
     Conditions; Regulatory Approvals;
          Termination..............................................................................   5
     Effect of the Merger on
          Shareholders' Rights.....................................................................   6
     Dissenters' Rights of Appraisal...............................................................   6
     No Solicitation...............................................................................   6
     Stock Option Agreement........................................................................   6
     Expenses......................................................................................   7
     Interests of Certain Persons in
          the Merger...............................................................................   7
     Market Value of Securities....................................................................   7
     Market Price and Dividend
          Information..............................................................................   7
     Comparative Per Share Information.............................................................   7

SELECTED FINANCIAL DATA............................................................................   10
     One Valley Bancorp, Inc.......................................................................   10
     Summit Bankshares, Inc........................................................................   11
     Pro Forma Selected Financial
          Information..............................................................................   12

THE SPECIAL MEETING OF
SHAREHOLDERS.......................................................................................   13
     Matters to be Considered at
          the Special Meeting......................................................................   13
     Record Date; Vote Required....................................................................   13
     Voting of Proxies; Revocability
          of Proxies; Solicitation of
          Proxies..................................................................................   14
     Dissenters' Rights of Appraisal...............................................................   14

THE MERGER.........................................................................................   14
     General.......................................................................................   15
     Operations and Management
          After the Merger.........................................................................   16
     Background of the Merger......................................................................   16
     Summit's Reasons for the
          Merger...................................................................................   18
     One Valley's Reasons for the
          Merger...................................................................................   20
     Opinion of Financial Advisor to
          Summit...................................................................................   20
     Conditions to Consummation of the
          Merger; Waiver...........................................................................   22
     No Solicitation of Transactions...............................................................   23
     Stock Option Agreement........................................................................   23
     Termination...................................................................................   27
     Certain Federal Income Tax
          Consequences.............................................................................   28
     Accounting Treatment..........................................................................   29
     Exchange of Certificates......................................................................   29
     Interests of Certain Persons in the
               Merger..............................................................................   30
     Resales by Affiliates.........................................................................   30
     Regulatory Approvals..........................................................................   31
     Acquisitions Generally........................................................................   32

RIGHTS OF DISSENTING
SHAREHOLDERS.......................................................................................   32

EFFECT OF THE MERGER ON
SHAREHOLDERS' RIGHTS...............................................................................   35
     General.......................................................................................   35
     Antitakeover Provisions in
          One Valley's Restated
          Articles and Bylaws......................................................................   35
     Shareholder Protection Rights
          Plan.....................................................................................   38

HISTORICAL COMPARATIVE
STOCK PRICES AND DIVIDENDS.........................................................................   39
     One Valley....................................................................................   39
     Summit........................................................................................   40

SUMMIT BANKSHARES, INC...................................................   41
     Description of Business and
          Properties.....................................................   41
     Competition.........................................................   42
     Employees...........................................................   42
     Legal Proceedings...................................................   42
     Voting Securities and Beneficial
          Ownership......................................................   42
     Management's Discussion and
          Analysis of Financial Condition
          and Results of Operation.......................................   44

EXPERTS..................................................................   55

VALIDITY OF SECURITIES...................................................   55

OTHER MATTERS............................................................   55

SUMMIT BANKSHARES, INC.'S
FINANCIAL STATEMENTS

APPENDIX I -
     AMENDED AND RESTATED
     AGREEMENT AND PLAN OF
     MERGER AND PLAN OF MERGER

APPENDIX II -
     OPINION OF SCOTT &
     STRINGFELLOW, INC.

APPENDIX III -
     STOCK OPTION AGREEMENT

APPENDIX IV -
      VIRGINIA CODE ss.ss. 13.1-728.8 TO
      13.1-741

                             SUMMIT BANKSHARES, INC.




                           PROXY STATEMENT/PROSPECTUS





                                  INTRODUCTION


                  This Proxy Statement/Prospectus and the accompanying proxy (the "Proxy") are being furnished to the shareholders of Summit Bankshares, Inc. ("Summit") in connection with the solicitation of proxies by the Board of Directors of Summit for a Special Meeting of Shareholders to be held at 1:00 p.m., local time, on July 24, 1998, at The Days Inn Hotel, 584 Oakland Circle, Raphine, Virginia, and any postponements or adjournments thereof (the "Special Meeting"), to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger and related Plan of Merger (the "Merger Agreement"), dated as of May 7, 1998, as amended as of June 3, 1998, by and between One Valley Bancorp, Inc. ("One Valley") and Summit. The Merger Agreement provides for the merger of Summit with and into OV Subsidiary, Inc., a wholly owned subsidiary of One Valley (the "Merger").

                  This Proxy Statement/Prospectus and the Proxy will be first sent or given to Summit shareholders on June 25, 1998.

                  The shares of Summit Common Stock represented by a Proxy will be voted as directed if the Proxy is properly signed and received by Summit prior to the Special Meeting. The Proxy will be voted "FOR" the approval of the Merger Agreement if no direction is made to the contrary on a duly executed and returned Proxy. The Proxy may also be used to grant discretionary authority to vote on other matters which may arise at the Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place, for the purpose of soliciting additional Proxies or otherwise; provided, however, that no Proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement. While management is unaware of any such matters, the person or persons designated to vote the shares will cast votes at the direction of the Board of Directors of Summit if any such matters properly come before the Special Meeting. A person giving a Proxy may revoke it any time before it is voted by notifying Summit in person, by giving written notice to Summit of the revocation of the Proxy, by submitting to Summit a subsequently dated Proxy, or by attending the meeting and withdrawing the Proxy before it is voted at the Special Meeting.

                  Shareholders of record of Summit at the close of business on June 19, 1998 (the "Record Date") will be entitled to vote at the Special Meeting.

                               SUMMARY INFORMATION


                  The following is a brief summary of the matters to be considered at the Special Meeting. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information, including the appendices attached hereto, contained or incorporated by reference herein. A copy of the Merger Agreement is attached as Appendix I to this Proxy Statement/Prospectus. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus, including the appendices hereto. The terms "One Valley" and "Summit" refer to such organizations, and unless the context otherwise requires, such organizations and their respective subsidiaries.

The Merger

                  The Merger Agreement provides for the Merger of Summit with and into OV Subsidiary, Inc., a Virginia corporation being formed as a wholly owned subsidiary of One Valley for purposes of the Merger. After the Merger, OV Subsidiary, Inc., will be merged with and into One Valley. Upon consummation of the Merger, Bank of Rockbridge (the "Bank"), a wholly owned subsidiary of Summit, will become a wholly owned subsidiary of One Valley. After the Merger, the name of the Bank will be changed to "One Valley Bank of Rockbridge."

                  At the effective time of the Merger, each share of issued and outstanding common stock, par value $1.00 per share, of Summit ("Summit Common Stock") will cease to be outstanding and will be converted into shares of One Valley common stock ("One Valley Common Stock"). The exchange ratio (the "Exchange Ratio") of shares of One Valley Common Stock to be issued for shares of Summit Common Stock will vary according to One Valley's average Common Stock price, based upon the closing price per share (the "Average Price") for the ten trading days prior to the tenth calendar date prior to closing (the "Determination Date"). The Exchange Ratio of One Valley Common Stock for each share of Summit Common Stock will be as follows:


                              One Valley
                             Common Stock
                            Average Price                                                    Exchange Ratio
                        ----------------------                                 ----------------------------
                           Less Than $33.88                                                   1.425 to 1
                           $33.88 to $35.49                                         ($48.28 / Average Price) to 1
                           $35.50 to $40.50                                                   1.36 to 1
                           $40.51 to $42.53                                         ($55.08 / Average Price) to 1
                          Greater Than $42.53                                                 1.295 to 1

Holders of fractional interests will receive cash in an amount equal to that fraction multiplied by the closing price for One Valley Common Stock as reported on the New York Stock Exchange on the business day immediately prior to the Effective Date (as hereinafter defined). The affirmative vote of more than two-thirds of the outstanding shares of Summit Common Stock is required to approve the Merger Agreement. See "THE MERGER - Conditions to Consummation of the Merger; Waiver."

The Parties

                  One Valley. One Valley is a multi-bank holding company organized under the laws of the State of West Virginia, with headquarters in Charleston, West Virginia, and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). One Valley has 11 banking subsidiaries located in West Virginia and central Virginia and provides services to customers through 114 offices. Its other subsidiary is a real estate management company that owns and operates the building housing One Valley's headquarters. At March 31, 1998, One Valley reported total assets of approximately $5.5 billion, loans of $3.5 billion, deposits of $4.3 billion, and equity of $540 million. In addition to providing commercial and retail banking services, One Valley provides trust services to its customers.

                  For more information about One Valley, reference is made to One Valley's Form 10-K for the fiscal year ended 1997 and One Valley's Form 10-Q for the three months ended March 31, 1998, which are hereby incorporated by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                  One Valley's executive offices are located at One Valley Square, Summers & Lee Streets, Charleston, West Virginia 25326. Its telephone number is (304) 348-7000.

                  Summit. Summit, a Virginia corporation, is a bank holding company formed in 1996 for the purpose of acquiring all of the issued and outstanding common stock of the Bank. The Bank, a Virginia banking corporation headquartered in Raphine, Virginia, is in the principal business of attracting retail deposits from the general public and investing those deposits, together with funds generated from operations. Summit operates nine full service branches in central Virginia. At March 31, 1998, Summit reported total assets of approximately $199 million, loans of approximately $141 million and total deposits of approximately $176 million.

                  Summit's executive offices are located at 2134 Raphine Road, Raphine, Virginia 24472. Its telephone number is (540) 377-2355.

The Special Meeting of Shareholders

                  At the Special Meeting, holders of Summit Common Stock will be asked to approve the Merger Agreement. If the Merger is consummated, each share of Summit Common Stock will be converted into shares of One Valley Common Stock. No fractional shares of One Valley Common Stock will be issued in connection with the Merger and, in lieu thereof, cash will be paid for fractional shares, which amount will be determined by multiplying such fraction by the last sale price of One Valley Common Stock, as reported by the New York Stock Exchange ("NYSE") for the NYSE trading day immediately preceding the Effective Date. Summit's Board of Directors has unanimously approved the Merger Agreement and recommends that the shareholders of Summit vote "FOR" the Merger Agreement. See "THE MERGER - Background of the Merger" and "- Summit's Reasons for the Merger."

                  Shareholders of record of Summit at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. Summit's shareholders are entitled to cast one vote for each share of Summit Common Stock they own on the Record Date. To approve the Merger Agreement, the affirmative vote of more than two-thirds of the issued and outstanding shares of Summit Common Stock is required. As of the Record Date, the directors, executive officers and affiliates of Summit owned 19.6% of the issued and outstanding Common Stock of Summit. The directors and executive officers of Summit have entered into an agreement with One Valley whereby they have agreed to vote their shares in favor of the Merger Agreement. Accordingly, the management of Summit expects that such shares will be voted "FOR" the approval of the Merger Agreement.

                  A Proxy for use by Summit's shareholders in connection with the Special Meeting is enclosed with this Proxy Statement/Prospectus which was mailed to shareholders on or about June 25, 1998. The Proxy will be voted as specified thereon by the shareholder. Where no specification is made on the Proxy, a properly executed Proxy will be voted "FOR" approval of the Merger Agreement, and in the discretion of the individuals named as proxies as to any other matter that may come before the Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided however, that no Proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement.

                  As of the date of the mailing of this Proxy
Statement/Prospectus, Summit is not aware of any business to be acted on at the Special Meeting other than consideration of the Merger Agreement.

                  A person giving a Proxy may revoke it at any time before it is voted by notifying Summit in person, by giving written notice to Summit of the revocation of the Proxy, by submitting to Summit a subsequently dated Proxy or by attending the Special Meeting and withdrawing the Proxy before it is voted at the Special Meeting. See "THE SPECIAL MEETING OF SHAREHOLDERS."

Effective Date

                  Subject to the conditions to the obligations of the parties to effect the Merger, the Merger will become effective (the "Effective Date") on such date as selected by One Valley; provided, however, such date must not be more than 30 days after the last of the conditions set forth in the Merger Agreement have been satisfied or waived or such other date to which the parties may agree in writing. Subject to the foregoing, it is currently anticipated that the Merger will be consummated in the third quarter of 1998, although there can be no assurances as to satisfaction of these conditions or the timing thereof.

Recommendation of Summit's Board of Directors

                  The Board of Directors of Summit, which has approved the Merger Agreement by unanimous vote, believes it is in the best interests of Summit and its shareholders and unanimously recommends its approval by Summit's shareholders. See "THE MERGER-Background of the Merger" and "- Summit's Reasons for the Merger."

Opinion of Summit's Financial Advisor

                  Scott & Stringfellow, Inc. ("Scott"), Summit's financial advisor, has rendered its opinion to Summit's Board of Directors that as of May 7, 1998, an Exchange Ratio of 1.36 shares of One Valley Common Stock for each share of Summit Common Stock is fair to Summit's shareholders from a financial point of view. As discussed in "THE MERGER - Summit's Reasons for the Merger," Scott's opinion and presentations were among the factors considered by Summit's Board in reaching the determination to approve the Merger Agreement. On June 6, 1998, Scott updated its opinion which is attached hereto as Appendix II and should be read in its entirety with respect to the assumptions made, matters considered and qualifications and limitations on the review undertaken by Scott in rendering its opinion. See "THE MERGER - Opinion of Financial Advisor to Summit."

Federal Income Tax Consequences

                  It is anticipated that the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code, as amended, and no gain or loss will be recognized by Summit's shareholders upon their receipt of One Valley Common Stock solely in exchange for Summit Common Stock. Upon receipt of cash for fractional shares of Summit Common Stock, Summit's shareholders may recognize gain. See "THE MERGER - Certain Federal Income Tax Consequences."

Accounting Treatment

                  One Valley expects that the Merger will be accounted for under the pooling-of-interests method of accounting. See "THE MERGER - Accounting Treatment."

Conditions; Regulatory Approvals; Termination

                  Consummation of the Merger is subject to various conditions, including among others, approval of the Merger Agreement by more than two-thirds of the shares entitled to be voted by Summit's shareholders. In addition, the Merger is subject to receipt of required approvals from the Board of Governors of the Federal Reserve and the State Corporation Commission of the Commonwealth of Virginia (the "Virginia Corporation Commission").


                  Notice of the Merger was filed with the Federal Reserve Board on June 12, 1998. On June 12, 1998, One Valley filed an application seeking approval of the Virginia Corporation Commission. See "THE MERGER - Regulatory Approvals."

                  Under certain circumstances, Summit may notify One Valley of an election to terminate the transaction contemplated by the Merger Agreement during the five-day period commencing after the Determination Date if (i) the Average Price is less than $28.00 and (ii) the quotient obtained by dividing the Average Price by $35.00 shall be less than 90% of the quotient obtained by dividing the SNL Southeast Bank Index on the Determination Date by the SNL Southeast Bank Index on June 3, 1998. In this event, One Valley may either allow termination of the transaction or increase the consideration to be received by Summit's shareholders by increasing the Exchange Ratio to a number equal to $40.61 divided by the Average Price. If One Valley elects to increase the Exchange Ratio, the transaction will not terminate on account of Summit's earlier election.

                  One Valley and Summit anticipate that the Merger will be completed during the third quarter of 1998. There can be no assurance, however, that the necessary regulatory and other approvals will be received by the parties or as to the timing of such approvals. Accordingly, there may be delays following the Special Meeting before the Merger is consummated, and if any of the conditions of the Merger Agreement is not satisfied or waived, the Merger would not be consummated. See "THE MERGER - Conditions to Consummation of the Merger; Waiver" and "- Termination." Also, the Merger Agreement may be terminated under certain circumstances. See "THE MERGER - Termination."

Effect of the Merger on Shareholders' Rights

                  If the Merger Agreement is approved, Summit's shareholders will receive shares of One Valley Common Stock which have different rights with respect to certain important matters including certain provisions which are intended to ensure that a party seeking control of One Valley will discuss its proposal with One Valley's Board of Directors.

                  If the Merger Agreement is approved, Summit shareholders will become shareholders of One Valley, and their rights as shareholders of One Valley will be determined by the West Virginia Corporation Code ("West Virginia Code") and by One Valley's Restated Articles of Incorporation and Bylaws. The rights of Summit's shareholders are currently governed by the Virginia Corporation Code and by Summit's Articles of Incorporation and Bylaws. See "EFFECT OF THE MERGER ON SHAREHOLDERS' RIGHTS."

Dissenters' Rights of Appraisal

                  Holders of Summit Common Stock entitled to vote on approval of the Merger Agreement have the right to dissent from the Merger and, upon consummation of the Merger and the satisfaction of certain specified procedures, to receive cash in respect of the fair value of each such holder's shares of Summit Common Stock in accordance with the applicable provisions of the VSCA. The procedures to be followed by dissenting shareholders are summarized under "RIGHTS OF DISSENTING SHAREHOLDERS," and a copy of the applicable provisions of the VSCA is set forth in Appendix IV to this Proxy Statement/Prospectus. Failure to follow these provisions precisely may result in loss of a shareholder's dissenters' rights.

                  In general, any dissenting shareholder who perfects statutory dissenters' rights to be paid in cash the fair value of such holder's Summit Common Stock will recognize gain or loss for federal income tax purposes.

No Solicitation

                  Summit has agreed in the Merger Agreement that it will not solicit or engage in any discussions with any person other than One Valley concerning any acquisition of Summit or any of its subsidiaries. See "THE MERGER
- No Solicitation of Transactions."

Stock Option Agreement

                  As a condition of and an inducement to One Valley entering into the Merger Agreement, One Valley and Summit have entered into a Stock Option Agreement (the "Option Agreement"), whereby Summit granted One Valley an option (the "Option") to purchase, under certain circumstances, up to 440,000 shares of Summit Common Stock at a price of $45.00 per share representing up to 24.9% of the outstanding Summit Common Stock. None of the circumstances has occurred as of the date of this Proxy Statement/Prospectus. See "THE MERGER - Stock Option Agreement" and the Stock Option Agreement attached as Appendix III hereto.

Expenses

                  All expenses incurred by or on behalf of the parties in connection with the Merger Agreement and the transactions contemplated thereby shall be borne by the party incurring the same, except that One Valley shall bear the printing and mailing expenses of the Proxy materials.

Interests of Certain Persons in the Merger

                  Certain members of Summit's management and Board of Directors have interests in the Merger in addition to their interests as stockholders. See "THE MERGER - Interests of Certain Persons in the Merger."

Market Value of Securities

                  The following table sets forth the market value per share of One Valley Common Stock, the market value per share of Summit Common Stock and the equivalent market value per share of Summit Common Stock on May 6, 1998, the last business day preceding public announcement of the signing of the Merger Agreement and June 11, 1998. The equivalent market value per share of Summit Common Stock indicated in the table is based upon an Exchange Ratio of 1.36 shares of One Valley Common Stock for each share of Summit Common Stock.

                  The market values per share of One Valley Common Stock and Summit Common Stock are the per share closing prices on May 6, 1998, and for One Valley Common Stock the per share closing price on June 11, 1998, as reported on the NYSE. The market values per share of Summit Common Stock are based upon transactions known to Summit involving the sale of Summit Common Stock. Summit may not be aware of the terms and conditions of all of the sales of shares of Summit Common Stock, and no assurances can be made that the prices reported below are reflective of all such shares.

                                                                                                Summit
                                                                                             Equivalent Market
                                                                   One Valley       Summit    Value Per Share
                                                                   ----------       ------    ---------------
May 6, 1998.....................................................     $37.31         $35.00        $50.75

June 11, 1998...................................................     $34.06         $   *         $46.32
* Management of Summit is not aware of any trades since May 6, 1998.



                  Shareholders are advised to obtain current market quotations for One Valley Common Stock. It is expected that the market price of One Valley Common Stock will fluctuate between the date of this Proxy Statement/Prospectus and the date on which the Merger is consummated and thereafter.

Market Price and Dividend Information

                  For information concerning cash dividends paid by One Valley and Summit, see "HISTORICAL COMPARATIVE STOCK PRICES AND DIVIDENDS."

Comparative Per Share Information

                  The following tables present the historical per share data and the pro forma combined per share data for One Valley and the historical per share data and the pro forma equivalent per share data of Summit. The information is based on the historical financial statements and does not purport to be indicative of the results of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of each period presented. The pro forma data gives effect to the Merger as if the entities had been operating on a combined basis for all periods presented using the pooling-of-interests method of accounting. For pro forma purposes, it is assumed that the historical dividend rate of One Valley is the same as the pro forma combined per share data. The information presented below should be read in conjunction with other unaudited pro forma financial information included elsewhere in this Proxy Statement/Prospectus, and with the separate financial statements of both One Valley and Summit, including applicable notes, included elsewhere, or incorporated by reference, in this Proxy Statement/Prospectus.



                                   ONE VALLEY
                                                                                                       Pro Forma
                                                        Historical  (1)                               Equivalent (2)
                                                     ---------------------                           ---------------

Book Value at Period End:
          March 31, 1998                                 $16.50                                           $16.25
          March 31, 1997                                  17.89                                            17.39
          December 31, 1997                               15.75                                            15.52
          December 31, 1996                               14.82                                            14.56
          December 31, 1995                               15.32                                            14.93
Cash Dividends Declared:
     For the Three Months Ended
          March 31, 1998                                 $ 0.21                                           $ 0.21
          March 31, 1997                                   0.19                                             0.19
     For the Year Ended
          December 31, 1997                                0.80                                             0.80
          December 31, 1996                                0.74                                             0.74
          December 31, 1995                                0.66                                             0.66
Earnings Per Share:
     For the Three Months Ended
          March 31, 1998                                 $ 0.52                                           $ 0.52
          March 31, 1997                                   0.51                                             0.50
     For the Year Ended
          December 31, 1997                                2.00                                             1.99
          December 31, 1996                                1.80                                             1.80
          December 31, 1995                                1.69                                             1.67


(1) Restated to reflect the acquisition of FFVA Financial Corporation by One Valley which occurred on March 30, 1998.

(2) Based on the pro forma information of One Valley and Summit combined, an Exchange Ratio of 1.36 and the issuance of 1,826,638 shares of One Valley Common Stock to acquire all of the outstanding common shares of Summit. The number of shares to be issued as well as the Exchange Ratio may vary depending upon the Average Price of One Valley Common Stock for the ten days prior to the tenth calendar date prior to closing. See "THE MERGER - General."



                                     SUMMIT
                                                                                                             Pro Forma
                                                                              Historical  (1)              Equivalent (2)
                                                                           --------------------           ---------------
Book Value at Period End:
          March 31, 1998                                                          $   15.92                  $   21.65
          March 31, 1997                                                              13.78                      18.74
          December 31, 1997                                                           15.67                      21.31
          December 31, 1996                                                           13.52                      18.39
          December 31, 1995                                                           11.68                      15.88
Cash Dividends Declared:
     For the Three Months Ended
          March 31, 1998                                                          $     .40                  $    0.29
          March 31, 1997                                                                .30                       0.26
     For the Year Ended
          December 31, 1997                                                             .62                       1.09
          December 31, 1996                                                             .50                       1.01
          December 31, 1995                                                             .33                       0.90
Earnings Per Share:
     For the Three Months Ended
          March 31, 1998                                                          $     .70                  $    0.95
          March 31, 1997                                                                .60                       0.82
     For the Year Ended
          December 31, 1997                                                            2.60                       3.54
          December 31, 1996                                                            2.37                       3.22
          December 31, 1997                                                            1.83                       2.49


(1) Summit pays dividends on a semi-annual basis in January and July. The information reflected herein is adjusted to reflect a 100% stock dividend declared by Summit's Board of Directors in January 1997.

(2) Based on the assumed exchange ratio of one (1) share of Summit Common Stock for 1.36 shares of One Valley Common Stock. Pro forma equivalent per share information is calculated by multiplying the One Valley pro forma combined information by the Exchange Ratio of 1.36 shares of One Valley Common Stock for one share of Summit Common Stock except for cash dividends declared, which is assumed to be the historical dividend rate of One Valley. The Exchange Ratio may increase or decrease depending upon the Average Price of One Valley Common Stock based upon the closing price per share of One Valley Common Stock for the ten days prior to the tenth calendar date prior to closing. See "THE MERGER - General."

                             SELECTED FINANCIAL DATA


                  The following pages present selected financial information for the years 1993 to 1997 and for the three months ended March 31, 1998 and 1997, for One Valley and Summit which will be merged with and into One Valley pursuant to the Merger Agreement. The following summary regarding One Valley and Summit should be read in conjunction with the consolidated financial statements of One Valley and Summit and notes thereto, respectively. Consolidated historical financial and other data regarding One Valley and Summit at or for the three months ended March 31, 1998 and 1997, have been prepared by One Valley and Summit respectively without audit. In the opinion of management of One Valley and Summit, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation for such periods or dates for their respective information have been made. Data regarding One Valley and Summit at and for the three months ended March 31, 1998, may not be indicative of results as of and for the fiscal year ending December 31, 1998.




ONE VALLEY BANCORP, INC.
SELECTED FINANCIAL DATA
(Dollars in thousands except per share data)



                                           3 Months Ended       3 Months Ended     Year Ended        Year Ended         Year Ended
                                                3/31/98              3/31/97         12/31/97          12/31/96           12/31/95
                                          -----------------------------------------------------------------------------------------


Summary of Operations
  Interest income                           100,086                91,657            376,760           353,146            320,055
  Interest expense                           48,113                42,177            176,910           160,467            140,292
  Net interest income                        51,973                49,480            199,850           192,679            179,763
  Provision for loan losses                   2,594                 1,458              7,531             5,264              5,887
  Non-interest income                        14,344                11,180             48,854            42,113             38,628
  Non-interest expense                       38,267                34,342            144,319           140,984            128,675
  Net income                                 16,511                16,365             63,800            58,618             55,580


Per Share Data
  Net income                                   0.52                  0.51               2.00              1.80               1.69
  Cash dividends                               0.21                  0.19               0.80              0.74               0.66
  Book value                                  16.51                 17.89              15.75             14.82              15.32

Average Balance Sheet Summary
  Net loans                               3,348,874             3,080,405          3,135,152         2,958,161          2,674,893
  Investement securities                  1,637,082             1,430,064          1,467,907         1,345,501          1,174,001
  Total assets                            5,342,897             4,847,761          4,945,505         4,625,907          4,168,873
  Deposits                                4,040,871             3,790,908          3,846,583         3,656,587          3,361,721
  Long-term borrowings                       47,057                49,889             52,315            21,951             19,026
  Shareholders' equity                      516,671               483,071            487,598           471,443            438,814


Selected Ratios
  Average equity to assets                     9.67%                 9.96%              9.86%            10.19%             10.53%
  Return on average assets                     1.24%                 1.35%              1.29%             1.27%              1.33%
  Return on average equity                    12.78%                13.55%             13.08%            12.43%             12.67%
  Dividends declared as a % of net income     40.38%                37.25%             40.00%            41.11%             39.05%


                                             Year Ended         Year Ended
                                               12/31/94           12/31/93
                                           -------------------------------------

Summary of Operations
  Interest income                              280,763            276,129
  Interest expense                             109,680            114,512
  Net interest income                          171,083            161,617
  Provision for loan losses                      5,388              6,688
  Non-interest income                           37,474             41,005
  Non-interest expense                         127,652            132,284
  Net income                                    50,914             43,301


Per Share Data
  Net income                                      1.54               1.61
  Cash dividends                                  0.60               0.54
  Book value                                     13.81              12.43

Average Balance Sheet Summary
  Net loans                                  2,462,509          2,293,436
  Investement securities                     1,164,445          1,162,499
  Total assets                               3,942,948          3,840,341
  Deposits                                   3,272,721          3,228,528
  Long-term borrowings                          22,931             36,088
  Shareholders' equity                         359,966            321,403


Selected Ratios
  Average equity to assets                        9.13%              8.37%
  Return on average assets                        1.29%              1.13%
  Return on average equity                       14.14%             13.47%
  Dividends declared as a % of net income        38.96%             33.54%


                                       10



SUMMIT BANKSHARES, INC.
FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share data)


                                              3 Months Ended  3 Months Ended   Year Ended    Year Ended   Year Ended
                                                 3/31/98          3/31/97        12/31/97      12/31/96     12/31/95
                                            -----------------------------------------------------------------------------


Summary of Operations
  Interest income                              3,902              3,614           15,112        13,985       12,386
  Interest expense                             1,759              1,667            7,012         6,530        6,056
  Net interest income                          2,143              1,947            8,100         7,455        6,330
  Provision for loan losses                       20                 56              234           204          146
  Non-interest income                            422                291            1,378         1,137          999
  Non-interest expense                         1,214              1,031            4,379         4,025        3,083
  Net income                                     941                812            3,486         3,178        2,453


Per Share Data
  Net income                                    0.70               0.60             2.60          2.37         1.83
  Cash dividends                                0.40               0.30             0.62          0.50         0.33
  Book value                                   15.92              13.78            15.67         13.52        11.68

Average Balance Sheet Summary
  Net loans                                  138,932            127,532          132,173       117,734      108,651
  Investement securities                      45,908             43,709           45,575        46,446       40,491
  Total assets                               195,927            182,048          188,095       172,734      157,193
  Deposits                                   173,412            162,632          167,748       154,695      140,905
  Long-term borrowings                           105                 95              118            99          109
  Shareholders' equity                        21,218             18,334           19,461        16,723       14,562


Selected Ratios
  Average equity to assets                    10.83%             10.07%           10.35%         9.68%        9.26%
  Return on average assets                     1.92%              1.78%            1.85%         1.84%        1.56%
  Return on average equity                    17.74%             17.72%           17.91%        19.00%       16.85%
  Dividends declared as a % of net income     57.17%             49.88%           23.87%        21.11%       17.81%



ONE VALLEY BANCORP, INC. AND SUMMIT BANKSHARES, INC.
Pro Forma Selected Financial Data
(Dollars in thousands except per share data)


                                           3 Months Ended       3 Months Ended        Year Ended        Year Ended        Year Ended
                                              3/31/98              3/31/97             12/31/97          12/31/96           12/31/95
                                          ------------------------------------------------------------------------------------------


Summary of Operations
  Interest income                              103,988               95,271            391,872           367,131            332,441
  Interest expense                              49,872               43,844            183,922           166,997            146,348
  Net interest income                           54,116               51,427            207,950           200,134            186,093
  Provision for loan losses                      2,614                1,514              7,765             5,468              6,033
  Non-interest income                           14,766               11,471             50,232            43,250             39,627
  Non-interest expense                          39,481               35,373            148,698           145,009            131,758
  Net income                                    17,452               17,177             67,286            61,796             58,033


Per Share Data
  Net income                                      0.52                 0.50               1.99              1.80               1.67
  Cash dividends                                  0.21                 0.19               0.80              0.74               0.66
  Book value                                     16.25                17.39              15.52             14.56              14.93

Average Balance Sheet Summary
  Net loans                                  3,487,806            3,207,937          3,267,325         3,075,895          2,783,544
  Investement securities                     1,682,990            1,473,773          1,513,482         1,391,947          1,214,492
  Total assets                               5,538,824            5,029,809          5,133,600         4,798,641          4,326,066
  Deposits                                   4,214,283            3,953,540          4,014,331         3,811,282          3,502,626
  Long-term borrowings                          47,162               49,984             52,433            22,050             19,135
  Shareholders' equity                         537,889              501,405            507,059           488,166            453,376


Selected Ratios
  Average equity to assets                        9.71%                9.97%              9.88%            10.17%             10.48%
  Return on average assets                        1.26%                1.37%              1.31%             1.29%              1.34%
  Return on average equity                       12.98%               13.70%             13.27%            12.66%             12.80%
  Dividends declared as a % of net income        40.38%               38.00%             40.20%            41.11%             39.52%






                       THE SPECIAL MEETING OF SHAREHOLDERS


Matters to be Considered at the Special Meeting

                  This Proxy Statement/Prospectus is being furnished by Summit to its shareholders in connection with the solicitation of proxies by the Board of Directors of Summit for use at the Special Meeting to be held at 1:00 p.m., local time, on July 24, 1998, at The Days Inn Hotel, 584 Oakland Circle, Raphine, Virginia, and any adjournment or postponement thereof, to consider and vote upon a proposal to approve the Merger Agreement and any other business as may properly come before the Special Meeting.

                  THE BOARD OF DIRECTORS OF SUMMIT HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THIS PROPOSAL TO BE IN THE BEST INTERESTS OF SUMMIT AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS ITS APPROVAL BY SUMMIT'S SHAREHOLDERS. SEE "THE MERGER - BACKGROUND OF THE MERGER" AND "- SUMMIT'S REASONS FOR THE MERGER."

Record Date; Vote Required

                  The Board of Directors of Summit has fixed the close of business on June 19, 1998, as the Record Date for determining shareholders entitled to notice of and to vote at the Special Meeting, and accordingly, only holders of record of Summit Common Stock at the close of business on that day will be entitled to notice of and to vote at the Special Meeting. The number of shares of Summit Common Stock outstanding on the Record Date was 1,343,116, each of such shares being entitled to one vote.

                  By checking the appropriate box, a shareholder may: (i) vote "FOR" approval of the Merger Agreement; (ii) vote "AGAINST" approval of the Merger Agreement; or (iii) "ABSTAIN." Because the affirmative vote of the holders of more than two-thirds of the outstanding shares of Summit Common Stock entitled to vote is required to approve and adopt the Merger Agreement, abstentions will have the effect of a vote against the approval of the Merger Agreement. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are, in some instances, prohibited from giving a Proxy to vote shares held for such customers on the approval and adoption of the Merger Agreement without specific instructions from such customers.

                  The directors and executive officers of Summit (including certain of their related interests) beneficially own, as of the Record Date, and are entitled to vote at the Special Meeting 19.6% of the outstanding shares of Summit Common Stock. These individuals entered into an agreement with One Valley whereby they have agreed to vote their shares "FOR" approval of the Merger Agreement.

                  A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.

Voting of Proxies; Revocability of Proxies; Solicitation of Proxies

                  After having been submitted, the enclosed Proxy may be revoked by the person giving it, at any time before it is voted by: (i) notifying Summit in person; (ii) giving written notice to Summit of the revocation of the Proxy;
(iii) by submitting to Summit a subsequently dated Proxy; or (iv) by attending the meeting and withdrawing the Proxy before it is voted at the meeting. All shares represented by valid Proxies will be exercised in the manner specified thereon. If no specification is made, duly executed Proxies will be voted in favor of each of approval of the Merger Agreement, and in the discretion of the individuals named as Proxies will be voted as to any other matter that may come before the Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place, for the purpose of soliciting additional Proxies or otherwise; provided however, that no Proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement.

                  The solicitation is being made by Summit. Directors, officers and employees of Summit may solicit Proxies from Summit's Shareholders, either personally or by telephone, telegraph or other form of communication. Such persons will receive no additional compensation for such services. All expenses associated with the solicitation of Proxies will be paid by Summit except that One Valley shall bear the printing and mailing expenses of the proxy materials.

Dissenters' Rights of Appraisal

                  Holders of Summit Common Stock entitled to vote on approval of the Merger Agreement have the right to dissent from the Merger and, upon consummation of the Merger and the satisfaction of certain specified procedures, to receive cash in respect of the fair value of each dissenting holder's shares of Summit Common Stock in accordance with the applicable provisions of the VSCA. The procedures to be followed by dissenting shareholders are summarized under "RIGHTS OF DISSENTING SHAREHOLDERS," and a copy of the applicable provisions of the VSCA is set forth in Appendix IV to this Proxy Statement/Prospectus. Failure to follow these provisions precisely may result in loss of a shareholder's dissenters' rights.

                  In general, any dissenting shareholder who perfects statutory dissenters' rights to be paid in cash the fair value of such holder's Summit Common Stock will recognize gain or loss for federal income tax purposes.



                                   THE MERGER


                  THE FOLLOWING INFORMATION CONCERNING THE MERGER, INSOFAR AS IT RELATES TO MATTERS CONTAINED IN THE MERGER AGREEMENT, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT WHICH IS ATTACHED AS APPENDIX I TO THIS PROXY STATEMENT/PROSPECTUS.

General

                  On May 7, 1998, One Valley and Summit entered into the Merger Agreement which provides for the merger of Summit with and into OV Subsidiary, Inc., a wholly owned subsidiary of One Valley. On June 3, 1998, One Valley and Summit amended the Merger Agreement to provide for an increase or decrease in the Exchange Ratio based upon the average of One Valley's stock price over a certain period of time and to provide for Summit's termination of the transaction contemplated by the Merger Agreement in the event the average of One Valley's stock price declines below a certain level and subject to One Valley's election to increase the consideration to be paid for each share of Summit Common Stock.

                  At the effective time of the Merger, each share of issued and outstanding Summit Common Stock will cease to be outstanding and will be converted into shares of One Valley Common Stock. The Exchange Ratio of shares of One Valley Common Stock to be issued for shares of Summit Common Stock will vary according to One Valley's average Common Stock price, based upon the Average Price for the ten trading days prior to the tenth calendar date prior to the Determination Date. The Exchange Ratio of One Valley Common Stock for each share of Summit Common Stock will be as follows:

                              One Valley
                             Common Stock
                             Average Price                                 Exchange Ratio
                       -----------------------              ----------------------------
                           Less Than $33.88                                    1.425 to 1
                           $33.88 to $35.49                          ($48.28 / Average Price) to 1
                           $35.50 to $40.50                                    1.36 to 1
                           $40.51 to $42.53                          ($55.08 / Average Price) to 1
                          Greater Than $42.53                                  1.295 to 1

In lieu of fractional shares, each shareholder of Summit, who would otherwise be entitled to receive a fraction of a share, will receive an amount in cash equal to such fraction multiplied by the closing price of One Valley Common Stock on the NYSE on the business day immediately prior to the Effective Date of the Merger.

                  The affirmative vote of more than two-thirds of the outstanding shares of Summit Common Stock entitled to vote is required to approve the Merger Agreement.

                  In connection with the announcement of the Merger, One Valley estimated that the impact of the Merger on 1998 earnings is expected to be relatively neutral. It expects that the Merger will be accretive to One Valley's reported earnings per share in 1999 by approximately 0.2%, primarily through improved net interest margin, fee income enhancements and expense reductions. This estimate includes One Valley's current estimates of cost savings equal to 3.0% of Summit's operating expenses. During the second quarter of 1998, One Valley recognized non-recurring expenses of $.1 million related to the consolidation and growth of its expanding banking operations.

                  Subject to the conditions to the obligations of the parties to effect the Merger, the Merger will become effective on such date as selected by One Valley; provided, however, such date must not be more than 30 days after the receipt of all requisite approvals of regulatory authorities and shareholders. Subject to the foregoing, it is currently anticipated that the Merger will be consummated in the third quarter of 1998, although there can be no assurances as to satisfaction of these conditions or the timing thereof.

Operations and Management After the Merger

                  Following consummation of the Merger, One Valley anticipates that it will continue to operate the Bank under the name, "One Valley Bank of Rockbridge."

                  After the Merger, the Bank's current directors and officers shall continue as the Bank's directors and officers and shall hold office as prescribed in the Bank's bylaws and under applicable law until their successors are elected and qualified. In addition, Laurance G. Jones and William M. Kidd, who are officers of One Valley, will be added to the Bank's Board of Directors. After the Effective Date of the Merger, One Valley shall, by action of its Board of Directors, elect W. Lowrie Tucker, III, President and Chief Executive Officer of Summit, as a member of One Valley's Board of Directors. Additionally, at its Annual Meeting of Shareholders in April, 1999, management of One Valley shall nominate and recommend Mr. Tucker for a three-year term as a member of One Valley's Board of Directors. See "- Interests of Certain Persons in the Merger."

                  After the Effective Date, One Valley intends to integrate the benefit plans of the Bank with those of One Valley and eventually make available to all employees and officers of the Bank coverage under the benefit plans generally available to One Valley's employees and officers (including pension, 401(k), and health and hospitalization) on the terms and conditions available to similarly situated employees and officers of One Valley.

Background of the Merger

                  The Bank, organized in 1933, is a Virginia banking corporation headquartered in Raphine, Virginia, and generally operates as a traditional bank. The Bank also has one location in and one location near the City of Lexington, Virginia, and locations at Brownsville, Buena Vista, Fairfield, Glasgow and Greenville, Virginia. The Bank also has a loan office in Covington, Virginia. The Bank's primary market area includes the cities of Lexington and Buena Vista and all or a portion of Augusta and Rockbridge Counties in Virginia.

                  The Bank offers all services traditionally offered by full-service commercial banks, including commercial and individual demand and time deposit accounts, commercial and individual loans, credit card and drive-in banking services.

                  During 1996 and 1997, Summit engaged in various discussions relating to possible acquisitions of other financial institutions by Summit. The Board was regularly advised of management's efforts to expand the institution through acquisitions and, on several occasions, pursued offers to acquire other financial institutions and branches of other financial institutions. For a variety of reasons, no final agreements were reached with such other institutions.

                   The Board of Directors and management of Summit recognized that due to the Bank's substantial market share in its market area, growth opportunities could be maximized by affiliating with another banking organization such as One Valley. The Board of Directors and management of Summit assessed the foregoing and other developments and their significance to Summit and its shareholders.

                  In light of the foregoing, the Board of Directors, in February 1998, decided to undertake a comprehensive study of Summit's future and the strategic options available to Summit. In March 1998, the Board of Directors employed Scott to provide business and financial advice regarding the strategic future of Summit. With the assistance of Scott, the Board of Directors reviewed the economic and competitive conditions in the market areas of the Bank, changes in the banking industry, the trend of consolidation among federally insured depository institutions, merger market prices paid for federally insured depository institutions, the potential effects of the Riegle-Neal Interstate Banking and Branching Efficiency Act, and the effects that rising interest rates and cyclical trends could have on bank stock prices in coming years. The Board of Directors also analyzed the history and market performance of Summit since it was formed in 1996.

                  The Board of Directors considered several options for the future of Summit, including: (i) remaining independent and seeking to generate growth and added profits by expanding and diversifying Summit's financial services and product offerings; (ii) expanding through establishment of new branches; (iii) expanding by acquiring smaller savings institutions, commercial banks or branches; (iv) merging with an institution of similar size; and (v) entering into a merger with a larger bank holding company. The Board reviewed each option and concluded, in light of current business conditions, Summit's particular circumstances and prospects, and the risks and expenses of expanding its products, services, and/or branch network on an independent basis, that the best interests of Summit and its shareholders would be served by exploring closely the possibility of combining with another institution in a sale transaction in the near term.

                  The Summit Board directed Scott to assist in identifying financial institutions that it believed would have an interest in a business combination with Summit as well as have the financial resources necessary to successfully complete such a transaction. On March 25, 1998, Scott met with the Summit Board and identified and analyzed several companies it believed met such conditions. Scott also reviewed with the Summit Board potential terms and structures of acquisition transactions. Scott was instructed to open discussions with One Valley regarding a possible merger. The Summit Board felt that One Valley was the best merger partner based upon the information supplied by Scott.

                  Throughout the foregoing process, management advised and informed the Board of Directors of Summit of developments and was directed by the Board to pursue discussions.

                  On April 29 and May 1, 1998, the Board of Directors and Scott reviewed the proposal of One Valley and met with Scott and Summit's legal counsel to discuss and review the final proposal and terms of the Merger Agreement. Scott presented a detailed analysis of the final proposal to the Board of Directors and provided its oral opinion that an Exchange Ratio of 1.36 was fair to Summit's shareholders from a financial point of view.

                  On the basis of the independent judgment of the members of the Board of Directors of Summit, and the opinion of Scott that the One Valley proposal was fair to Summit's shareholders from a financial point of view, the Board of Directors concluded that One Valley's offer was in the best interests of Summit and its shareholders. Accordingly, for all of the reasons discussed above, on May 7, 1998, Summit's Board of Directors accepted

One Valley's offer and authorized execution of the Merger Agreement. After May 7, 1998, the Summit Board became concerned with fluctuations of stock prices of bank holding companies generally, including the price of One Valley's Common Stock. As a result, on June 3, 1998, One Valley and Summit amended the Merger Agreement to provide for an increase or decrease in the Exchange Ratio depending upon the Average Price of One Valley Common Stock. Additionally, the amendment allows Summit to terminate the Merger Agreement in certain circumstances. See "THE MERGER - General."

                  One Valley's strategic plan contemplates expansion through acquisition, with a particular focus on central Virginia. At a meeting on April 28, 1998, the possible acquisition of Summit was discussed at a special meeting of the Merger and Acquisition Committee of the One Valley Board of Directors. Summit was regarded as an attractive acquisition that advances One Valley's strategic plan and was consistent with One Valley's financial goals. Accordingly, on May 7, 1998, the Board of Directors of One Valley, after consideration of presentations by management and counsel, and after discussion of the transaction, approved the Merger Agreement as in the best interests of One Valley and its shareholders.

Summit's Reasons for the Merger

                  In reaching its conclusion to approve the Merger Agreement, the Summit Board considered a number of factors. The Summit Board did not assign any relative or specific weights to the factors considered. Among other things, the Summit Board considered: (i) the Merger consideration in relation to the book value, assets and earnings of Summit and One Valley; (ii) information concerning the financial condition, results of operations and prospects of Summit and One Valley, including the return on assets and return on equity;
(iii) the financial terms of other recent business combinations in the banking industry; and (iv) the opinion of Scott as to the fairness of the 1.36 exchange ratio to Summit's shareholders from a financial point of view.

                  The Summit Board believes that the terms of the Merger Agreement, which are the product of arms-length negotiations between One Valley and Summit, are in the best interests of Summit and its shareholders. In the course of reaching its determination, the Summit Board consulted with legal counsel with respect to its legal duties, the terms of the Merger Agreement and the issues related thereto; with its financial advisor with respect to the financial aspects and fairness of the transaction; and with senior management regarding, among other things, retention of Summit employees, customer service and depth of One Valley management.

                  In reaching its determination to approve the Merger Agreement, the Summit Board considered various factors it deemed material, including:

                  (a) The Summit Board analyzed information with respect to the financial condition, results of operations, businesses and prospects of Summit and One Valley. In this regard, the Summit Board analyzed the options of having Summit effect a transaction with a third party or continuing on a stand-alone basis. The range of values on such a basis were determined generally to exceed the present value of Summit shares on a stand-alone basis under business strategies which could be reasonably implemented by Summit.

                  (b) The Summit Board considered the oral opinion (which was subsequently confirmed in writing) of Scott that, as of May 7, 1998, the 1.36 exchange ratio was fair to Summit's shareholders from a financial point of view. See "- Opinion of Financial Advisor to Summit."

                  (c) The Summit Board considered the current operating environment, including, but not limited to, the continued consolidation activity and increasing competition in the banking and financial services industries, the prospect for further changes in these industries, and the importance of being able to capitalize on developing opportunities in these industries. This information has been periodically reviewed by the Summit Board at its regular board meetings and was also discussed between the Summit Board and Summit's various advisors.

                  (d) The Summit Board considered the other terms of the Merger Agreement, including the tax-free nature of the transaction.

                  (e) The Summit Board considered the detailed financial analyses and other information with respect to Summit and One Valley discussed by Scott, as well as the Summit Board's own knowledge of Summit, One Valley and their respective businesses. In this regard, the latest publicly-available financial and other information for Summit and One Valley were analyzed, including a comparison to publicly-available financial and other information for other similar institutions.

                  (f) The Summit Board considered the value of Summit Common Stock continuing as a stand-alone entity compared to the effect of Summit combining with One Valley in light of the factors summarized above and the current economic and financial environment, including, but not limited to, other possible strategic alternatives, the results of the contacts and discussions between Summit and Scott and various third parties and the belief of the Summit Board and management that the Merger offered the best transaction available to Summit and its shareholders.

                  (g) The Summit Board considered the likelihood of the Merger being approved by the appropriate regulatory authorities, including factors such as market share analysis, One Valley's Community Reinvestment Act rating at that time and the estimated pro forma financial impact of the Merger on One Valley.

                  Upon completion of the Merger, former shareholders of Summit will have equity ownership in a substantial bank holding company. One Valley is the largest bank holding company headquartered in the State of West Virginia. At March 31, 1998, One Valley had $5.5 billion in total assets, and operated 10 affiliate banks with 78 locations in West Virginia and one affiliate bank with 36 locations in Virginia. When the Merger is consummated, shareholders of Summit will receive, in the aggregate (assuming an Exchange Ratio of 1.36), 1,826,638 shares of One Valley Common Stock. If the Merger had been completed on March 31, 1998, and assuming an Exchange Ratio of 1.36, Summit's shareholders would have received 5.3% of the 34,565,513 shares of One Valley Common Stock that would have been outstanding. Based upon financial data as of March 31, 1998, on a pro forma consolidated basis 3.5% of assets, 4.0% of deposits, 5.4% of net income, and 3.8% of shareholders' equity will be attributable to Summit. If the Merger had been completed on March 31, 1998, One Valley would have had approximately $5.7 billion in total assets, approximately $4.4 billion in total deposits and approximately $3.7 billion in total loans.

                  The foregoing discussion of the information and factors considered by the Summit Board is not intended to be exhaustive, but constitutes the material factors considered by the Summit Board. In reaching its determination to approve and recommend the Merger Agreement, the Summit Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighted factors differently. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering, among other things, the matters discussed above and the opinion of Scott referred to above, the

Summit Board approved and adopted the Merger Agreement and the transactions contemplated thereby as being in the best interests of Summit and its shareholders.

One Valley's Reasons for the Merger

                  One Valley regards the development of a meaningful presence in central Virginia as an important element of its strategic plan. Since March 1996, One Valley has conducted operations in central Virginia, following the acquisition of CSB Financial Corporation, the acquisition of 15 additional branches in February 1998, from Wachovia Corporation, and the acquisition of FFVA Financial Corporation in central Virginia.

                  In reaching its conclusion to approve the Merger, the One Valley Board considered a number of factors. The One Valley Board did not assign any relative or specific weights to the factors considered. The One Valley Board considered among other things: (i) the strategic considerations outlined in the preceding paragraphs; (ii) the attractiveness of Summit; (iii) the anticipated impact on earnings, book value and future prospects of the combined company;
(iv) the terms of the Merger Agreement; (v) presentations and financial analyses concerning the financial condition, results of operations and prospects of Summit and One Valley; (vi) the financial terms of other recent business combinations in the banking industry; and (vii) the regulatory approval process.

                  The foregoing discussion of the information and factors considered by the One Valley Board is not intended to be exhaustive, but constitutes the material factors considered by the One Valley Board. In reaching its determination to approve and recommend the Merger Agreement, the One Valley Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighted factors differently. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering, among other things, the matters discussed above, the One Valley Board approved and adopted the Merger Agreement and the transactions contemplated thereby as being in the best interests of One Valley and its shareholders.

Opinion of Financial Advisor to Summit

                  In developing its Opinion, Scott reviewed and analyzed: (i) the Merger Agreement; (ii) the Registration Statement and this Proxy Statement / Prospectus; (iii) Summit's audited financial statements for the three years ended December 31, 1997; (iv) Summit's unaudited financial statements for the quarters ended March 31, 1998 and 1997, and other internal information relating to Summit prepared by Summit's management; (v) information regarding the trading market for Summit Common Stock and One Valley Common Stock and the price ranges within which the respective stocks have traded; (vi) the relationship of prices paid to relevant financial data such as net worth, earnings, deposits and assets in certain community bank and bank holding company mergers and acquisitions in Virginia in recent years; (vii) One Valley's annual reports to shareholders and its audited financial statements for the three years ended December 31, 1997; and (viii) One Valley's unaudited financial statements for the quarters ended March 31, 1998 and 1997 and other internal information relating to One Valley prepared by One Valley's management. Scott has discussed with members of the Summit's and One Valley's management past and current business operations, the background of the Merger, the reasons and basis for the Merger, results of regulatory examinations, and the business and future prospects of Summit and One Valley individually and as a combined entity, as well as other matters relevant to its inquiry. Scott has conducted such other studies, analysis and investigations particularly of the banking industry, and considered such other information as it deemed appropriate, the material portion of which is described below. Finally, Scott also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and knowledge of the commercial banking industry generally.

                  Scott relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it and discussed with it for purposes of its Opinion. With respect to financial forecasts reviewed by Scott in rendering its Opinion, Scott assumed that such financial forecasts were reasonably prepared on the basis reflecting the best currently available estimates and judgment of the managements of Summit and One Valley as to the future financial performance of Summit and One Valley, respectively. Scott did not make an independent evaluation or appraisal of the assets or liabilities of Summit and One Valley nor was it furnished with any such appraisal.

                  Scott evaluated the financial terms of the transaction using standard valuation methods, including a discounted cash flow analysis, a market comparable analysis, a comparable acquisition analysis, and a dilution analysis.

                  Discounted Cash Flow Analysis. Scott performed a discounted cash flow analysis under various projections to estimate the fair market value of Summit Common Stock. Among other things, Scott considered a range of asset and earnings growth for Summit of between 4.00% and 6.00% and a required equity capital level of 8.00% of total assets. A range of discount rates from 10.21% to 12.21% was applied to the cash flows resulting from the projections during the first five years and the residual values. The residual values were estimated by capitalizing the projected final year earnings by the discount rates, less the projected long-term growth rate of Summit's earnings. The discount rates, growth rates and capital levels were chosen based on what Scott, in its judgment, considered to be appropriate taking into account, among other things, Summit's past and current financial performance and conditions, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and particularly in the banking industry. The discounted cash flow analysis indicated a reference range of $30.63 to $38.68 per share for Summit Common Stock. These values compare to the value of $50.75 per share of consideration for each share of Summit Common Stock as of May 6, 1998. Accordingly, the present value of Summit Common Stock was calculated at less than the value of the consideration to be received from One Valley pursuant to the Merger Agreement.

                  Comparable Acquisition Analysis. Scott compared the relationship of prices paid to relevant financial data such as tangible net worth, assets, deposits and earnings in 16 community bank and bank holding company mergers and acquisitions in Virginia since January 1, 1996, representing all such transactions known to Scott to have occurred during this period with the proposed Merger and found the consideration to be received from One Valley to be within the relevant pricing ranges acceptable for such recent transactions. Specifically, based upon the most recent transactions announced in Virginia since January 1, 1996, other than the Merger, the average price to tangible book value in these transactions was 2.40x, compared with 3.29x for the Merger; the average price to earnings ratio was 21.47x, compared with 19.83x for the Merger; the average deal price to deposits was 28.42%, compared with 40.06% for the Merger; the average deal price to assets was 24.54%, compared with 35.19% for the Merger; and the average tangible book premium to core deposits was 19.07%, compared to 31.02% for the Merger. For purposes of computing the information with respect to the Summit Merger, $50.75 per share of consideration for each share of Summit Common Stock was used.

                  Analysis of One Valley Peer Group. Scott analyzed the performance and financial condition of One Valley relative to the Bank Peer Group consisting of CCB Financial Corporation, Centura Banks, Inc.,

City Holding Company, Crestar Financial Corporation, F&M National Corporation., First Citizens BancShares, Inc., First Virginia Banks, Inc., MainStreet BankGroup, Inc., Mercantile Bankshares Corporation, United Bankshares, Inc., and WesBanco, Inc. Certain financial information compared included, among other things, information relating to tangible equity to assets, loans to deposits, net interest margin, nonperforming assets, total assets, and efficiency ratio. Additional valuation information compared for the trailing twelve month period ended March 31, 1998, and closing stock prices as of May 6, 1998, was (i) price to book value ratio which was 2.26x for One Valley, compared to an average of 2.71x for the Bank Peer Group, (ii) price to last twelve months earnings ratio which was 17.94x for One Valley, compared to an average of 20.90x for the Bank Peer Group; (iii) return on average assets which was 1.28% for One Valley, compared to an average of 1.33% for the Bank Peer Group; (iv) return on average equity which was 13.50% for One Valley, compared to an average of 14.00% for the Bank Peer Group; and (v) a dividend yield of 2.10% for One Valley, compared to an average of 1.95% for the Bank Peer Group.

                  Dilution/Accretion Analysis. Based upon publicly available financial information on Summit and One Valley, Scott considered the effect of the transaction on One Valley and Summit. The immediate effect on One Valley was to decrease earnings per share by $0.01 or 0.60% and to decrease book value per share by $0.26 or 1.65%. The effect on Summit under the same assumptions is to increase dividends per share to $1.14 and to increase the May 6, 1998 market value of Summit of $35.00 per share to $50.75. This dilution analysis does not take into account the long-term benefits for the combined companies resulting from the combination. Scott concluded from this analysis that the transaction would have a positive effect on Summit and Summit Common Stock shareholders in that historical dividends per share and market value per share of One Valley Common Stock to be received by Summit shareholders would represent an increase after giving effect of the exchange ratio.

                  The summary set forth above includes the material factors considered, but does not purport to be a complete description of the presentation by Scott to the Summit Board or of the analyses performed by Scott. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors discussed above, Scott believes that its analyses must be considered as a whole and that selecting portions of its analysis and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its Opinion. As a whole, these various analyses contributed to Scott's opinion that the terms of the Merger Agreement are fair from a financial point of view to Summit's shareholders.

                  Pursuant to an engagement letter dated May 7, 1998 between Summit and Scott, in exchange for its services, Scott will receive a fee equal to 0.50% of the total market value of the consideration received by Summit shareholders, which equates to a fee of approximately $350,000 and is payable at closing.

Conditions to Consummation of the Merger; Waiver

                  The Merger will occur only if holders of more than two-thirds of the issued and outstanding shares of Summit Common Stock approve the Merger Agreement. Consummation of the Merger is subject to the satisfaction of certain other conditions, including: (i) receipt of the regulatory approvals referred to below under "- Regulatory Approvals"; (ii) representations and warranties of One Valley and Summit contained in the Merger

Agreement being true and correct in all material respects on the Effective Date;
(iii) receipt of a legal opinion from counsel regarding certain federal tax aspects of the Merger; (iv) continued effectiveness of the registration statement filed with the Securities and Exchange Commission and the absence of any pending or threatened stop order proceedings with respect thereto; and (v) One Valley's receipt of an opinion from Ernst & Young, LLP, that the Merger will be accounted for under the "pooling of interests" method of accounting.

                  One Valley and Summit may waive (i) any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant thereto, and (ii) compliance by the other party with any of the conditions, covenants and agreements contained in the Merger Agreement.

                  Subject to the conditions to the obligations of the parties to effect the Merger, the Merger will become effective on such date which the Certificate of Merger approving the Merger is issued by the Secretary of State of the Commonwealth of Virginia; such date must not be more than 30 days after the receipt of all requisite approvals of regulatory authorities and shareholders. Subject to the foregoing, it is currently anticipated by the parties that the Merger will be consummated in the third quarter of 1998. The Board of Directors of either One Valley or Summit may terminate the Merger Agreement if the Effective Date does not occur on or before midnight on January 31, 1999. See "- Exchange of Certificates" and "- Termination."

No Solicitation of Transactions

                  Pursuant to the Merger Agreement, Summit and its directors, officers, representatives or agents may not, directly or indirectly, take any action to solicit or encourage any inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with any person relating to, any acquisition proposal.

Stock Option Agreement

                  In connection with the Merger Agreement, One Valley and Summit entered into a Stock Option Agreement, dated as of May 8, 1998 (the "Option Agreement"). Pursuant to the Option Agreement, Summit granted One Valley an option (the "Option") to purchase, subject to adjustments in certain circumstances, up to 440,000 fully paid and non-assessable shares of Summit Common Stock (the "Option Shares") at a price per share equal to $45.00.

                  Subject to applicable law and regulatory restrictions, One Valley may exercise the Option, in whole or in part, but only if both an Initial Triggering Event and a Subsequent Triggering Event (both as defined below) have occurred prior to the occurrence of an Exercise Termination Event (as defined below), provided that written notice of such exercise as required by the Option Agreement is provided within six months following such Subsequent Triggering Event (or such later period as provided in the Option Agreement). In addition, One Valley may not exercise the Option at any time when One Valley is in material or willful breach of any of its covenants or agreements in the Merger Agreement.

                  As used in the Option Agreement, "Exercise Termination Event" means each of the following: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the terms of the Stock Option Agreement if such termination occurs prior to the occurrence of an Initial Triggering Event (except for termination in certain circumstances as provided in the Merger Agreement, a "Listed Termination") or (iii) the passage of 14 months (or such longer period as provided in

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



the Stock Option Agreement) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination.

                  As used in the Option Agreement, "Initial Triggering Event" means any of the following events or transactions occurring on or after the date of signing the Option Agreement:

                  (i) Summit or the Bank, without having received One Valley's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person other than One Valley or any of its subsidiaries or affiliates, or the Summit Board shall have approved, recommended, publicly proposed or publicly announced an intention to authorize, recommend, propose or accept any Acquisition Transaction with any person other than One Valley or any of its subsidiaries or affiliates. For purposes of the Merger Agreement, "Acquisition Transaction" shall mean (A) a merger or consolidation, or any similar transaction involving Summit or the Bank, (B) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Summit or the Bank, or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Summit or the Bank, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Summit and the Bank;

                  (ii) Any person other than One Valley or any of its subsidiaries or affiliates shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Summit Common Stock;

                  (iii) The holders of Summit Common Stock shall not have approved the Merger Agreement at the Special Meeting or the Special Meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in each case only after any person (other than One Valley or any of its subsidiaries or affiliates) shall have made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction;

                  (iv) The Summit Board of Directors shall have withdrawn or modified (or publicly announced an intention to withdraw or modify) in any manner adverse in any respect to One Valley its recommendations that the shareholders of Summit approve the transactions contemplated by the Merger Agreement, or Summit or the Bank shall have authorized, recommended, proposed (or publicly announced an intention to do so) an agreement to engage in an Acquisition Transaction with any person other than One Valley or any of its subsidiaries or affiliates;

                  (v) Any person other than One Valley or any One Valley subsidiary shall have made a proposal to Summit or its shareholders to engage in an acquisition transaction, and the proposal has been publicly announced;

                  (vi) Any person other than One Valley or any One Valley subsidiary or affiliate shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction or have filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer;

                  (vii) Summit shall have wilfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach One Valley would be entitled to terminate the Merger Agreement (whether immediately or after giving notice or passage of time or both); or

                  (viii) Any person other than One Valley or any One Valley subsidiary or affiliate shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, if the application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

                  As used in the Option Agreement, "Subsequent Triggering Event" means any of the following events or transactions occurring after the date of signing the Option Agreement:

                  (i) The acquisition by any person, other than One Valley or any of its subsidiaries or affiliates, or group of beneficial ownership of 20% or more of the then outstanding shares of Summit Common Stock; or

                  (ii) The occurrence of the Initial Triggering Event described in clause (i) except that the percentage referred to in the definition of Acquisition Transaction shall be 20%.

                  As provided in the Option Agreement, in the event that One Valley is entitled to and wishes to exercise the Option, it is obligated to send to Summit a written notice (the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Summit Common Stock it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice of Date for the closing of such purchase (the "Purchase Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, Summit shall cooperate with One Valley in the filing of the required notice or application for approval and the obtaining of such approval and the Purchase Closing Date shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

                  Under applicable law, One Valley may be required to obtain the prior approval of the Federal Reserve Board prior to acquiring 5% or more the issued and outstanding shares of Summit Common Stock. Certain other regulatory approvals may also be required before such an acquisition could be completed.

                  In addition, any shares of Summit Common Stock purchased upon the exercise of the Option may be resold by One Valley pursuant to registration rights under the Option Agreement.

                  In the event of any change in, or distributions in respect of, the Summit Common Stock by reason of stock dividends, splits, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares or securities subject to the Option will be appropriately adjusted and proper provision will be made in the agreements governing such transaction so that One Valley would receive, upon exercise of the Option, the number and class of shares or other securities or property that One Valley would have received in respect of Summit Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Summit Common Stock are issued after the date of the Merger Agreement (other than pursuant to an event described in the preceding sentence), the number of shares of Summit Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 24.9% of the number of shares of Summit Common Stock then issued and outstanding, after giving effect to any shares subject to or issued pursuant to the Option.

                  At any time within 12 months after the occurrence of a Repurchase Event (as defined below) at the request of One Valley, Summit (or any successor thereto) must repurchase from One Valley (i) the Option and (ii) all shares of Summit Common Stock purchased by One Valley pursuant to the Option Agreement in respect of which One Valley then has beneficial ownership, in each case at purchase prices provided for in the Option Agreement.

                  A "Repurchase Event" will be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

                  (i) the acquisition by any person (other than One Valley or any of its subsidiaries or affiliates) of beneficial ownership of 50% or more of the then outstanding Summit Common Stock; or

                  (ii) the consummation of any of the transactions described in clauses (i), (ii) and (iii) of the immediately succeeding paragraph.

                  In the event that Summit enters into an agreement (i) to consolidate with or merge into any person, other than One Valley or any of its subsidiaries or affiliates and would not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than One Valley or any of its subsidiaries or affiliates, to merge into Summit or be acquired by Summit and Summit is the continuing or surviving or acquiring corporation, but, in connection with such merger, the then outstanding shares of Summit Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the then outstanding shares of Summit Common Stock after such merger represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or
(iii) to sell or otherwise transfer all or a substantial part of its or the Bank's assets or deposits to any person, other than One Valley or any of its subsidiaries or affiliates, then, and in each such case, the agreement governing such transaction must make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth in the Option Agreement, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of One Valley, of either (A) the Acquiring Corporation (as defined in the Option Agreement), (B) any person that controls the Acquiring Corporation or (C) in the case of a merger described in clause
(ii) of this paragraph, Summit.

                  One Valley may, at any time following a Repurchase Event and prior to the occurrence of a Exercise Termination Event (or such later period as provided in the Option Agreement), relinquish the Option (together with any Option Shares issued to and then owned by One Valley) to Summit in exchange for a cash fee equal to the Surrender Price; provided, however, that One Valley may not exercise such right if Summit has repurchased the Option (or any portion thereof) or any Option Shares as described above. The "Surrender Price" will be equal to $4 million (i) plus, if applicable, One Valley's purchase price actually paid with respect to any Option Shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by One Valley pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over
(B) One Valley's purchase price of such Option Shares.

                  Arrangements such as the Option Agreement are customarily entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated according to their terms, and to compensate the grantee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the issuer by a third party. The Option Agreement was entered into to accomplish these objectives. The Option Agreement may have the effect of discouraging offers by third parties to acquire Summit prior to the Merger, even if such persons were prepared to offer to pay consideration to Summit's shareholders which has a higher current market price than the shares of One Valley Common Stock to be received by such holders pursuant to the Merger Agreement.

                  To the best knowledge of Summit and One Valley, no event giving rise to the right to exercise the Option has occurred as of the date of this Proxy Statement/Prospectus.

Termination

                  The Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after its approval by the shareholders of Summit or One Valley: (i) at any time prior to the Effective Time by the mutual consent of One Valley and Summit if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; (ii) at any time prior to the Effective Time by One Valley or Summit if its Board of Directors so determines by vote of a majority of the members of its entire Board in the event of either (a) a breach by the other party of any representation or warranty contained therein, which breach cannot be or has not been cured within 30 days after giving written notice to the breaching party of such breach; or (b) a breach by the other party of any of the covenants or agreements contained therein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that any such breach would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect; (iii) by either Summit or One Valley upon written notice to the other if the closing date does not occur before midnight on January 31, 1999; (iv) by Summit or One Valley if its Board of Directors so determines by a vote of a majority of the members of its entire Board in the event (a) the approval of any governmental authority required for consummation of the Merger and the other transactions contemplated by this Merger Agreement shall have been denied by final nonappealable action of such governmental authority or (b) any required shareholder approval is not obtained; and (v) at any time prior to the Special Meeting by One Valley if the Summit Board shall have failed to make its recommendation to shareholders.

                  Under certain circumstances, Summit may notify One Valley of an election to terminate the transaction contemplated by the Merger Agreement made during the five-day period commencing after the Determination Date if (i) the Average Price is less than $28.00 and (ii) the quotient obtained by dividing the Average Price by $35.00 shall be less than 90% of the quotient obtained by dividing the SNL Southeast Bank Index on the Determination Date by the SNL Southeast Bank Index on June 3, 1998.

                  In this event, One Valley may either allow termination of the transaction or increase the consideration to be received by Summit's shareholders by increasing the Exchange Ratio to a number equal to $40.61 divided by the Average Price. If One Valley elects to increase the Exchange Ratio, the transaction will not terminate on account of Summit's earlier election.

                  In the event of termination of the Merger Agreement, the Merger Agreement shall thereafter become void and, subject to certain specified provisions of the Merger Agreement dealing with confidentiality of information and expenses, there shall be no liability on the part of any party or their respective officers or directors, except that any termination shall be without prejudice to the rights of a party arising out of the willful breach by any other party of any covenant or wilful misrepresentation contained in the Merger Agreement.

Certain Federal Income Tax Consequences

                  The summary of certain federal income tax consequences set forth below is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable treasury regulations and IRS guidance, all of which may be retroactively revoked, and is for general information only. The tax treatment of a particular shareholder may vary depending on his specific circumstances. Special tax considerations not discussed herein or in the opinion of Sullivan & Cromwell set forth below may be applicable to particular categories of taxpayers, such as broker-dealers, insurance companies, financial institutions, tax exempt organizations, persons who hold shares of Summit as part of a straddle, hedging or conversion transaction, or to any shareholder who acquired his or her Summit Common Stock through the exercise of an employee stock option or otherwise as compensation. This discussion and the opinion of Sullivan & Cromwell does not address the effect of any applicable foreign, state, local or other tax laws and applies only to holders of shares of Summit Common Stock who hold their shares as capital assets and who are (i) citizens or residents of the United States, (ii) domestic corporations, (iii) estates, the income of which is subject to United States federal income tax without regard to source; or (iv) trusts, if a United States court can exercise primary supervision over the administration of such trust and one or more United States persons have the right to control all substantial decisions of such trust. SHAREHOLDERS OF SUMMIT ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

                  In the opinion of Sullivan & Cromwell, special counsel to One Valley, the Merger will have the following tax consequences:

                  1. The Merger will constitute a reorganization under Section 368(a) of the Code, and Summit and One Valley will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

                  2. Except as provided in (3) below, no gain or loss will be recognized by Summit's shareholders upon their receipt of One Valley Common Stock solely in exchange for Summit Common Stock.

                  3. The payment of cash in lieu of fractional share interests of One Valley Common Stock will be treated as if the fractional shares were distributed as part of the Merger and then were redeemed by One Valley. These cash payments generally will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302 of the Code.

                  4. The basis of the One Valley Common Stock to be received by Summit's shareholders will be, in each instance, the same as the basis of the Summit Common Stock surrendered in exchange therefor decreased by the amount of cash, if any, received by the shareholder in lieu of a fractional share interest in One Valley Common Stock and increased by the amount of gain, if any, recognized by such shareholder with respect to any cash received in lieu of a fractional share interest in One Valley Common Stock pursuant to the Merger.

                  5. The holding period of the One Valley Common Stock received by Summit's shareholders (including any fractional shares of One Valley Common Stock for which cash is received) will include the period during which the Summit Common Stock surrendered in exchange therefor was held by the Summit shareholder, provided that the Summit Common Stock was a capital asset in the hands of the Summit shareholder on the date of the Merger.

                  In rendering the above opinions, Sullivan & Cromwell has relied upon certain factual assumptions, and upon written representations and covenants of One Valley and Summit. No ruling has been sought from the Internal Revenue Service as to the federal income tax consequences of the Merger, and the opinions of Sullivan & Cromwell set forth above are not binding on the Internal Revenue Service or any Court.

                  Consummation of the Merger is conditioned on (i) receipt by One Valley of an opinion of Sullivan & Cromwell, dated as of the Closing Date, to the effect that the Merger constitutes a reorganization within the meaning of
Section 368 of the Code, and (ii) receipt by Summit of an opinion of Sullivan & Cromwell to the effect that, for U.S. federal income tax purposes, (a) holders of Summit Common Stock who receive solely One Valley Common Stock pursuant to the Merger will not recognize gain or loss, (b) the basis of One Valley Common Stock to be received by Summit's shareholders will be the same as the basis of the Summit Common Stock surrendered in exchange therefor, and (c) the holding period of the One Valley Common Stock to be received by the Summit shareholders will include the holding period of the Summit Common Stock surrendered in exchange therefor, provided the Summit Common Stock is held as a capital asset at the time of the exchange. In rendering these opinions, Sullivan & Cromwell may rely upon certain factual assumptions and upon written representations and covenants of One Valley, Summit, and certain principal shareholders of Summit.

Accounting Treatment

                  It is a condition to closing that the Merger will be accounted for as a "pooling-of-interests" under generally accepted accounting principles. The unaudited pro forma financial information included in this Proxy Statement/Prospectus reflects the Merger using the "pooling-of-interests" method of accounting.

Exchange of Certificates

                  As soon as practicable after the Effective Date of the Merger, the certificates representing the outstanding shares of Summit Common Stock shall be surrendered to Harris Trust and Savings Bank (the "Exchange Agent") and, upon such surrender, the Exchange Agent will issue certificates representing the number of shares of One Valley Common Stock into which surrendered shares have been converted and will issue cash in lieu of fractional shares (without interest). Certificates for Summit Common Stock should not be forwarded to the Exchange Agent until after receipt of a letter of transmittal and should not be returned to Summit with the enclosed Proxy.

                  Certificates representing shares of Summit Common Stock which are not surrendered will be deemed for all purposes to evidence the ownership of the number of shares of One Valley Common Stock into which the shares of Summit Common Stock will have been converted. No dividends or distributions payable to holders of record of One Valley Common Stock will be paid to former Summit shareholders who have not surrendered their certificates formerly representing shares of Summit Common Stock, until they have exchanged their certificates representing their Summit Common Stock for certificates representing One Valley Common Stock, at which time the holder will be paid the amount of dividends previously declared on such shares without interest. All unclaimed dividends at the end of one year from the Effective Date of the Merger will be repaid by the Exchange Agent to One Valley, and thereafter, the holders of certificates of Summit Common Stock will be paid directly by One Valley.

Interests of Certain Persons in the Merger

                  After consummation of the Merger, One Valley intends to operate the Bank under the name "One Valley Bank of Rockbridge" and with the same officers and directors except that Laurance G. Jones and William J. Kidd, officers of One Valley, will be added to the Board of Directors of the Bank. After the Effective Date, One Valley shall, by action of its Board of Directors, elect W. Lowrie Tucker, III, as a member of the Board of Directors of One Valley. Additionally, at its Annual Meeting of Shareholders in 1999, One Valley will nominate and recommend Mr. Tucker for a three-year term as a member of One Valley's Board of Directors. Promptly after the Effective Date, One Valley, as the sole shareholder of One Valley Bank-Central Virginia, National Association, will elect W. Wayne Heslep to serve as a member of the Board of Directors of One Valley Bank-Central Virginia, National Association. As chief executive officer of One Valley Bank of Rockbridge, Mr. Tucker will be included in the One Valley Bancorp, Inc. Executive Incentive Compensation Plan and will be a party to the One Valley Bancorp, Inc. Change of Control Agreement. Additionally, David Grist, Mary Frances Chittum and Duaine Fitzgerald will be included in the One Valley Bancorp, Inc. Management Incentive Plan. Mr. Tucker, Mr. Grist, Ms. Chittum and Mr. Fitzgerald will enter into three-year employment contracts which include minimum salary and non-competition clauses.

                  The Merger Agreement provides that after the Effective Date, One Valley shall continue to indemnify all persons who, as of the consummation of the Merger, are directors and officers of Summit and its subsidiaries in accordance with and subject to the requirements and other provisions of Virginia law and Summit Articles of Incorporation and Bylaws in effect on the date of the Merger Agreement.

                  Other than as described herein and under "- Operations and Management After the Merger," no director or officer of Summit or One Valley has any direct or indirect material interest in the Merger, except in the case of such persons insofar as ownership of Summit Common Stock might be deemed to constitute an interest.

Resales by Affiliates

                  The shares of One Valley Common Stock issued to Summit's shareholders upon consummation of the Merger have been registered under the Securities Act, but such registration does not cover resales by affiliates of Summit ("Affiliates"). One Valley Common Stock received and beneficially owned by those Summit shareholders who are deemed to be Affiliates may be resold without registration as provided for by Rule 145 under the Securities Act, or as otherwise permitted. The term "Affiliate" is defined to include any person who, directly or indirectly, controls, or is controlled by, or is under common control with Summit at the time the Merger Agreement is submitted for approval by a vote of the holders of Summit Common Stock. Generally, this definition includes executive officers, directors and 10% shareholders of Summit. Each Affiliate who desires to resell One Valley Common Stock received in the Merger must sell such One Valley Common Stock either (i) pursuant to an effective registration statement under the Securities Act; (ii) in accordance with the applicable provisions of Rule 145 under the Securities Act; or (iii) in a transaction which, in the opinion of counsel for such

Affiliate or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, in each case reasonably satisfactory in form and substance to One Valley, is exempt from the registration requirements of the Securities Act.

                  Rule 145(d) requires that persons deemed to be Affiliates resell their One Valley Common Stock pursuant to certain of the requirements of Rule 144 under the Securities Act if such One Valley Common Stock is sold within the first year after the receipt thereof. After one year, if such person is not an Affiliate of One Valley and One Valley is current in the filing of its periodic securities law reports, a former Affiliate of Summit may freely resell the One Valley Common Stock received in the Merger without limitation. After two years from the issuance of the One Valley Common Stock, if such person is not an affiliate of One Valley at the time of sale or for at least three months prior to such sale, such person may freely resell such One Valley Common Stock, without limitation, regardless of the status of One Valley's periodic securities law reports.

                  Commission guidelines regarding qualifying for the pooling-of-interests method of accounting also limit sales of shares of the acquiring company and acquired company by affiliates of either company in a business combination. Commission guidelines also indicate that the pooling-of-interests method of accounting will generally not be challenged on the basis of sales by affiliates of the acquired or acquiring company if they do not dispose of any shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined operations have been published.

                  Summit has agreed to provide One Valley with a list of those persons who may be deemed Affiliates at the time of the Special Meeting and to use its best efforts to cause each Affiliate to deliver to One Valley a letter pursuant to which such person agrees, among other things, not to offer to sell, transfer or otherwise dispose of any of the shares of One Valley Common Stock distributed to them pursuant to the Merger except (i) with respect to affiliates of Summit, in compliance with Rule 145 under the Securities Act, or in a transaction that, in the opinion of counsel reasonably satisfactory to One Valley, is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act, and (ii) with respect to affiliates of each of Summit and One Valley, in compliance with Commission guidelines regarding qualifying for pooling-of-interests accounting treatment. One Valley may place restrictive legends on certificates representing One Valley Common Stock issued to all persons who are deemed to be "Affiliates" under Rule 145.

Regulatory Approvals

                  Pursuant to Federal Reserve Board Regulation Y (12 C.F.R.,
Part 225), One Valley must notify the Federal Reserve Board of the Merger at least thirty days prior to consummation. During this 30-day period, the Federal Reserve Board may approve the notice, refer the notice to the Federal Reserve Board or extend the time period under certain circumstances.

                  Under the BHC Act, the Federal Reserve Board considers whether such acquisition and operation of a bank can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interests, or unsound banking practices. The relevant regulatory agency has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977.

                  Notice of the Merger was filed with the Federal Reserve Board on June 12, 1998. Also, on June 12, 1998, One Valley filed an application seeking approval with the State Corporation Commission of the Commonwealth of Virginia.

                  The Merger cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained, and, if the Merger is approved, there can be no assurance as to the date of any such approvals. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement and described below under "- Termination." There can likewise be no assurance that the U.S. Department of Justice or a state Attorney General will not challenge the Merger or, if such a challenge is made, as to the result thereof.

Acquisitions Generally

                  One Valley regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur. Acquisitions typically involve the payment of a premium over book and market values, and, therefore, some dilution of One Valley's book value and net income per common share may occur in connection with any future transactions.



                        RIGHTS OF DISSENTING SHAREHOLDERS


                  Holders of Summit Common Stock entitled to vote on approval of the Merger Agreement will be entitled to have the fair value of each such holder's shares of Summit Common Stock immediately prior to consummation of the Merger paid to such holder in cash, together with interest, if any, by complying with the provisions of Article 15 of the VSCA ("Article 15"). Under Article 15, the determination of the fair value of a dissenter's shares would exclude an appreciation or depreciation in the value of such shares in anticipation of the Merger, unless such exclusion would be inequitable.

                  A holder of Summit Common Stock who desires to exercise such holder's dissenters' rights must satisfy all of the following conditions. A written notice of such holder's intent to demand payment for such holder's Summit Common Stock must be delivered to Summit before the taking of the vote on approval of the Merger. This written notice must be in addition to and separate from voting against, abstaining from voting, or failing to vote on approval of the Merger Agreement. Voting against, abstaining from voting or failing to vote on approval of the Merger Agreement will not constitute written notice of an intent to demand payment within the meaning of Article 15.

                  A holder of Summit Common Stock electing to exercise such holder's dissenters' rights under Article 15 must not vote for approval of the Merger Agreement. Voting for the approval of the Merger Agreement, or delivering a Proxy in connection with the Special Meeting (unless the Proxy specifies a vote against, or affirmatively abstaining from voting on, approval of the Merger Agreement), will constitute a waiver of such holder's dissenters' rights and will nullify any written notice of an intent to demand payment submitted by such holder.

                  A holder of record of Summit Common Stock may assert dissenters' rights as to less than all of the shares registered in such holder's name only if such holder dissents with respect to all shares beneficially owned by any one person and notifies Summit in writing of the name and address of each person on whose behalf such holder is asserting dissenters' rights. The rights of a partial dissenter under Article 15 are determined as if the shares as to which the holder dissents and the holder's other shares were registered in the names of different shareholders.

                  A beneficial holder of Summit Common Stock may assert dissenters' rights as to shares held on such holder's behalf only if such holder: (i) submits to Summit the record holder's written consent to the dissent not later than the time the beneficial holder asserts dissenters' rights; and
(ii) does so with respect to all shares of which such holder is the beneficial holder or over which such holder has the power to direct the vote.

                  If the Merger is consummated, One Valley will, within ten days after the Effective Date of the Merger, deliver a dissenters' notice to all holders who satisfied the foregoing requirements, which will: (i) state where payment demand is to be sent and where and when certificates for dissenting shares are to be deposited; (ii) supply a form for demanding payment that includes the date (May 7, 1998) of the first announcement to news media of the terms of the Merger, and requires that the person asserting dissenters' rights certify whether or not such person acquired beneficial ownership of such person's dissenting shares before or after such date; (iii) set a date by which One Valley must receive the payment demand, which date may not be less than 30 nor more than 60 days after the date of delivery of the dissenters' notice; and
(iv) be accompanied by a copy of Article 15.

                  A shareholder sent a dissenters' notice shall demand payment, certify that such holder acquired beneficial ownership of such holder's dissenting shares before, on or after May 7, 1998, and deposit the certificates representing such holder's dissenting shares in accordance with the dissenters' notice. A shareholder who deposits such holder's shares as described in the dissenters' notice retains all other rights as a holder of Summit Common Stock except to the extent such rights are canceled or modified by the consummation of the Merger. A shareholder who does not demand payment and deposit his share certificates where required, each by the date set forth in the dissenters' notice, is not entitled to payment for such holder's shares under Article 15.

                  Except as provided below with respect to after-acquired shares, within 30 days after receipt of a payment demand, One Valley shall pay the dissenter the amount that One Valley estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation to make such payment may be enforced: (i) by the Circuit Court for the City of Lynchburg, Virginia; or (ii) at the election of any dissenter residing or having its principal office in Virginia, by the circuit court in the city or county where the dissenter resides or has such office. The payment by One Valley will be accompanied by:
(i) One Valley's balance sheet as of the end of a fiscal year ended not more than 16 months before the Effective Date of the Merger, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (ii) an explanation of how One Valley estimated the fair value of the dissenting shares and of how the interest was calculated; (iii) a statement of the dissenter's right to demand payment as described below; and (iv) a copy of Article 15.

                  One Valley may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the dissenting shares on May 7, 1998, in which case One Valley will estimate the fair value of such after-acquired shares, plus accrued interest, and will offer to pay such amount to each dissenter who agrees to accept it in full satisfaction of such dissenter's demand. One Valley will send with such offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment as described below.

                  Within 30 days after One Valley makes or offers payment as described above, a dissenter may notify One Valley in writing of the dissenter's own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate (less any payment by One Valley) or reject One Valley's offer and demand payment of such estimate.

                  If any such demand for payment remains unsettled, within 60 days after receiving the payment demand One Valley will petition the Circuit Court for the City of Lynchburg, Virginia, to determine the fair value of the shares and the accrued interest and make all dissenters whose demands remain unsettled parties to such proceeding, or pay each dissenter whose demand remains unsettled the amount demanded. Each dissenter made a party to such proceeding is entitled to a judgment for: (i) the amount, if any, by which the court finds that the fair value of the dissenting shares, plus interest, exceeds the amount paid; or (ii) the fair value, plus accrued interest, of the dissenter's after-acquired shares for which payment was elected to be withheld. The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and assess the costs against One Valley, or against all or some of the dissenters to the extent the court finds the dissenters did not act in good faith in demanding payment.

                  The foregoing is only a summary of the rights of a dissenting holder of Summit Common Stock. Any holder of Summit Common Stock who intends to dissent from the Merger should carefully review the text of the applicable provisions of the VSCA set forth in Appendix IV to this Proxy Statement/Prospectus and should also consult with such holder's attorney. The failure of a holder of Summit Common Stock to follow precisely the procedures summarized above, and set forth in Appendix IV, may result in loss of dissenters' rights. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to holders of Summit Common Stock, except as indicated above or otherwise required by law.

                  In general, any dissenting shareholder who perfects such holder's right to be paid the fair value of such holder's Summit Common Stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash.

                  EFFECT OF THE MERGER ON SHAREHOLDERS' RIGHTS


General

                  Although One Valley is a West Virginia corporation and Summit is a Virginia corporation, the respective rights of their shareholders with regard to such rights as voting rights, dividend rights, liquidation rights, preemptive rights and dissenters' rights are similar. One Valley shareholders and Summit shareholders do not have conversion rights.

                  One Valley relies primarily on the ability of its subsidiaries to pay dividends to One Valley in order for it, in turn, to pay dividends to One Valley shareholders. The dividends payable by One Valley's banking subsidiaries are dependent upon their earnings and profitability and must be in compliance with certain federal and state banking law requirements. Following consummation of the proposed Merger, dividends received by One Valley's shareholders will continue to be dependent upon the payment of dividends by its banking subsidiaries.

                  In the case of One Valley and Summit, preemptive rights do not exist, and the Board of Directors of each has the authority to issue additional shares without first obtaining the approval of existing shareholders and without first offering newly issued shares to existing shareholders for purchase. Following the proposed Merger, One Valley Common Stock will continue to be available for issuance by the Board of Directors when and as it determines advisable for the purpose of raising capital, in acquiring other businesses and for other appropriate purposes.

                  Under West Virginia Code Sections 31-1-122 and 31-1-123, shareholders of One Valley possess dissenters' rights in connection with certain transactions, which are dissimilar to Summit's appraisal rights under Virginia law.

Antitakeover Provisions in One Valley's Restated Articles and Bylaws

                  In 1986, One Valley's shareholders adopted certain amendments to One Valley's Articles of Incorporation (the "Articles") and Bylaws which are intended to ensure that a party seeking control of One Valley will discuss its proposal with One Valley's Board of Directors. These amendments are discussed below.

                  Classification of the Board of Directors. Article V.1(a) of the Articles permits the Board to fix the number of Directors from time to time pursuant to the Bylaws and provides that the Board will be divided into three classes of directors, each class to be as nearly equal in number of directors as possible. This provision has the effect of making it more difficult and time-consuming for a shareholder who has acquired or controls a majority of One Valley's outstanding Common Stock to gain immediate control of the Board of Directors or otherwise disrupt the management of One Valley. Unless that shareholder can gain the 80% vote required to amend the provisions regarding classifications or number of directors or to remove directors, it would not be possible for that shareholder to elect a majority of the directors at a single meeting of shareholders. Accordingly, it takes at least two annual meetings to change the composition of a majority of the Board of Directors.

                  This provision has the effect of making it more difficult for a shareholder to elect a director pursuant to the exercise of his cumulative voting rights. However, the Board believes that the benefits to One Valley and its shareholders of encouraging prior consultation and negotiation outweigh the disadvantages of discouraging any such proposals.

                  Nominations of Directors. Article V.1(b) of the Articles provides that nominations for the election of directors must be made as provided in the Bylaws. Article III of the Bylaws provides the manner in which nominations for the election of directors may be made by a shareholder. Article V.1(b) requires the affirmative vote of over 80% of the voting power of One Valley to repeal or amend this provision regarding shareholder nominations.

                  The advance notice requirement, by regulating shareholder nominations of directors, affords the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform shareholders about these qualifications. Although this provision does not give the Board of Directors any power to approve or disapprove shareholder nominations for election of directors, it may have the effect of precluding a contest for the election of directors if the procedures established are not followed and may discourage a third party from conducting a solicitation of proxies to elect its own slate of directors.

                  Newly-Created Directorships and Vacancies. Article V.1(c) of the Articles and Section 9, Article III, of the Bylaws provide that a vacancy on the Board occurring during the course of the year, including a vacancy created by an increase in the number of directors, will be filled by the remaining directors. They further provide that any new director elected to fill a vacancy on the Board resulting from death, resignation, disqualification, removal or other cause will serve for the remainder of the full term of the class (each class having staggered three-year terms) in which the vacancy occurred rather than until the next annual meeting of Shareholders. However, in accordance with West Virginia law, the amendments provide that those directors elected to fill a vacancy resulting from an increase in the number of directors will hold office only until the next election of directors. It also provides that no decrease in the number of directors will shorten the term of any incumbent.

                  The provision that newly-created directorships are to be filled by the Board could prevent a third party seeking majority representation on the Board of Directors from obtaining such representation simply by enlarging the Board and immediately filling the new directorships created with its own nominees. However, these new directors elected by the Board would only serve until the next meeting of shareholders under West Virginia law.

                  Removal of Directors. Article V.1(d) and Section 13, Article III of the Bylaws provide that a director may be removed, with or without cause, by the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of directors. These provisions preclude a third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by removal with its own nominees unless the third party controls 80% of the voting power of the voting stock and can amend provisions of the Bylaws and the Articles.

                  Increased Shareholder and Director Vote for Alteration, Amendment or Repeal of Proposed Amendments. Article V.1(e) of the Articles requires the concurrence of the holders of at least 80% of the voting power of One Valley entitled to vote generally in the election of directors for the alteration, amendment or repeal of, or the adoption of any provision inconsistent with, all of the foregoing provisions to the Articles and Bylaws.

Under West Virginia corporation law, amendments to the Articles of One Valley require the approval of the holders of more than one-half of the outstanding stock entitled to vote thereon and of more than one-half of the outstanding stock of each class entitled to vote thereon voting as a class. However, West Virginia corporation law also permits provisions in the Articles which require a greater vote than the minimum vote otherwise required by law for any corporate action. In addition, under Article V.2 of the Articles, none of the Bylaw provisions discussed above relating to the Articles may be altered, amended or repealed, nor may any provision inconsistent with those provisions be adopted, without the concurrence of the holders at least 80% of the voting power of One Valley.

                  The requirement of an increased shareholder vote is designed to prevent a shareholder with a majority of the voting power of One Valley from avoiding the requirements of the foregoing provisions by simply repealing them.

                  Notification of Shareholder Business and Notice of Purpose of Annual Meeting. Article II, Section 1 of One Valley's Bylaws provides that a shareholder who wishes to bring business before an annual meeting of shareholders must give advance notification in a manner similar to that required for shareholder nominations for election of directors. Shareholders intending to bring business before an annual meeting are required to deliver or mail notice not less than 40 days prior to the meeting, unless less than 50 days' notice or prior disclosure of the date of the meeting is made in which case the notice must be received not later than the close of business on the eighth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. The notice must be sent to the secretary and must set forth a brief description of the business to be brought before the annual meeting, the reasons for conducting the business at the annual meeting, the name, address, number and class of shares held by the shareholder, and any material interest of the shareholder in the proposal.

                  The advance notice requirement affords the Board of Directors the opportunity to consider the shareholder's proposal and, to the extent deemed necessary or desirable by the Board, inform other shareholders about the proposal and the Board's position with respect to the proposal. Although the Bylaw provision does not give the Board the power to approve or disapprove the consideration of a matter which a shareholder wishes to bring before the Annual Meeting, the Bylaw provision may discourage a shareholder from bringing a matter before an Annual Meeting.

                  In addition, Section 4, Article II of the Bylaws requires that written notice of all meetings and the purpose or purposes for which a meeting is to be called must be delivered not less than ten nor more than 50 days before the date of the meeting by those persons calling the meeting to each shareholder of record entitled to vote the meeting.

                  Limitations on Amendments to Articles and Bylaws. Generally, the Articles can be amended by a majority vote of the shareholders, however, the following articles all require the affirmative vote of the shareholders of 80% or more of the shares entitled to vote on such matters: (i) Article V.1 (board of directors); (ii) Article V.2 (certain bylaw amendments, including Article II, Sections 1 (annual meetings), 4 (notice of meetings), and 13 (board of director nominations); Article III, Sections 2 (number, election and terms of directors; nominations), 9 (newly created directorships), and 13 (removal); and Article XI (amendments); and (iii) Article VI (certain business combinations.) Article XI of the Bylaws provides that subject to the laws of the State of West Virginia, the Articles and other provisions of the Bylaws, the Bylaws may be altered, amended or repealed at (1) any regular or special meeting for the shareholders by a majority vote of the shares represented and entitled to vote at the meeting provided notice of the proposed amendment is given; or by (2) a majority of the Board at any meeting at which a quorum of the Directors are present except that a two-thirds affirmative vote of all members of the Board is required to amend the Bylaws to change the principal office, change the number of directors, change the number of directors on the Executive Committee or make a substantial change in the duties of the Chairman of the Board and the President.

                  The purpose of Article XI of the Bylaws is to prohibit directors who only control a simple majority of the Board from amending or repealing those Bylaws which could have significant effects on the operation of One Valley.

                  Fair Price Amendment. In 1986, the shareholders of One Valley also approved a "Fair Price Amendment" concerning business combinations, such as mergers or consolidations. The Fair Price Amendment requires the approval of the holders of 80%, or a "super majority," of the shares of One Valley then entitled to vote ("Voting Stock") as a condition to specified transactions with an Interested shareholder, except in cases in which either (i) certain price criteria and procedural requirements are satisfied, or (ii) the transaction is recommended to the shareholders by a majority of the Disinterested Directors. In the event the minimum price criteria and procedural requirements have been met or the requisite approval of the Board of Directors of One Valley has been given with respect to a particular business combination, the normal requirements of West Virginia law would apply.

                  An "Interested Shareholder" is defined in the Fair Price Amendment as any person, other than One Valley or any of its subsidiaries, who is, or who was within the two-year period immediately before the announcement of the proposed business combination, the Beneficial Owner of more than 10% of the voting power of One Valley's Voting Stock. It also includes any person who is an assignee of, or has succeeded to, any shares of Voting Stock in a transaction not involving a public offering which were at any time within the prior two-year period beneficially owned by Interested Shareholders. The term "Beneficial Owner" includes persons directly or indirectly owning or having the right to acquire or vote the stock. At present, One Valley is not aware of the existence of any shareholder or group of shareholders who would be "Interested Shareholders" except for those persons listed under "Principal Holders of Voting Securities."

                  A "Disinterested Director" is any member of the Board of Directors of One Valley who is not affiliated with an Interested Shareholder and who was a director of One Valley prior to the time the Interested Shareholder became an Interested Shareholder, and any successor to such Disinterested Director who is not affiliated with an Interested Shareholder who was recommended by a majority of the Disinterested Directors then on the Board. The Merger is not subject to the Fair Price Amendment.

Shareholder Protection Rights Plan

                  On October 18, 1995, the Board of Directors of One Valley approved a Shareholder Protection Rights Plan, which provides that each share of One Valley Common Stock, including shares to be issued in the Merger, carries with it one right under certain circumstances, to acquire shares of One Valley Common Stock ("Right"). The Rights are not currently exercisable or transferable, and no separate certificates evidencing such Rights have been or will be distributed, unless certain events occur. The Rights currently attached to the shares of One Valley Common Stock will expire on October 18, 2005. The Rights are generally exercisable if a person or group, as defined, acquired 10% or more of the outstanding shares of One Valley Common Stock, or after a person commences a tender offer for such stock. If a person or group acquires 10% or more of the outstanding shares of One Valley Common Stock, holders of the Rights, other than the 10% holder, could acquire shares of One Valley's Common Stock at a substantially reduced price or the Board of Directors could exchange each such right for one share of One Valley Common Stock. In addition, under certain circumstances, holders of Rights could acquire shares of the 10% holder at a substantially reduced price.



                HISTORICAL COMPARATIVE STOCK PRICES AND DIVIDENDS


One Valley

                  One Valley Common Stock is traded on the NYSE under the symbol "OV." As of June 11, 1998, there were approximately 10,843 holders of record of One Valley's Common Stock. The following table sets forth the price range and the cash dividends paid per share for the periods indicated below.


                                                                                                        Price Range   Cash Dividends
                                                                                        High                   Low    Paid Per Share
Fiscal 1995
     First Quarter..............................................................       $19.84              $17.92          $0.16
     Second Quarter.............................................................        19.92               18.40           0.16
     Third Quarter..............................................................        21.44               19.52           0.17
     Fourth Quarter.............................................................        22.16               19.92           0.17

Fiscal 1996
     First Quarter..............................................................        22.96               19.76           0.18
     Second Quarter.............................................................        22.24               19.60           0.18
     Third Quarter..............................................................        25.28               21.60           0.19
     Fourth Quarter.............................................................        30.20               25.00           0.19

Fiscal 1997
     First Quarter..............................................................        32.20               28.60           0.19
     Second Quarter.............................................................        33.60               28.60           0.19
     Third Quarter..............................................................        37.00               32.50           0.21
     Fourth Quarter ............................................................        40.94               33.63           0.21

Fiscal 1998
     First Quarter..............................................................        38.94               35.44           0.21
     Second Quarter (through June 11, 1998).....................................        40.25               33.88           0.21


                  On May 6, 1998, the day prior to the public announcement of the Merger, the closing price of One Valley's Common Stock on the NYSE was $37.31 per share.

                  One Valley has historically paid dividends on a quarterly basis and currently intends to continue to pay such dividends in the foreseeable future. One Valley's ability to pay dividends depends upon dividends

One Valley receives from its banking subsidiaries. Dividends paid by One Valley's banking subsidiaries are subject to restrictions by banking regulations. The most restrictive provision requires regulatory approval if dividends in any year exceed the year's retained net profits, as defined, plus the retained net profits of the two preceding years.

Summit

                  Summit's Common Stock is not traded on any national or regional exchange. The prices shown below are based on transactions of which Summit is aware. Summit is not necessarily aware of the prices paid for its shares in private transactions, and there can be no assurances that the prices shown below are reflective of all transactions in Summit Common Stock. The following table sets forth the price range and the cash dividends paid per share for the periods indicated below.


                                                                                           Price Range             Cash Dividends
                                                                                      High            Low           Paid Per Share
Fiscal 1995
     First Quarter................................................................    $16.50        $16.00             $  .15
     Second Quarter...............................................................     16.50         16.00                  _
     Third Quarter................................................................     17.00         16.00                .18
     Fourth Quarter...............................................................     17.75         16.50                  _

Fiscal 1996
     First Quarter................................................................     19.00         18.00                .23
     Second Quarter...............................................................     20.50         19.00                  _
     Third Quarter................................................................     22.75         21.00                .27
     Fourth Quarter...............................................................     23.00         21.50                  _

Fiscal 1997
     First Quarter................................................................     28.00         25.00                .30
     Second Quarter...............................................................     31.00         27.50                  -
     Third Quarter................................................................     32.00         30.00                .32
     Fourth Quarter ..............................................................     36.00         32.00                  -

Fiscal 1998
     First Quarter................................................................     36.00         34.00                .40
     Second Quarter (through May 6, 1998).........................................         _             _                  _


                  As of June 15, 1998, Summit had approximately 461 shareholders of record.

                             SUMMIT BANKSHARES, INC.


Description of Business and Properties

                  Summit is a one-bank holding company that owns the Bank of Rockbridge (the "Bank") headquartered in Raphine, Virginia. The Bank was formed in 1933 when the Bank of Fairfield, the Bank of Brownsburg and the Bank of Raphine, three small community banks, merged. The Bank operates nine full-service branches in the cities of Lexington and Buena Vista and the counties of Rockbridge and Augusta, Virginia. The Bank also operates a loan production office in the City of Covington, Virginia. Summit owns and operates Valley Security Insurance Company, a title insurance agency ("Valley Security"), which operates out of the Nelson Street branch of the Bank of Lexington, Virginia.

                  The Bank's main office, a two-story 1920's era building remodeled in the early 1980's, is located in Raphine which is in Rockbridge County, Virginia. The Fairfield office, also in Rockbridge County, is a one-story 5,000 square foot structure built in 1977 which also houses the Bank's operations center. The Brownsburg office, a very small one-story structure, serves the southwestern section of Rockbridge County. The Bank operates its largest branch in terms of deposits in the College Square Shopping Center located in Rockbridge County on U.S. Route 11, just north of the City of Lexington. This 2,000 square foot building is owned by the Bank, and the real estate is occupied by means of a long-term ground lease that expires in 2004 and can be renewed until 2024.

                  The Nelson Street branch in the City of Lexington is the second largest branch in terms of deposits and is a 4,000 square foot building purchased and extensively renovated and expanded in 1992. This building also houses Valley Security, the Bank's fixed-rate mortgage loan operation, the marketing department and its non- insured investment sales office. Under construction on land adjacent to the Nelson Street office is a 11,400 square foot office building which is due to be finished by year end 1998. It is expected that Valley Security, the fixed-rate loan program offices, the non-insured product sales offices, the marketing department and perhaps other operational functions will be relocated to this building upon completion.

                  The branch at 1002 Magnolia Avenue in the City of Buena Vista was opened in 1987 and extensively renovated. It serves residents of the city and some areas of southern Rockbridge County. The Glasgow branch, located in southern Rockbridge County, was purchased from First Union Bank in August 1993, and serves the Bank's customers in southern Rockbridge County. The Bank's Augusta County branch is in Greenville, Virginia, and serves southern Augusta County. This one-story building has been recently renovated and expanded. The newest branch, opened May 15, 1998, is located in the Lexington, Virginia Super Wal-Mart store and has two on-site ATM machines.

                  The Bank operates a total of 12 ATM machines, five of which are located off site from branch offices. A loan production office is located at 236 North Court in the City of Covington. The Bank also owns a site suitable for a branch operation located on Craig Street in Covington and has entered into an agreement to operate a branch in a to-be-expanded Kroger Super Store in Covington subject to certain conditions.

                  The Bank is a state chartered bank seeking deposits from the general public and providing banking services including, but not limited to, consumer lending, residential mortgages, commercial loans, student and small business loans. The Bank is regulated by the State Corporation Commission and the Federal Deposit Insurance Corporation and is subject to examination by both.

Competition

                  The Bank's service and market area is also served by three super regional banks: First Union Bank, Nationsbank, and Wachovia Bank; two large Virginia banks: Crestar and First Virginia Bank; and several credit unions including Dupont Credit Union, Burlington Credit Union and Westvaco Credit Union which are major competitors, as well as several consumer finance companies.

Employees

                  The Bank employs 76 full-time and 15 part-time employees at its various offices.

Legal Proceedings

                  There are various claims and lawsuits in which Summit and the Bank are periodically involved. However, in the opinion of Summit's management, no material loss is expected from any such pending claims or lawsuits.

Voting Securities and Beneficial Ownership

                  The following tabulation sets forth the number of shares of Summit Common Stock beneficially owned by each of the officers and directors and the officers and directors as a group as of June 11, 1998, and indicates the percentages of Summit Common Stock so owned. There is no other class of voting securities issued and outstanding.

                                                                            Amount and Nature of
Name of Beneficial Owner                                                    Beneficial Ownership         Percent of Class

M. M. Sterrett, Jr                                                                  25,400                    1.89%
Chairman of the Board and Director
W. Wayne Heslep                                                                     95,981                    7.15
Vice Chairman, General Counsel and Director
W. Lowrie Tucker, III                                                               26,620(1)                 1.98
President, Chief Executive Officer and Director
J. E. Williams, Jr                                                                  10,390                     *
Director
Edward N. Patterson                                                                 13,316(1)                  *
Director
Dr. Edward Showalter                                                                14,280                    1.06
Betty Jo Bishop                                                                     15,982                    1.18



Name of Beneficial Owner                                                     Amount and Nature of
                                                                             Beneficial Ownership       Percent of Class

Ronald O. Mays                                                                        5,025(1)                 *
Walter Joe Mynes                                                                     39,900(1)                2.97
Mary Frances Chittum                                                                  4,766                    *
Senior Vice President, Cashier and Chief Operating Officer
T. David Grist                                                                        8,220                    *
Executive Vice President
P. Duaine Fitzgerald                                                                  4,655                    *
Vice President
All Directors and Executive Officers as a Group                                     264,535                   19.6
(12 Individuals)

* Beneficial ownership does not exceed one percent of the class.

1 Includes shares owned jointly with other persons and/or shares controlled by the Officer or Director.

SUMMIT BANKSHARES, INC.

Management's Discussion and Analysis of Financial Condition and Results of Operations

            The following discussion addresses the significant changes in financial condition and results of operations for the calendar year 1997 compared with 1996 and the first quarter of 1998 compared with the first quarter of 1997. (All amounts are in thousands of dollars except for per share data.)


SUMMARY

            Net income for 1997 was $3,486 compared with $3,178 in 1996, an increase of 9.70%. Net income per share was $2.60 for 1997 compared with $2.37 for 1996. The growth in earnings was largely due to an increase in earning assets of 9.61%.

            Net income for the quarter ended March 31, 1998 was $941 compared with $812 for the quarter ended March 31, 1997, an increase of 15.88%. Net income per share was $.70 for March 31, 1998 compared with $.60 for March 31, 1997. The increase was largely due to an increase in earning assets and an increase in loan origination fees.


NET INTEREST MARGIN

            The net interest margin decreased slightly from 4.82% in 1996 to 4.74% in 1997, however, average earning assets increased from $165,414 in 1996 to $180,139 in 1997 resulting in an increase of $645 in net interest income.

            The net interest margin increased from 4.73% for March 31, 1997 to 4.85% for March 31, 1998 and average earning assets increased from $172,818 for March 31, 1997 to $186,156 for March 31, 1998. This resulted in an increase in net interest income of $196.

            A complete analysis of the changes in the net interest margin is presented in Schedule A and Schedule B.


OTHER OPERATING INCOME

            For 1997, other operating income increased 21% over the prior year. The increase was due to increases in ATM fees of $64 and mortgage loan origination fees of $56.

            For March 31, 1998, other operating income increased 45% over March 31, 1997. The increase was due to increases in mortgage loan origination fees of $76 and investment commissions of $20.

            The company originates fixed rate mortgage loans which are sold in the secondary market. Origination fees were $279 in 1997 compared with $223 in 1996. Origination fees for the first quarter of 1998 were $115 compared with $37 for the first quarter of 1997.

            The Company has hired a full time investment advisor to promote discount brokerage service. Commission income for the first quarter of 1998 was $22 compared with $2 for the first quarter of 1997.

OTHER OPERATING EXPENSES

            Other operating expenses have increased proportionately to the growth in average assets. Other operating expenses divided by average assets were 2.3% for 1996, 1997 and March 31, 1997. The percentage increased slightly to 2.5% for March 31, 1998. The increase was the result of expenses associated with the Company's expanding ATM network. The Company continues to have an efficient expense structure.


BALANCE SHEET

            During 1997, loans increased $14,205 and investment securities increased $2,638. The increases in earning assets were funded by increases in deposits of $12,695, federal funds purchased of $1,469 and retained income of $2,653.

            During the quarter ended March 31, 1998, cash increased $1,782, federal funds sold increased $2,855, loans increased $756 and federal funds purchased decreased $2,031. The changes were funded by a decrease in investment securities of $2,545 and an increase in deposits of $3,735. Although loan growth was slow in the first quarter of 1998, the demand for loans has been strong during the second quarter of 1998.

            Average balance sheets for the Company are included in Schedule A.


LOANS

            The composition of the Company's loan portfolio has remained consistent and is shown in Schedule C. Major classifications of the loan portfolio are, loans secured by real estate (76%), consumer loans (18%), and commercial and agricultural loans not secured by real estate (6%). Non-performing assets and loans past due over 90 days are immaterial and are shown in Schedule E.


ALLOWANCE FOR LOAN LOSSES

            Allocations of the allowance for loan losses are shown in Schedule D, and an analysis of the activity in the allowance for loan losses is shown in Schedule E. The allowance is adjusted at the end of each quarter based on the Company's internal risk-rating system and consideration of current economic conditions effecting loan collectibility. In management's opinion, the allowance is adequate to absorb losses in the current loan portfolio.


INVESTMENT SECURITIES

                  An analysis of investment securities by type and maturity is included in Schedule F. Twenty-four percent of the Company's debt securities mature within one year or less and 81% mature within five years. The Company does not have any securities, of one issuer, for which the book value or market value exceeds 10% of stockholders equity.

DEPOSITS

            The composition of the Company's deposits has remained very consistent. The Company does not rely on brokered deposits, however, time deposits of $100M or more represent approximately 10% of total deposits. The composition of deposits is shown in Schedule G along with large time deposits that mature within one year.

LIQUIDITY AND INTEREST SENSITIVITY

            Liquidity has been more than adequate during 1996, 1997 and 1998. Liquid assets composed of cash, available for sale securities and federal funds sold as a percentage of total assets equaled 22% at December 31, 1997 and 1996 and 23% at March 31, 1998. The Company has established a line of credit for the purchase of federal funds of $8,000 and has established a line of credit of $36,000 with the Federal Home Loan Bank for intermediate term borrowings. The ratio of earning assets to interest bearing deposit liabilities that reprice or mature within one year has improved from approximately 100% at December 31, 1997 to 111% as shown in the following table:



                                                                     March 31                        December 31
                                                                       1998                             1997
Financial instruments that are repriceable
     or mature within one year
         Earning assets                                            $   76,640                       $   74,428
         Interest bearing deposit liabilities                          69,286                           74,246
     Percentage                                                           111%                             100%


COMMITMENTS

            At March 31, 1998, the Company had commitments to extend credit as follows:

            Home equity lines                                                          $         3,138
            Credit card lines                                                                      844
            Other commitments                                                                    8,311
                                                                                        --------------

            Total Commitments                                                          $        12,293
                                                                                        ==============

            In addition, the Company is committed to build a branch in Lexington, VA with an estimated cost of $700,000.


STOCKHOLDERS EQUITY

            Stockholder's equity increased from $18,160 at December 31, 1996 to $21,048 at December 31, 1997 and to $21,389 at March 31, 1998. The changes are shown in the Consolidated Statements of Changes in Stockholder's Equity included in the financial statements.

            The Company is considered well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table.


                                                                  Actual Regulatory Requirements
                                       March 31,          December 31,                           Adequately           Well
                                         1998                1997               1996             Capitalized        Capitalized

Total risk-based ratio                     17.16%            16.88%               13.13%                8.00%            10.00%
Tier I risk-based ratio                    15.99%            15.72%               12.19%                4.00%             6.00%
Total assets leverage ratio                10.75%            10.66%                9.88%                3.00%             5.00%

Schedule A

Summit Bankshares, Inc.
Average Balance Sheets And Net Interest Margin Analysis
(In thousands)

                                                            Year Ended December 31, 1997             Year Ended December 31, 1996
                                                         ---------------------------------        ----------------------------------
                                                         Average                     Yield/        Average                    Yield/
                                                         Balance        Interest      Rate         Balance      Interest       Rate
                                                         --------       -------       ----        --------       -------       -----
Assets
Loans (1) ........................................       $133,641       $12,334       9.23%       $119,050       $11,179       9.39%
  Less: Allowance for Loan Losses ................          1,468                                    1,316
                                                                                                   -------
Net Loans ........................................        132,173                                  117,734
Investment Securities (2)
  Taxable ........................................         28,486         1,792       6.29%         28,356         1,717       6.06%
  Tax-exempt (3) .................................         17,089         1,283       7.51%         18,090         1,547       8.55%
                                                         --------       -------       ----        --------       -------       ----
    Total investment securities ..................         45,575         3,075       6.75%         46,446         3,264       7.03%
Federal Funds Sold ...............................          2,391           139       5.81%          1,234            68       5.51%
                                                         --------       -------       ----        --------       -------       ----
  Total Earning Assets ...........................        180,139        15,548       8.63%        165,414        14,511       8.77%
Other Assets .....................................          7,956                                    7,320
                                                         --------                                 --------
  Total Assets ...................................        188,095                                  172,734
                                                         ========                                 ========
Liabilities And Equity
Interest Bearing Liabilities
  Interest bearing demand
  and savings deposits ...........................         52,633         1,568       2.98%         50,659         1,544       3.05%
  Time deposits ..................................         98,861         5,429       5.49%         88,712         4,948       5.58%
                                                         --------       -------       ----        --------       -------       ----
    Total interest
    bearing deposits .............................        151,494         6,997       4.62%        139,371         6,492       4.66%
  Short-term borrowings ..........................             94             6       6.38%            535            29       5.42%
  Long-term borrowings ...........................            118             9       7.63%             99             9       9.09%
                                                         --------       -------       ----        --------       -------       ----
    Total interest bearing
    liabilities ..................................        151,706         7,012       4.62%        140,005         6,530       4.66%
Demand deposits ..................................         16,254                                   15,324
Other liabilities ................................            674                                      682
Shareholder's Equity .............................         19,461                                   16,723
                                                         --------                                 --------
  Total Liabilities & Equity .....................       $188,095                                 $172,734
                                                         ========                                 ========
Net interest earnings ............................                      $ 8,536                                  $ 7,981
                                                                        =======                                  =======
Net yield on earning assets ......................                                    4.74%                                    4.82%
                                                                                      =====                                    =====

(1) Loan fees, which are immaterial, are included in interest income

(2) Includes certificates of deposit in other banks

(3) The taxable equivalent yield is computed using an effective tax rate of 34%

Schedule A

Summit Bankshares, Inc.
Average Balance Sheets And Net Interest Margin Analysis
(In thousands)

                                                       Three Months Ended March 31, 1998         Three Months Ended March 31, 1997
                                                      -----------------------------------        ----------------------------------
                                                      Average                      Yield/        Average                     Yield/
                                                      Balance        Interest       Rate          Balance       Interest       Rate
                                                      --------        ------        ----         --------        ------        ----
Assets
Loans (1) ....................................        $140,491        $3,208        9.13%        $128,948        $2,991        9.28%
  Less: Allowance for Loan Losses ............           1,559                                      1,416
                                                      --------                                   --------
Net Loans ....................................         138,932                                    127,532
Investment Securities (2)
  Taxable ....................................          29,057           457        6.29%          26,303           417        6.34%
  Tax-exempt .................................          16,851           333        7.91%          17,406           283        6.50%
                                                      --------        ------        ----         --------        ------        ----
    Total investment securities ..............          45,908           790        6.89%          43,709           700        6.41%
Federal Funds Sold ...........................           1,316            17        5.17%           1,577            19        4.82%
                                                      --------        ------        ----         --------        ------        ----
    Total Earning Assets .....................         186,156         4,015        8.63%         172,818         3,710        8.59%
Other Assets .................................           9,771                                      9,230
                                                      --------                                    -------
  Total Assets ...............................         195,927                                    182,048
                                                      ========                                    =======
Liabilities And Equity
Interest Bearing Liabilities
  Interest bearing demand
  and savings deposits .......................          53,373           377        2.83%          51,783           373        2.88%
  Time deposits ..............................         103,141         1,375        5.33%          95,036         1,288        5.42%
                                                      --------        ------        ----         --------        ------        ----
    Total interest
    bearing deposits .........................         156,514         1,752        4.48%         146,819         1,661        4.53%
  Short-term borrowings ......................             283             5        6.36%             243             4        6.58%
  Long-term borrowings .......................             105             2        7.62%              95             2        8.42%
    Total interest bearing
    liabilities ..............................         156,902         1,759        4.48%         147,157         1,667        4.53%
Demand deposits ..............................          16,898                                     15,813
Other liabilities ............................             909                                        744
Shareholder's Equity .........................          21,218                                     18,334
                                                      --------                                   --------
  Total Liabilities & Equity .................        $195,927                                   $182,048
Net interest earnings ........................                        $2,256                                     $2,043
                                                                      ======                                     ======
Net yield on earning assets ..................                                      4.85%                                      4.73%
                                                                                    =====                                      =====

(1) Loan fees, which are immaterial, are included in interest income

(2) Includes certificates of deposit in other banks

(3) The taxable equivalent yield is computed using an effective tax rate of 34%

Schedule B
Summit Bankshares, Inc.
Rate Volume Analysis of Changes in Interest Income and Expense
(In thousands)

                                                        1997 vs 1996 Increase ( Decrease)             3/31/98 vs 3/31/97 Increase
                                                             In Net Interest Income                (Decrease) In Net Interest Income
                                                    ----------------------------------------        --------------------------------
                                                    Volume              Rate          Total         Volume       Rate         Total
                                                    -------             -----        -------        -----        -----        -----
Earning Assets
Loans .......................................       $ 1,347             $(192)       $ 1,155        $ 403        $(186)       $ 217
Investment Securities
  Taxable ...................................             8                67             75           53          (13)          40
  Tax-exempt ................................           (76)             (188)          (264)        (195)         245           50
                                                    -------             -----        -------        -----        -----        -----
    Total investment securities .............           (68)             (121)          (189)        (142)         232           90
Federal Funds Sold ..........................            67                 4             71           (7)           5           (2)
                                                    -------             -----        -------        -----        -----        -----
  Total earning assets ......................         1,346              (309)         1,037          254           51          305
                                                    -------             -----        -------        -----        -----        -----
Interest Bearing Liabilities
  Interest bearing demand
  and savings deposits ......................            59               (35)            24           33          (29)           4
  Time deposits .............................           557               (76)           481          171          (84)          87
  Short-term borrowings .....................           (28)                5            (23)           2           (1)           1
  Long-term borrowings ......................             1                (1)          --              1           (1)        --
                                                                        -----        -------        -----        -----        -----
    Total interest bearing
    liabilities .............................           589              (107)           482          207         (115)          92
                                                    -------             -----        -------        -----        -----        -----
Net interest earnings .......................       $   757             $(202)       $   555        $  47        $ 166        $ 213
                                                    =======             =====        =======        =====        =====        =====

The change in interest due to both rate and volume has been determined by isolating the effect of changes in rates on a constant volume for the rate change, with the residual effect assigned to the change in volume.

SCHEDULE C                       LOAN PORTFOLIO
                             (Dollars in Thousands)

The composition of the loan portfolio is shown on the following schedule:


                                                        Years Ended
                                March 31,               December 31,
                                 1998              1997               1996
                           ----------------   ---------------   ---------------

                              Amount    %      Amount      %     Amount    %
Real Estate
    1-4 family residential $  66,501    47%   $ 66,942    48%   $ 63,420    50%
    Agricultural               2,434     2       2,456     2       2,835     2
    Commercial                38,254    27      37,678    26      30,580    24
Consumer                      25,894    18      25,586    18      23,587    19
Commercial                     6,883     5       6,630     5       5,012     4
Agricultural                   1,209     1       1,127     1         780     1
                            --------  ----    --------  ----    --------  ----

    Total Loans            $ 141,175   100%  $ 140,419   100%  $ 126,214  100%
                            ========  =====   ========  =====   ========  ====




SCHEDULE D         ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                            (Dollars in Thousands)


The allocation of the allowance for loan losses is shown in the following schedule:


                                  March 31,                             December 31,
                                   1998                      1997                     1996
                           ----------------------   ----------------------   ----------------------
                                          Percent                  Percent                  Percent
                                         of Loans                 of Loans                 of Loans
                                          in Each                  in Each                  in Each
                           Allowance     Category   Allowance     Category   Allowance     Category

Real estate               $   1,126         76%     $  1,087          75%     $    968         75%
Consumer                        242         18           220          19           223         20
Commercial & Agricultural       108          6            84           6            85          5
Unallocated                      97                      154                       112
                           --------       ----      --------        ----      --------       ----
     Total
                          $   1,573        100%        1,545     $   100%    $   1,388       100%
                           ========       =====     ========        =====     ========       ====




SCHEDULE E            ANALYSIS OF LOAN LOSSES AND NON-PERFORMING ASSETS
                                   (Dollars in Thousands)


                                              Three Months Ended                               Years Ended
                                                   March 31,                                  December 31,
                                          1998                 1997                    1997                   1996

Allowance for Loan Losses

Balance, Beginning of Period          $      1,545         $      1,388            $      1,388         $      1,245
                                       -----------          -----------             -----------          -----------
Charge-Offs
    Commercial                                   4                    7                      44                   36
    Real estate                                  0                    0                       9
    Consumer loans                               8                    7                      79                   58
                                       -----------          -----------             -----------          -----------

                                                12                   14                     132                   94
                                       -----------          -----------             -----------          -----------

Recoveries
    Commercial                                   6                    7                      22                   14
    Real estate                                  0                    0                       2                    2
    Consumer loans                              14                    6                      31                   17
                                       -----------          -----------             -----------          -----------

Net Charge-Offs                                 20                   13                      55                   33
                                       -----------          -----------             -----------          -----------

Provision for loan losses                       20                   56                     234                  204
                                       -----------          -----------             -----------          -----------

Balance, End of Period                $      1,573         $      1,443            $      1,545         $      1,388
                                       ===========          ===========             ===========          ===========

Allowance for Loan Losses as a
    Percentage of Total Loans                 1.12%                1.11%                   1.11%                1.11%



Non-Performing Assets, End of Period

Non-Accrual Loans                     $          0         $          0            $          0         $          0
Foreclosed properties                           26                    0                       0                    0
                                       -----------          -----------             -----------          -----------

Total Non-Performing Assets           $         26         $          0            $          0         $          0
                                       ===========          ===========             ===========          ===========

Non-Performing Assets as a
    Percentage of Total Loans                 .02%                 .00%                    .00%                 .00%

Loans past due over 90 days           $      1,097         $      1,466            $      1,400         $        931
Loans past due over 90 days as a
    percentage of total loans                 .78%                1.11%                   1.00%                 .74%



SCHEDULE F                   INVESTMENT SECURITIES
                             (Dollars in Thousands)

The book value of investment securities are shown in the following schedule:


                                      March 31,                                    December 31,
                                        1998                            1997                        1996
                                 -------------------           -----------------------      -----------------


Available for sale
    U.S. Treasury and Agency     $           14,587                 $           16,322     $           15,581
    State and Municipal                      14,511                             14,801                 12,039
    Corporate obligations                     4,619                              5,115                  6,026
    Equity securities                           510                                309                    309
                                  -----------------                  -----------------      -----------------

                                             34,227                             36,547                 33,955
                                  -----------------                  -----------------      -----------------

Held to Maturity
    U.S. Treasury and Agency                    997                                997                    995
    State and Municipal                       8,675                              8,907                  9,592
    FHLB stock                                  736                                729                      -
                                  -----------------                  -----------------      -----------------

                                             10,408                             10,633                 10,587
                                  -----------------                  -----------------      -----------------

    Total Investment Securities  $           44,635                 $           47,180     $           44,542
                                  =================                  =================      =================




The remaining maturity of debt securities at March 31, 1998 is shown in the following schedule:

                                               Amount              Percentage

One year and less                      $           10,537                   24%
Over one year to five years                        24,702                   57
Over five years                                     8,150                   19
                                        -----------------       --------------

    Total debt securities                          43,389                  100%
                                                               ===============

    Equity securities                               1,246

    Total Securities                   $           44,635
                                        =================



SCHEDULE G                          DEPOSITS
                             (Dollars in Thousands)


                                                 March 31,                                    December 31,
                                                   1998                           1997           1996
                                      -----------------------     ---------------------     ---------------

                                            Amount        %              Amount      %             Amount       %

Demand deposits                       $        17,798    10%      $    15,998        9%     $       15,357      10%
NOW, ATS and other
    transaction accounts                       23,603    13            22,870       13              21,682      14
Money market deposits
    and other saving accounts                  31,447    18            30,837       18              29,936      17
Time deposits of less than $100M               85,872    49            85,386       49              78,908      49
Time deposits of $100M or more                 17,667    10            17,561       11              14,074      10
                                       --------------   ---      ------------   ------      --------------   -----

    Total Deposits                    $       176,387   100%     $    172,652        100%   $      159,957     100%
                                       ==============   ===      ============   ========    ==============   =====

Time deposits of $100M or
    more with a remaining
    maturity of one year or less      $        11,796            $     11,969               $        8,952

    Percentage of deposits                          6%                      7%                           6%


                                     EXPERTS


                  The consolidated financial statements of Summit for the year ended December 31, 1997, have been audited by S. B. Hoover & Company, L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                  The consolidated financial statements of One Valley, included in One Valley's current Annual Report (Form 8-K) dated June 17, 1998, for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which is based on the reports of Cherry,Bekaert & Holland, L.L.P. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



                             VALIDITY OF SECURITIES


                  The validity of the One Valley Common Stock and associated rights issued under the Shareholder Protection Rights Plan to be issued to Summit's shareholders pursuant to the Merger and certain other legal matters in connection with the Merger will be passed upon for One Valley by Jackson & Kelly, Charleston, West Virginia. James K. Brown, a director of One Valley, is a partner in Jackson & Kelly.



                                  OTHER MATTERS


                  As of the date of this Proxy Statement/Prospectus, management of One Valley and Summit know of no other business that will come before the Special Meeting. Should any other matters properly come before the Special Meetings, the persons designated to vote the shares shall have discretionary authority to vote the same with respect to any other matter in accordance with the direction of the Board of Directors of Summit.


                                                                                            Page

                    Financial Statements

                    Independent Auditors' Report                                             F1

                    Consolidated Balance Sheets
                             March 31, 1998 (Unaudited)                                      F2
                             December 31, 1997                                               F2
                             December 31, 1996                                               F2

                    Statements of Income
                     For the three month periods ended
                        March 31, 1998 and 1997 (Unaudited)                                  F3
                     For the years ended December 31, 1997 and 1996                          F3

                    Statements of Changes in Stockholders' Equity
                     For the three month periods ended
                        March 31, 1998 and 1997 (Unaudited)                                  F4
                     For the years ended December 31, 1997 and 1996                          F4

                    Statements of Cash Flows
                     For the three month periods ended
                        March 31, 1998 and 1997 (Unaudited)                                  F5
                     For the years ended December 31, 1997 and 1996                          F5

                    Notes to Financial Statements                                            F6


                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of Summit Bankshares, Inc.


We have audited the consolidated balance sheets of Summit Bankshares, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Summit Bankshares, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                      /s/   S. B. Hoover & Company, L.L.P.




Harrisonburg, VA
January 23, 1998
June 11, 1998 with respect to
     Notes 16 and 18



                                       F1



                             SUMMIT BANKSHARES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                            March 31,                 December 31,
ASSETS                                                                                        1998             1997            1996
                                                                                          (Unaudited)

Cash and cash equivalents                                                                   $  7,678        $  5,896        $  4,556
Certificates of deposit in other banks                                                         1,010
Investment securities:
    Available for sale                                                                        34,227          36,547          33,955
    Held to maturity                                                                          10,408          10,633          10,587

Federal funds sold                                                                             2,855            --              --
Loans less unearned interest                                                                 141,175         140,419         126,214
    Less allowance for loan losses                                                             1,573           1,545           1,388
                                                                                            --------        --------        --------

    Net Loans                                                                                139,602         138,874         124,826

Bank premises and equipment, net                                                               2,437           2,438           2,233
Interest receivable                                                                            1,453           1,534           1,455
Other assets                                                                                     625             567             637
                                                                                            --------        --------        --------

    Total Assets                                                                            $199,285        $196,489        $179,261
                                                                                            ========        ========        ========

LIABILITIES

Deposits
    Demand deposits
        Interest bearing                                                                    $ 35,205        $ 35,015        $ 32,554
        Noninterest bearing                                                                   17,798          16,043          15,357
    Savings deposits                                                                          19,845          18,889          19,064
    Time deposits                                                                            103,539         102,705          92,982
                                                                                            --------        --------        --------

    Total Deposits                                                                           176,387         172,652         159,957
                                                                                            --------        --------        --------

Federal funds purchased                                                                         --             2,031             562
Other liabilities                                                                              1,264             510             487
Long-term debt                                                                                   245             248              95
                                                                                            --------        --------        --------

    Total Liabilities                                                                        177,896         175,441         161,101
                                                                                            --------        --------        --------

STOCKHOLDERS' EQUITY

Common stock - $1 par value, authorized - 1,500,000 shares, issued and outstanding - 1,343,116 shares
    in 1997 and 671,558 in 1996                                                                1,343           1,343             672
Surplus                                                                                        1,760           1,760           2,431
Retained earnings                                                                             18,061          17,657          15,004
Net unrealized gains on securities available for sale                                            225             288              53
                                                                                            --------        --------        --------

    Total Stockholders' Equity                                                                21,389          21,048          18,160
                                                                                            --------        --------        --------

    Total Liabilities and Stockholders' Equity                                              $199,285        $196,489        $179,261
                                                                                            ========        ========        ========

         The accompanying notes are an integral part of this statement.
                                       F2



                             SUMMIT BANKSHARES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                   Three Months Ended                               Year Ended
                                                                        March 31,                                  December 31,
                                                                       (Unaudited)
                                                                    1998                 1997             1997             1996
INTEREST INCOME:
    Loans                                                            $  3,208         $  2,991         $ 12,334         $ 11,179
    Federal funds sold                                                     17               19              139               68
    Certificates of deposit in other banks                                 17               28               71
    Investment securities
        Taxable                                                           457              400            1,764            1,646
        Nontaxable                                                        220              187              847            1,021
                                                                     --------         --------         --------         --------

    Total Interest Income                                               3,902            3,614           15,112           13,985
                                                                     --------         --------         --------         --------

INTEREST EXPENSE:
    Demand and savings deposits                                           377              373            1,568            1,544
    Time deposits                                                       1,375            1,288            5,429            4,948
    Federal funds purchased                                                 5                4                6               29
    Long-term debt                                                          2                2                9                9
                                                                     --------         --------         --------         --------

    Total Interest Expense                                              1,759            1,667            7,012            6,530
                                                                     --------         --------         --------         --------

NET INTEREST INCOME                                                     2,143            1,947            8,100            7,455

PROVISION FOR LOAN LOSSES                                                  20               56              234              204
                                                                     --------         --------         --------         --------

NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                                           2,123            1,891            7,866            7,251
                                                                     --------         --------         --------         --------

OTHER OPERATING INCOME:
    Service charge and fee income                                         184              164              747              656
    Other                                                                 238              127              623              482
    Net security gains (losses)                                             0                0                8               (1)
                                                                     --------         --------         --------         --------

    Total Other Operating Income                                          422              291            1,378            1,137
                                                                     --------         --------         --------         --------

OTHER OPERATING EXPENSES:
    Salaries and benefits                                                 589              554            2,408            2,209
Occupancy expenses                                                        236              195              672              658
    Other expenses                                                        389              282            1,299            1,158
                                                                     --------         --------         --------         --------

    Total Other Operating Expenses                                      1,214            1,031            4,379            4,025
                                                                     --------         --------         --------         --------

    Income before Income Taxes                                          1,331            1,151            4,865            4,363

INCOME TAX EXPENSE                                                        390              339            1,379            1,185
                                                                     --------         --------         --------         --------

    NET INCOME                                                       $    941         $    812         $  3,486         $  3,178
                                                                     ========         ========         ========         ========

Net Income per Share                                                 $    .70         $    .60         $   2.60         $   2.37(1)
                                                                     ========         ========         ========         ========

Weighted Average Shares Outstanding                                     1,343            1,343            1,343            1,343
                                                                     ========         ========         ========         ========

(1) (Adjusted to reflect 100% stock dividend declared in January 1997)

         The accompanying notes are an integral part of this statement.
                                       F3



                             SUMMIT BANKSHARES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                                  Unrealized
                                                                                                     Gains
                                                                                                    (Losses)
                                                                                                 on Securities    Total
                                                            Common                   Retained     Available    Stockholders'
                                                             Stock      Surplus      Earnings     for Sale       Equity


BALANCE DECEMBER 31, 1995                              $      671   $     2,432   $    12,497  $      88  $      15,688

Net income                                                                              3,178                     3,178

Decrease in market value, net
     of taxes                                                                                        (35)           (35)

Cash dividends                                                                           (671)                     (671)
                                                        ---------    ----------    ----------   --------   ------------

BALANCE DECEMBER 31, 1996                                     671         2,432        15,004         53         18,160

Stock dividend effected in the
     form of a split                                          672          (672)

Net income                                                                              3,486                     3,486

Increase in market value, net
     of taxes                                                                                        234            234

Cash dividends                                                                           (832)                     (832)
                                                        ---------    ----------    ----------   --------   ------------

BALANCE DECEMBER 31, 1997                              $    1,343   $     1,760   $    17,658  $     287  $      21,048
                                                        =========    ==========    ==========   ========   ============


FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED)

BALANCE DECEMBER 31, 1996                              $      671   $     2,432   $   15,004  $       53  $     18,160

Stock dividend effected in the
     form of a split                                          672          (672)

Net income                                                                               812                       812

Decrease in market value, net
     of taxes                                                                                        (60)          (60)

Cash dividends                                                                          (405)                     (405)
                                                        ---------    ----------    ---------   ---------   -----------

BALANCE MARCH 31, 1997                                 $    1,343   $     1,760   $   15,411  $       (7) $     18,507
                                                        =========    ==========    =========   =========   ===========

BALANCE DECEMBER 31, 1997                              $    1,343   $     1,760   $   17,658  $      287  $     21,048

Net income                                                                               941                       941

Decrease in market value, net
     of taxes                                                                                        (62)          (62)

Cash dividends                                                                          (538)                     (538)
                                                        ---------    ----------    ---------   ---------   -----------

BALANCE MARCH 31, 1998                                 $    1,343   $     1,760   $   18,061  $      225  $     21,389
                                                        =========    ==========    =========   =========   ===========


         The accompanying notes are an integral part of this statement.
                                       F4



                             SUMMIT BANKSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            Three Months Ended                     Year Ended
                                                                                 March 31,                         December 31
                                                                          1998              1997            1997              1996
                                                                                (Unaudited)
CASH FLOWS FROM OPERATING
    ACTIVITIES:
    Net income                                                             $    941        $    812        $  3,486        $  3,178
    Adjustments to reconcile net income
        to net cash provided by operating activities:
            Provision for loan losses                                            20              56             234             204
            Depreciation                                                         65              66             293             242
            Amortization of deposit premium                                       5               8              33              33
            Deferred income tax benefit                                         N/A             N/A             (64)            (14)
            Net security gains (losses)                                           0               0              (8)              1
            Changes in other assets and liabilities:
                 Interest receivable and other assets                            18             (28)            (97)           (238)
                 Accrued expenses                                               786             546              20             (95)
                                                                           --------        --------        --------        --------

    Net Cash Provided by Operating Activities                                 1,835           1,460           3,897           3,311
                                                                           --------        --------        --------        --------

CASH FLOWS FROM INVESTING
    ACTIVITIES:
    Net change in certificates of deposit in
        other banks                                                               6           1,010              24
    Purchase of securities available for sale                                  (415)           (994)        (13,086)        (12,068)
    Purchase of securities held to maturity                                  (1,516)         (4,209)
    Proceeds from maturities of securities
        held to maturity                                                        225             460           1,472             525
    Proceeds from sales of securities available
        for sale                                                                117           2,041
    Proceeds from maturities of securities
        available for sale                                                    2,640           4,126          10,743          12,919
    Net increase in loans                                                      (748)         (5,468)        (14,283)        (13,113)
    Net change in federal funds sold                                         (2,855)         (2,471)
    Purchase of bank premises and equipment                                     (64)            (35)           (338)           (659)
                                                                           --------        --------        --------        --------

    Net Cash Used in Investing Activities                                    (1,217)         (4,376)        (15,881)        (14,540)
                                                                           --------        --------        --------        --------

CASH FLOWS FROM FINANCING
    ACTIVITIES:
    Net change in demand and savings deposits                                 2,901           1,697           2,972           5,021
    Net increase in time deposits                                               834           3,652           9,723           7,283
    Net change in federal funds purchased                                    (2,031)           (561)          1,469             264
    Curtailments on notes payable                                                (2)             (1)             (8)             (7)
    Cash dividends paid                                                        (538)           (405)           (832)           (671)
                                                                           --------        --------        --------        --------

    Net Cash Provided by Financing Activities                                 1,164           4,382          13,324          11,890
                                                                           --------        --------        --------        --------

    Net Change in Cash and Cash Equivalents                                   1,782           1,466           1,340             661

Cash and Cash Equivalents, Beginning
        of Year                                                               5,896           4,556           4,556           3,895
                                                                           --------        --------        --------        --------

Cash and Cash Equivalents, End of Year                                     $  7,678        $  6,022        $  5,896        $  4,556
                                                                           ========        ========        ========        ========

Supplemental Disclosures of Cash Flow
    Information
        Interest paid                                                      $  1,644        $  1,526        $  6,977        $  6,544
        Income taxes paid                                                  $      0        $      0        $  1,466        $  1,237

         The accompanying notes are an integral part of this statement.

                                       F5







                             SUMMIT BANKSHARES, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



1.           NATURE OF OPERATIONS:

Summit Bankshares ("Company") was formed as a bank holding company effective October 1, 1996. The Company subsequently acquired all outstanding common stock of the Bank of Rockbridge ("Bank") by issuing its own common stock on a share-for-share basis. The combination has been accounted for on a pooling of interests basis, with no effect on previously reported income.

The Company, through its subsidiary bank, operates under a charter issued by the Commonwealth of Virginia and provides commercial banking services. As a state chartered bank, the Bank is subject to regulation by the Virginia Bureau of Financial Institutions and the Federal Deposit Insurance Corporation. The Bank provides services to customers located mainly in Rockbridge County, Virginia, including the cities of Lexington and Buena Vista and the adjacent southern portion of Augusta County. Services are provided at eight branch offices.


2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accounting and reporting policies used by the Company and subsidiary conform to generally accepted accounting principles and practices within the banking industry.

Consolidation Policy

The consolidated financial statements include Summit Bankshares, Inc., the Bank of Rockbridge, which is a wholly-owned subsidiary of Summit Bankshares, and Valley Security Insurance Company, which is also a wholly-owned subsidiary of Summit Bankshares. All significant intercompany balances and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in those statements; actual results could differ significantly from those estimates. A material estimate that is particularly susceptible to significant changes is the determination of the allowance for loan losses, which is sensitive to changes in local economic conditions.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and deposits at other financial institutions whose initial maturity is ninety days or less.

Investment Securities

Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity and carried at amortized historical cost. Securities not intended to be held to maturity are classified as available for sale and carried at fair value. Securities available for sale are intended to be used as part of the Company's asset and liability management strategy and may be sold in response to changes in interest rates, prepayment risk or other similar factors.
                                       F6

                             SUMMIT BANKSHARES, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Investment Securities (Continued)

Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on investment securities available for sale are based on the difference between book value and fair value of each security. These gains and losses are credited or charged to shareholders' equity, whereas realized gains and losses flow through the Company's current earnings.

Loans

Loans are carried on the balance sheets net of any unearned interest and the allowance for loan losses. Interest income on loans is based generally on the daily amount of principal outstanding except where serious doubt exists as to collectibility of the loan, in which case the accrual of income is discontinued. Loan fees and costs are included in income or expenses in the year received or incurred.

Allowance for Loan Losses

The allowance for loan losses represents an amount which, in management's judgement, will be adequate to absorb possible losses on existing loans that may become uncollectible. Management's judgement in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrowers' ability to pay, overall portfolio quality, and review of specific problem loans.

Bank Premises and Equipment

Bank premises and equipment are stated at cost, less any accumulated depreciation. Depreciation expense is computed using straight-line and accelerated methods.

Income Taxes

Amounts provided for income tax expense are based on income reported for financial statement purposes rather than amounts currently payable under income tax laws. Deferred taxes, which arise from temporary differences between the period in which certain income and expenses are recognized for financial accounting purposes and the period in which they affect taxable income, are included in the amounts provided for income taxes.

Unaudited Financial Information

All information as of March 31, 1998 and for the three month periods ended March 31, 1998 and 1997 is unaudited. The unaudited information furnished reflects all adjustments, which consist solely of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position at March 31, 1998 and the results of operations and cash flows for the three-month periods ended March 31, 1998 and 1997. The results of the three-month periods are not necessarily indicative of the results of the Bank which may be expected for the entire year.

                                       F7




                             SUMMIT BANKSHARES, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



3.            INVESTMENT SECURITIES:

The amortized cost and fair values of investment securities are as follows:

                                                                               Gross              Gross
                                                        Amortized            Unrealized         Unrealized         Fair
                                                          Cost                  Gains              Losses         Value
       December 31, 1997

       Available for Sale
           U. S. Treasury
               and Agency                           $    16,229,766     $      99,593      $     (7,939)     $   16,321,420
           State and Municipal                           14,507,437           293,930                            14,801,367
           Corporate obligations                          5,060,548            54,491                             5,115,039
           Equity securities                                309,250                                                 309,250
                                                     --------------      ------------       -----------       -------------

                                                         36,107,001           448,014            (7,939)         36,547,076
                                                     --------------      ------------       -----------       -------------

       Held to Maturity
           State and Municipal                            8,907,282           446,957            (4,472)          9,349,767
           U. S. Treasury
               and Agency                                   996,073            15,303            (4,386)          1,006,990
           Federal Home Loan Bank
               Stock-Restricted                             729,300                                                 729,300
                                                     --------------      ------------       -----------       -------------

                                                         10,632,665           462,260            (8,858)         11,086,057
                                                     --------------      ------------       -----------       -------------

           Total Investment
               Securities                           $    46,739,656     $     910,274      $    (16,797)     $   47,633,133
                                                     ==============      ============       ===========-      =============

       December 31, 1996

       Available for Sale
           U. S. Treasury
               and Agency                           $    15,600,645     $      45,246      $     65,135      $   15,580,756
           State and Municipal                           11,974,825           138,621            74,852          12,038,594
           Mortgage backed                                   15,141               681                                15,822
           Corporate obligations                          5,973,508            38,931             1,585           6,010,854
           Equity securities                                309,250                                                 309,250
                                                     --------------      ------------       -----------       -------------

                                                         33,873,369           223,479           141,572          33,955,276
                                                     --------------      ------------       -----------       -------------

       Held to Maturity
           State and Municipal                            9,593,672           112,425           145,288           9,560,809
           U. S. Treasury
               and Agency                                   995,093            11,390            11,003             995,480
                                                     --------------      ------------       -----------       -------------

                                                         10,588,765           123,815           156,291          10,556,289
                                                     --------------      ------------       -----------       -------------

           Total Investment
               Securities                           $    44,462,134     $     347,294      $    297,863      $   44,511,565
                                                     ==============      ============       ===========       =============



                                                                           F8

                             SUMMIT BANKSHARES, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



3.            INVESTMENT SECURITIES (CONTINUED):

The amortized cost and fair values of investment securities available for sale and held to maturity at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call obligations prior to maturity.



                                                                 Securities Available                     Securities Held
                                                                       for Sale                             to Maturity
                                                                       --------                             -----------

                                                       Amortized                Fair               Amortized             Fair
                                                          Cost                  Value                Cost               Value

       Due in one year or less                      $    8,838,859     $     8,859,354      $       264,023      $       269,380
       Due after one year
           through 5 years                              25,521,490          25,862,056            4,261,577            4,345,818
       Due after 5 years
           through 10 years                              1,284,396           1,359,857            4,865,180            5,197,383
       Due after 10 years                                  153,006             156,559              512,575              544,176
                                                     -------------      --------------       --------------       --------------

                                                        35,797,751          36,237,826            9,903,355           10,356,757
                                                     -------------      --------------       --------------       --------------

       Equity securities                                   309,250             309,250              729,300              729,300
                                                     -------------      --------------       --------------       --------------

           Total                                    $   36,107,001     $    36,547,076      $    10,632,655      $    11,086,057
                                                     =============      ==============       ==============       ==============


Proceeds from the sale of available for sale securities, gross realized gains, gross realized losses and the related income taxes on net realized gains were as follows:

                                                                                      1997                    1996

       Proceeds from sales                                                  $       116,931           $     2,041,043
       Gross realized gains                                                           7,782
       Gross realized losses                                                             86                       943
       Applicable income tax (benefit) expense
           on net realized gains                                                      2,617                      (321)

In response to a statement from the Financial Accounting Standards Board permitting banks to reassess their classification of investments, the Bank transferred securities with a carrying value of $14,216,688 and net unrealized gain of $36,169 from held to maturity to available for sale in December 1996.

The carrying value (which approximates market value) of securities pledged by the Bank to secure deposits and for other purposes amounted to $2,029,179 and $1,757,779 at December 31, 1997 and 1996, respectively.


                                       F9

                             SUMMIT BANKSHARES, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



4.            LOANS:

Following is a summary of loans:
                                                            December 31,
                                                      1997                 1996
  Real estate
      Secured by 1 - 4 family residential  $     66,942,378   $      63,420,894
      Secured by agricultural real estate         2,456,346           2,834,012
      Other real estate loans                    37,678,306          30,580,298
  Consumer                                       27,191,528          25,148,673
  Commercial                                      6,629,549           5,012,884
  Other agricultural loans                        1,126,615             778,730
                                            ---------------    ----------------

      Total Loans                               142,024,722         127,775,491

  Less unearned interest                          1,605,291           1,561,404
                                            ---------------    ----------------

                                           $    140,419,431   $     126,214,087
                                            ===============    ================


Nonaccrual loans and impaired loans were immaterial at December 31, 1997 and 1996.


5.            ALLOWANCE FOR LOAN LOSSES:

  A summary of the changes in the allowance for loan losses is shown in the following schedule:

                                                        December 31,
                                                    1997                   1996

  Balance, beginning of year             $      1,388,417     $       1,245,135
  Provision charged to operating expenses         234,000               204,000
  Loan recoveries                                  55,337                33,626
  Loans charged off                              (132,840)              (94,344)
                                          ---------------      ----------------

  Balance, End of Year                   $      1,544,914     $       1,388,417
                                          ===============      ================


 6.            BANK PREMISES AND EQUIPMENT:

 Bank premises and equipment are summarized as follows:
                                                 December 31,
                                               1997                 1996

 Buildings and land                      $      2,687,372     $       2,395,152
 Furniture and fixtures                         2,087,978             1,882,127
 Automobiles                                       46,899                46,899
                                          ---------------      ----------------

                                                4,822,249             4,324,178
 Less - Accumulated depreciation                2,383,904             2,090,865
                                          ---------------      ----------------

                                         $      2,438,345     $       2,233,313
                                          ===============      ================


The depreciation expense for 1997 and 1996 was $293,038 and $242,478, respectively.

                                       F10

                             SUMMIT BANKSHARES, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



 7.           DEPOSITS:

The aggregate amount of short-term jumbo time deposits, each with a minimum denomination of $100,000, was approximately $17,564,544 and $14,073,744 in 1997 and 1996, respectively.

At December 31, 1997, scheduled maturities of time deposits are as follows (in thousands):


                            1998                          $              72,018
                            1999                                         18,052
                            2000                                          7,725
                            After 2000                                    4,910
                                                           --------------------

                                                          $             102,705
                                                           ====================


 8.           STOCK DIVIDEND:

In January 1997, the Company authorized a 100% stock dividend reflected in the form of a split to shareholders of record on January 15, 1997. Earnings per share reported for 1996 have been adjusted to reflect the dividend.


 9.          PENSION EXPENSE:

The Bank has a defined contribution pension plan which covers substantially all full time employees. Contributions to the plan are made at the discretion of the Board of Directors. For the years ended December 31, 1997 and 1996, the Bank incurred cost of $168,706 and $154,611, respectively, for the plan.


10.           INCOME TAXES:

The components of income tax expense are as follows:



                                                                                              1997                 1996

       Current expense                                                                   $     1,442,926     $      1,199,160
       Increase in deferred income tax benefit                                                   (63,809)             (14,036)
                                                                                          --------------      ---------------

       Income Tax Expense                                                                $     1,379,117     $      1,185,124
                                                                                          ==============      ===============

The deferred tax effects of temporary differences are as follows:

                                                                                              1997                1996

       Deferred tax assets                                                               $       477,853     $        420,691
       Deferred tax liabilities                                                                 (170,099)             (52,749)
                                                                                          --------------      ---------------

       Deferred Income Tax Benefit                                                       $       307,754     $        367,942
                                                                                          ==============      ===============

                                       F11

                             SUMMIT BANKSHARES, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



10.           INCOME TAXES (CONTINUED):

Deferred tax assets consist primarily of temporary differences between the allowance for loan losses computed for book and tax purposes. Deferred tax liabilities relate primarily to net unrealized gains on securities available for sale.

A reconciliation between the amount of income tax expense and the amount computed by multiplying income by the applicable federal income tax rate of 34% is as follows:


                                                                                         1997                 1996
       Income taxes computed at the applicable
           federal income tax rate                                                  $     1,654,285     $       1,483,593
       Increase (decrease) resulting from:
           Tax exempt municipal income                                                     (294,697)             (347,265)
           Non-deductible interest expense                                                   44,588                45,113
           Other - Net                                                                      (25,059)                3,683
                                                                                     --------------      ----------------

       Income Tax Expense                                                           $     1,379,117     $       1,185,124
                                                                                     ==============      ================


11.           RELATED PARTY TRANSACTIONS:

During the year, executive officers, directors and principal stockholders were customers of and had transactions with the Bank in the ordinary course of business. These transactions were made on substantially the same terms as those prevailing for other customers for comparable transactions and did not involve more than normal risks.

Loan transactions to such related parties are shown in the following schedule:

                                                                                         1997                  1996

       Total loans, beginning of year                                               $     2,380,342     $       1,828,015
       New loans                                                                            437,715             1,096,791
       Payments made                                                                       (360,300)             (544,464)
                                                                                     --------------      ----------------

           Total Loans, End of Year                                                 $     2,457,757     $       2,380,342
                                                                                     ==============      ================


12.           FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK:

In the normal course of business, to meet the credit needs of its customers, the Bank has made commitments to extend credit of $12,321,614 and $10,690,695 as of December 31, 1997 and 1996, respectively. These commitments represent a credit risk which is not recognized in the Bank's balance sheets. The contractual amounts shown above represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless. The Bank uses the same credit policies in making commitments as it does for the loans reflected in the balance sheets. Commitments to extend credit are generally made for a period of one year and interest rates are determined when funds are disbursed. Collateral and other security for the loans are determined on a case-by-case basis. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The distribution of commitments to extend credit approximates the distribution of loans outstanding.
                                       F12

                             SUMMIT BANKSHARES, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



13.           CONCENTRATION OF CREDIT RISK:

Practically all of the Bank's loans are made to customers in the Bank's trade area and a substantial portion of the loans are secured by real estate. Accordingly, the ultimate collectibility of the Bank's loan portfolio is susceptible to changes in local economic conditions and the real estate market. In addition, the Bank had real estate loans and investment securities relating to the local motel and lodging industry of approximately $5,800,000 at December 31, 1997. A summary of loans by type is shown in Note 4. Collateral required by the Bank is determined on an individual basis depending on the nature of the loan and the financial condition of the borrower. Investment in state and municipal securities also include governmental entities within the Bank's market area.

The Bank had deposits in other commercial banks totaling $3,596,975 and $3,593,015 at December 31, 1997 and 1996, respectively.


14.           CONTINGENCIES:

In addition, the Bank is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial condition of the Company.


15.           REGULATORY MATTERS:

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.



                                       F13

                             SUMMIT BANKSHARES, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



15.           REGULATORY MATTERS (CONTINUED):

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1997, the most recent notification from the Bureau of Financial Institutions categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Company's actual capital ratios are presented in the following table:


                                                                    Actual                            Regulatory Requirements
                                                                 December 31,                  Adequately                  Well
                                                            1997          1996               Capitalized               Capitalized

           Total risk-based ratio                     16.88%             13.13%                  8.00%                    10.00%
           Tier 1 risk-based ratio                    15.72%             12.19%                  4.00%                     6.00%
           Total assets leverage ratio                10.66%              9.88%                  3.00%                     5.00%


16.     PROPOSED MERGER:

As of May 7, 1998, the Board of Directors of Summit Bankshares, Inc. ("Summit") entered into an Agreement and Plan of Merger (amended June 3, 1998) with One Valley Bancorp, Inc. ("One Valley"). Under the terms of the agreement, Summit will be merged into a subsidiary of One Valley and Summit common stock will be exchanged for One Valley common stock. The exchange rate will vary depending on the market price of One Valley common stock. To be effective, the agreement must be approved by a two-thirds majority of the shareholders of Summit and the Bank regulatory authorities.



                                       F14

                             SUMMIT BANKSHARES, INC.
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



17.           DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

Statement of Financial Accounting Standards No. 107 (SFAS 107) "Disclosures About the Fair Value of Financial Statements" defines the fair value of a financial instrument as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced liquidation sale. As the majority of the Bank's financial instruments lack an available trading market, significant estimates, assumptions and present value calculations are required to determine estimated fair value.

Estimated fair value and the carrying value of financial instruments at December 31, 1997, are as follows (in thousands):



                                                                                              Estimated
                                                                                              Fair Value          Carrying Value
                                                                                                Assets                Assets
                                                                                             (Liabilities)         (Liabilities)

       Cash and cash equivalents                                                         $          6,871      $           6,871
       Securities available for sale                                                               36,547                 36,547
       Securities held to maturity                                                                 11,087                 10,633
       Loans less unearned interest                                                               138,359                140,419
       Deposits with no stated maturities                                                         (70,913)               (70,913)
       Deposits with stated maturities                                                           (102,855)              (102,705)
       Short-term borrowings                                                                       (2,031)                (2,031)
       Long-term debt                                                                                (248)                  (248)


Estimated fair value and the carrying value of financial instruments at December
31, 1996, are as follows (in thousands):
                                                                                               Estimated
                                                                                              Fair Value          Carrying Value
                                                                                                Assets                Assets
                                                                                             (Liabilities)         (Liabilities)

       Cash and cash equivalents                                                         $          4,556      $           4,556
       Certificates of deposit in other banks                                                       1,010                  1,010
       Securities available for sale                                                               33,955                 33,955
       Securities held to maturity                                                                 10,556                 10,589
       Loans less unearned interest                                                               123,575                126,214
       Deposits with no stated maturities                                                         (66,975)               (66,975)
       Deposits with stated maturities                                                            (93,141)               (92,982)
       Short-term borrowings                                                                         (562)                  (562)
       Long-term debt                                                                                 (98)                   (98)

The carrying value of cash and cash equivalents, deposits with no stated maturities and short-term borrowings approximates fair value. The fair value of securities was calculated using a pricing model which takes into consideration maturity, yields and quality. The remainder of the financial instruments was valued based on the present value of estimated future cash flows, discounted at various rates in effect for similar instruments during the month of December 1997 and 1996, respectively.

                                       F15

18.           PARENT ONLY FINANCIAL STATEMENTS:




                             SUMMIT BANKSHARES, INC.
                              (PARENT COMPANY ONLY)
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996



ASSETS                                                                                    1997                          1996


Current Assets
    Cash    $                                                                                1,028,111           $            14,778
    Interest receivable                                                                         59,939                        59,005
                                                                                  --------------------          --------------------

    Total Current Assets                                                                     1,088,050                        73,783
                                                                                  --------------------          --------------------

Investment in Subsidiaries                                                                  16,071,777                    14,646,656
                                                                                  --------------------          --------------------

Investment Securities
    Available for sale                                                                       2,074,635                     1,766,560
    Held to maturity                                                                         1,835,640                     1,682,525

Other Assets                                                                                     6,249                         2,520
                                                                                  --------------------          --------------------

    Total Assets                                                                 $          21,076,351         $          18,172,044
                                                                                  ====================          ====================

LIABILITIES

Accrued expenses                                                                 $                             $               4,838
Deferred income tax liability                                                                   28,580                         7,305
                                                                                  --------------------          --------------------

    Total Liabilities                                                                           28,580                        12,143
                                                                                  --------------------          --------------------

STOCKHOLDERS' EQUITY

Common stock                                                                                 1,343,116                       671,558
Surplus                                                                                      1,759,960                     2,431,518
Retained earnings                                                                           17,657,226                    15,003,528
Unrealized holding gains                                                                       287,469                        53,297
                                                                                  --------------------          --------------------

    Total Stockholders' Equity                                                              21,047,771                    18,159,901
                                                                                  --------------------          --------------------

    Total Liabilities and Stockholders' Equity                                   $          21,076,351         $          18,172,044
                                                                                  ====================          ====================

                                       F16

18.           PARENT ONLY FINANCIAL STATEMENTS (CONTINUED):


                             SUMMIT BANKSHARES, INC.
                              (PARENT COMPANY ONLY)
                              STATEMENTS OF INCOME
                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
           FROM JUNE 13, 1996 (DATE OF INCEPTION) TO DECEMBER 31, 1996



                                                                                        1997                           1996
Income
    Interest and dividends from securities                                          $        184,908           $
    Dividends from subsidiaries                                                            2,082,732                     3,530,000
                                                                                     ---------------          --------------------

    Total Income                                                                           2,267,640                     3,530,000
                                                                                     ---------------          --------------------

Expenses
    Reorganization costs                                                                         550                        28,424
    Office supplies                                                                            4,345                           297
    Amortization of Organization costs                                                           530                           133
    Miscellaneous                                                                              2,364
                                                                                     ---------------          --------------------

    Total Expenses                                                                             7,789                        28,854
                                                                                     ---------------          --------------------

Income before Income Tax Benefit and Decrease in
    Undistributed Equity of Subsidiary                                                     2,259,851                     3,501,146

Income Tax Benefit                                                                              (855)                         (162)
                                                                                     ---------------          --------------------

Income before Decrease in Undistributed Equity
    of Subsidiary                                                                          2,260,706                     3,501,308
                                                                                     ---------------          --------------------

Increase (Decrease) in Undistributed Equity of Subsidiary                                  1,225,721                    (2,664,340)
                                                                                     ---------------          --------------------

    Net Income                                                                      $      3,486,427         $             836,968
                                                                                     ===============          ====================




                                       F17

18.           PARENT ONLY FINANCIAL STATEMENTS (CONTINUED):



                             SUMMIT BANKSHARES, INC.
                              (PARENT COMPANY ONLY)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
           FROM JUNE 13, 1996 (DATE OF INCEPTION) TO DECEMBER 31, 1996



                                                                                                     Unrealized
                                                      Common                          Retained         Gains
                                                      Stock          Surplus          Earnings        (Losses)         Total

BALANCE, JUNE 13, 1996                           $           0   $            0  $             0   $          0  $            0

Transfer of 100% ownership of
     Bank of Rockbridge to Summit
     Bankshares                                        671,558        2,431,518       14,166,560       (123,179)     17,146,457

Net income for 1996                                                                      836,968                        836,968

Increase in market value                                                                                176,476         176,476
                                                  ------------    -------------   --------------    -----------   -------------

BALANCE, DECEMBER 31, 1996                             671,558        2,431,518       15,003,528         53,297      18,159,901

Stock dividend effect in the form
     of a split                                        671,558         (671,558)

Net income                                                                             3,486,427                      3,486,427

Increase in market value, net
     of taxes                                                                                           234,172         234,172

Cash dividends                                                                          (832,729)                      (832,729)
                                                  ------------    -------------   --------------    -----------   -------------

BALANCE DECEMBER 31, 1997                        $   1,343,116   $    1,759,960  $    17,657,226   $    287,469  $   21,047,771
                                                  ============    =============   ==============    ===========   =============




                                       F18

18.           PARENT ONLY FINANCIAL STATEMENTS (CONTINUED):


                             SUMMIT BANKSHARES, INC.
                              (PARENT COMPANY ONLY)
                            STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
           FROM JUNE 13, 1996 (DATE OF INCEPTION) TO DECEMBER 31, 1996


                                                                                                1997                   1996
Cash Flows From Operating Activities
    Net income                                                                         $           3,486,427       $       836,968
    Adjustments to reconcile net income to net cash
        provided by operating activities:
            Amortization                                                                                 530                   138
            Dividends received in the form of marketable
                 securities                                                                                             (3,488,852)
            (Increase) decrease in undistributed subsidiary
                 earnings                                                                         (1,225,721)            2,664,340
            (Increase) in other assets                                                                (5,195)               (2,654)
            (Increase) decrease in accrued expenses                                                   (4,838)                4,838
                                                                                        --------------------        --------------

    Net Cash Provided by Operating Activities                                                      2,251,203                14,778
                                                                                        --------------------        --------------

Cash Flows From Investing Activities
    Purchase of securities held to maturity                                                         (153,115)
    Purchase of securities available for sale                                                       (252,026)

    Net Cash Used in Investing Activities                                                           (405,141)
                                                                                        --------------------

Cash Flows From Financing Activities
    Advances from subsidiary                                                                                                 8,000
    Repayment of advances from subsidiary                                                                                   (8,000)
    Cash dividends paid                                                                             (832,729)
                                                                                        --------------------

    Net Cash Used in Financing Activities                                                           (832,729)
                                                                                        --------------------

Cash and Cash Equivalents
    Net increase in cash and cash equivalents                                                      1,013,333                14,778
    Cash and cash equivalents, beginning of year                                                      14,778
                                                                                        --------------------

    Cash and Cash Equivalents, End of Year                                             $           1,028,111       $        14,778
                                                                                        ====================        ==============


Supplemental Disclosures:
    Cash paid during the year for:
        Interest                                                                       $                   0       $             0
        Taxes                                                                                          2,243                     0


Noncash Investing and Financing Activities:
    In January 1997, the Company authorized a 100% stock dividend, effected in the form of a split, to shareholders of record on January 15, 1997. On October 1, 1996 the Company acquired a 100% interest in Bank of Rockbridge by exchanging 671,558 shares of common stock with Bank of Rockbridge shareholders on a share for share basis.


                                       F19

                                                                      APPENDIX I














                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                   May 7, 1998

                                 by and between

                            One Valley Bancorp, Inc.

                                       and

                             Summit Bankshares, Inc.




================================================================================

                                TABLE OF CONTENTS


RECITALS............................................................................................................1

                                    ARTICLE 1
Certain definitions.................................................................................................2
                  1.01              Certain Definitions.............................................................2

                                   ARTICLE II
The Merger..........................................................................................................6
                  2.01              The Merger......................................................................6
                  2.02              Effective Date and Effective Time...............................................7
                  2.03              Plan of Merger..................................................................7

                                   ARTICLE III
Consideration; Exchange Procedures..................................................................................7
                  3.01              Merger Consideration............................................................7
                  3.02              Rights as Stockholders; Stock Transfers.........................................8
                  3.03              Fractional Shares...............................................................8
                  3.04              Exchange Procedures.............................................................9
                  3.05              Anti-Dilution Provisions.......................................................10
                  3.06              Dissenting Shareholders........................................................10
                  3.07              Escrow Account for Payment of Dissenters' Demands..............................10

                                   ARTICLE IV
Actions Pending Acquisition........................................................................................11
                  4.01              Forebearances of Summit........................................................11
                  4.02              Forebearances of One Valley....................................................13

                                    ARTICLE V
Representations and Warranties.....................................................................................13
                  5.01              Disclosure Schedules...........................................................13
                  5.02              Standard.......................................................................14
                  5.03              Representations and Warranties of Summit.......................................14
                  5.04              Representations and Warranties of One Valley...................................24



                                   ARTICLE VI
Covenants.............................................................................................29
                  6.01              Reasonable Best Efforts...........................................29
                  6.02              Stockholder Approvals.............................................29
                  6.03              Registration Statement............................................29
                  6.04              Press Releases....................................................30
                  6.05              Access; Information...............................................30
                  6.06              Acquisition Proposals.............................................31
                  6.07              Affiliate Agreements..............................................31
                  6.08              Takeover Laws.....................................................32
                  6.09              Certain Policies..................................................32
                  6.10              NYSE Listing......................................................32
                  6.11              Regulatory Applications...........................................32
                  6.12              Indemnification...................................................33
                  6.13              Benefit Plans.....................................................33
                  6.14              Notification of Certain Matters...................................34
                  6.15              Dividend Coordination.............................................34
                  6.16              Other Transactions................................................34
                  6.17              Directors.........................................................34

                                   ARTICLE VII
Conditions to Consummation of the Merger..............................................................34
                  7.01              Conditions to Each Party's Obligation to Effect the Merger........34
                  7.02              Conditions to Obligation of Summit................................35
                  7.03              Conditions to Obligation of One Valley............................36

                                  ARTICLE VIII
Termination...........................................................................................37
                  8.01              Termination.......................................................37
                  8.02              Effect of Termination and Abandonment.............................38

                                   ARTICLE IX
Miscellaneous.........................................................................................39
                  9.01              Survival..........................................................39
                  9.02              Waiver; Amendment.................................................39
                  9.03              Counterparts......................................................39
                  9.04              Governing Law.....................................................39
                  9.05              Expenses..........................................................39
                  9.06              Notices...........................................................39
                  9.07              Entire Understanding; No Third Party Beneficiaries................40
                  9.08              Interpretation; Effect............................................40
                  9.09              Waiver of Jury Trial..............................................40


EXHIBIT A                               Form of Stock Option Agreement

EXHIBIT A-1                             Plan of Merger

EXHIBIT B                               Form of Summit Affiliate Agreement

EXHIBIT C                               Form of Shareholder Agreement

ANNEX A                                 Form of Supplement for Merger Sub
                                           Accession to Merger Agreement

                  AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 7, 1998, as amended as of June 3, 1998 ("Agreement"), by and between One Valley Bancorp, Inc. ("One Valley"), and Summit Bankshares, Inc. ("Summit").



                                    RECITALS



                  A. Summit. Summit is a Virginia corporation, having its principal place of business in Raphine, Virginia.

                  B. One Valley. One Valley is a West Virginia corporation, having its principal place of business in Charleston, West Virginia.

                  C. Stock Option Agreement. As an inducement to the willingness of One Valley to continue to pursue the transactions contemplated by this Agreement, Summit expects (but is not obligated) to grant to One Valley an option pursuant to a stock option agreement, in substantially the form of Exhibit A.

                  D. Shareholder Agreement. As a further condition and inducement to the willingness of One Valley to enter into this Agreement, shareholders of Summit who are also directors of Summit and who hold, in the aggregate in excess of 20% of the outstanding shares of Summit Common Stock have entered into an agreement with One Valley, in the form of Exhibit C hereto (the "Shareholder Agreement"), under which each such shareholder has agreed to vote in favor of this Agreement.

                  E. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby be accounted for under the "pooling-of-interests" accounting method and treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 (the "Code").

                  F. Board Action. The respective Boards of Directors of each of One Valley and Summit have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                  Certain Definitions

                  1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

                       "Acquisition Proposal" means any tender or exchange
                  offer, proposal for a merger, consolidation or other business combination involving Summit or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Summit or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                       "Agreement" means this Agreement, as amended or modified
                  from time to time in accordance with Section 9.02.

                                    "Code" means the Internal Revenue Code of
                  1986, as amended.

                                    "Compensation and Benefit Plans" has the
                  meaning set forth in Section 5.03(m).

                                    "Consultants" has the meaning set forth in
                  Section 5.03(m).

                                    "Corporation Commission" has the meaning set
                  forth in Section 2.01(c).

                                    "Costs" has the meaning set forth in Section
                  6.12(a).

                                    "Directors" has the meaning set forth in
                  Section 5.03(m).

                                    "Disclosure Schedule" has the meaning set
                  forth in Section 5.01.

                                    "Effective Date" means the date on which the
                  Effective Time occurs.

                                    "Effective Time" means the effective time of
                  the Merger, as provided for in Section 2.02.

                                    "Employees" has the meaning set forth in
                  Section 5.03(m).

                                    "Environmental Law" means all applicable
                  local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

                                    "ERISA" means the Employee Retirement Income
                  Security Act of 1974, as amended.

                                    "ERISA Affiliate" has the meaning set forth
                  in Section 5.03(m).

                                    "Escrow Account," "Escrow Agent," and
                  "Escrow Agreement" each have the meaning set forth in Section 3.07.

                                    "Exchange Act" means the Securities Exchange
                  Act of 1934, as amended, and the rules and regulations thereunder.

                                    "Exchange Agent" has the meaning set forth
                  in Section 3.04.

                                    "Exchange Ratio" has the meaning set forth
                  in Section 3.01.

                                    "Governmental Authority" means any court,
                  administrative agency or commission or other federal, state or local governmental authority or instrumentality.

                                    "Indemnified Party" has the meaning set
                  forth in Section 6.12(a).

                                    "Lien" means any charge, mortgage, pledge,
                  security interest, restriction, claim, lien, or encumbrance.

                                    "Material Adverse Effect" means, with
                  respect to One Valley or Summit, any effect that (i) is material and adverse to the financial position, results of operations or business of One Valley and its Subsidiaries taken as a whole or Summit and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either One Valley or Summit to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally and (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles.

                                    "Merger" has the meaning set forth in
                  Section 2.01.

                                    "Merger Consideration" has the meaning set
                  forth in Section 2.01.

                                    "Merger Sub" means a corporation to be
                  organized under the VSCA by One Valley prior to the Effective Time.

                                    "Multiemployer Plan" has the meaning set
                  forth in Section 5.03(m).

                                    "New Certificate" has the meaning set forth
                  in Section 3.04.

                                    "NYSE" means The New York Stock Exchange,
                  Inc.

                                    "Old Certificate" has the meaning set forth
                  in Section 3.04.

                                    "One Valley" has the meaning set forth in
                  the preamble to this Agreement.

                                    "One Valley Board" means the Board of
                  Directors of One Valley.

                                    "One Valley Common Stock" means the common
                  stock, par value $10.00 per share, of One Valley.

                                    "PBGC" means the Pension Benefit Guaranty
                  Corporation.

                                    "Person" means any individual, bank,
                  corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

                                    "Pension Plan" has the meaning set forth in
                  Section 5.03(m).

                                    "Plan of Merger" has the meaning set forth
                  in Section 2.03.

                                    "Plans" has the meaning set forth in Section
                  5.03(m).

                                    "Previously Disclosed" by a party shall mean
                  information set forth in its Disclosure Schedule.

                                    "Proxy Statement" has the meaning set forth
                  in Section 6.03.

                                    "Registration Statement" has the meaning set
                  forth in Section 6.03.

                                    "Regulatory Authority" has the meaning set
                  forth in Section 5.03(i).

                                    "Representatives" means, with respect to any
                  Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

                                    "Rights" means, with respect to any Person,
                  securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

                                    "SEC" means the Securities and Exchange
                  Commission.

                                    "SEC Documents" has the meaning set forth in
                  Section 5.04(g).

                                    "Securities Act" means the Securities Act of
                  1933, as amended, and the rules and regulations thereunder.

                                    "Stock Option Agreement" has the meaning set
                  forth in Recital C.

                                    "Subsidiary" and "Significant Subsidiary"
                  have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

                                    "Summit" has the meaning set forth in the
                  preamble to this Agreement.

                                    "Summit Affiliate" has the meaning set forth
                  in Section 6.07(a).

                                    "Summit Board" means the Board of Directors
                  of Summit.

                                    "Summit By-Laws" means the By-laws of
                  Summit.

                                    "Summit Certificate" means the Restated
                  Articles of Incorporation of Summit, as amended.

                                    "Summit Common Stock" means the common
                  stock, par value $1.00 per share, of Summit.

                                    "Summit Meeting" has the meaning set forth
                  in Section 6.02.

                                    "Surviving Corporation" has the meaning set
                  forth in Section 2.01.

                                    "Takeover Laws" has the meaning set forth in
                  Section 5.03 (o).

                                    "Tax" and "Taxes" means all federal, state,
                  local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

                                    "Tax Returns" means any return, amended
                  return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

                                    "Treasury Stock" shall mean shares of Summit
                  Stock held by Summit or any of its Subsidiaries or by One Valley or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                    "VSCA" means the Virginia Stock Corporation
                  Act.



                                   ARTICLE II

                                   The Merger

                  2.01 The Merger. (a) Prior to the Effective Time, One Valley shall take any and all action necessary (i) to duly organize the Merger Sub for the purpose of consummating the Merger; (ii) to cause Merger Sub to become a party to this Agreement, to be evidenced by the execution by Merger Sub of a supplement to this Agreement in substantially the form of Annex A , and delivery thereof to Summit; and (iii) to cause Merger Sub to take all actions necessary or proper to comply with the obligations of One Valley and Merger Sub to consummate the transactions contemplated hereby.

                  (b) At the Effective Time, Summit shall merge with and into Merger Sub (the "Merger"), the separate corporate existence of Summit shall cease and Merger Sub shall survive and continue to exist as a Virginia corporation (Merger Sub, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). One Valley may at any time prior to the Effective Time change the method of effecting the combination with Summit (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Summit Stock as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of Summit's stockholders as a result of receiving the Merger Consideration or the Merger qualifying for "pooling of interests" accounting treatment or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

                  (c) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "Corporation Commission") of articles of merger in accordance with Section
13.1720 of the VSCA or such later date and time as may be set forth in such articles and the issuance of a certificate of merger by the Corporation Commission under the VSCA. The Merger shall have the effects prescribed in the VSCA.

                  2.02 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Merger (the "Effective Date") to occur (i) within thirty days after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement (the exact date to be determined by One Valley), or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

                  2.03 Plan of Merger. The plan of merger included in this Agreement is separately stated in the Plan of Merger (the "Plan of Merger") attached hereto as Exhibit A-1. The parties agree that subject to the provisions of this Agreement, including the approval of the Plan of Merger by the requisite vote of stockholders of Summit, the Plan of Merger shall be incorporated into the articles of merger to be filed with the Corporation Commission to effect the Merger.



                                   ARTICLE III

                       Consideration; Exchange Procedures

                  3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

                                    (a) Outstanding Summit Common Stock. Each
                  share, excluding Treasury Stock, of Summit Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted in the Merger into a number of shares of One Valley Common Stock equal to the Exchange Ratio as provided for herein. The "Exchange Ratio" shall equal the following number:

                                                      (i) if the One Valley
                                    Average Common Stock Price is equal to or greater than $35.50 but less than or equal to $40.50, the Exchange Ratio shall be 1.36;

                                                      (ii) if the One Valley
                                    Average Common Stock Price is greater than
                                    $40.50 but less than or equal to $42.53, the Exchange Ratio shall be equal to $55.08 divided by the One Valley Average Common Stock Price;

                                                      (iii) if the One Valley
                                    Average Common Stock Price is equal to or greater than $33.88 but less than $35.50, the Exchange Ratio shall be equal to $48.28 divided by the One Valley Average Common Stock Price;

                                                      (iv) if the One Valley
                                    Average Common Stock Price is less than
                                    $33.88, the Exchange Ratio shall be 1.425;
                                    and

                                                      (v) if the One Valley
                                    Average Common Stock Price is greater than
                                    $42.53, the Exchange Ratio shall be 1.295.

                                    "One Valley Average Common Stock Price"
                  shall mean the average of the closing prices per share of the One Valley Common Stock on the NYSE Composite Transactions Tape (as reported by The Wall Street Journal) for the ten trading days (determined by excluding days on which the NYSE is closed) immediately preceding the Determination Date (the tenth day to be determined by counting the day preceding the Determination Date as the first day). "Determination Date" shall mean the tenth calendar day preceding the date designated by One Valley as the Effective Date (the tenth day to be determined by counting the day preceding the Effective Date as the first day). The Exchange Ratio shall be subject to adjustment as provided in Section 3.05 and Section 8.01(g).

                                    (b) Outstanding One Valley Stock and Merger
                  Sub Stock. Each share of One Valley Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding at the Effective Time.

                                    (c) Treasury Shares. Each share of Summit
                  Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Summit Stock shall cease to be, and shall have no rights as, stockholders of Summit, other than to receive any dividend or other distribution with respect to such Summit Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Summit or the Surviving Corporation of shares of Summit Stock.

                  3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of One Valley Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, One Valley shall pay to each holder of Summit Common Stock who would otherwise be entitled to a fractional share of One Valley Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the last sale price of One Valley Common Stock, as reported by the NYSE (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the NYSE trading day immediately preceding the Effective Date.

                  3.04 Exchange Procedures. (a) At or prior to the Effective Time, One Valley shall deposit, or shall cause to be deposited, with Harris Trust and Savings Bank (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Summit Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of One Valley Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding shares of Summit Common Stock.

                  (b) As promptly as practicable after the Effective Date, One Valley shall send or cause to be sent to each former holder of record of shares of Summit Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. One Valley shall cause the New Certificates into which shares of a stockholder's Summit Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Summit Common Stock (or indemnity reasonably satisfactory to One Valley and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. Old Certificates surrendered for exchange by any Summit Affiliate shall not be exchanged for New Certificates until One Valley has received a written agreement from such person in the form attached hereto as Exhibit B.

                  (c) Notwithstanding the foregoing, neither the Exchange Agent, nor any party hereto shall be liable to any former holder of Summit Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) No dividends or other distributions with respect to One Valley Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Summit Common Stock converted in the Merger into shares of such One Valley Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04, and, following 90 days after the Effective Date, no such shares of Summit Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.04. After becoming entitled to receive dividends or distributions in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of One Valley Common Stock such holder had the right to receive upon surrender of the Old Certificates.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Summit for six months after the Effective Time shall be paid to One Valley. Any stockholders of Summit who have not theretofore complied with this Article III shall thereafter look only to One Valley for payment of the shares of One Valley Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on One Valley Common Stock deliverable in respect of each share of Summit Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                  3.05 Anti-Dilution Provisions. In the event One Valley changes (or establishes a record date for changing) the number of shares of One Valley Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding One Valley Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

                  3.06 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, shares of Summit Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who did not vote in favor of the adoption of this Agreement, who are entitled to demand the fair value of such shares of Summit Common Stock under Article 15 of the VSCA, and who comply with all of the relevant provisions of such Article (the "Dissenting Shares") shall not remain outstanding (unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the VSCA), but shall instead be entitled to all applicable dissenters' rights as are prescribed by the VSCA. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such dissenters' rights, such holder's shares of Summit Common Stock shall thereupon remain outstanding. Summit shall give One Valley (i) prompt notice of any written demands for payment for any Summit Common Stock under
Article 15 of the VSCA, attempted withdrawals of such demands, and any other instruments served pursuant to the VSCA and received by Summit relating to dissenters' rights, and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of dissenters' rights under the VSCA. Summit shall not, except with the prior written consent of One Valley, voluntarily make any payment with respect to any demands for payment for Summit Common Stock under Article 15 of the VSCA, offer to settle or settle any such demands or approve and withdrawals of any such demands.

                  3.07 Escrow Account for Payment of Dissenters' Demands. Pursuant to an escrow agreement to be entered into by Summit with an escrow agent selected by mutual agreement of Summit and One Valley (the "Escrow Agent"), in a form reasonably acceptable to One Valley (the "Escrow Agreement"), Summit shall, immediately prior to the Effective Time, deposit in an account with the Escrow Agent (the "Escrow Account") funds sufficient in the aggregate to pay all amounts payable with respect to any Dissenting Shares (including any required interest or other amounts with respect to such amounts, as provided for in Article 15 of the VSCA). The funds in the Escrow Account will not be provided, directly or indirectly, by One Valley, and shall be released only (i) to pay any amounts properly payable with respect to any Dissenting Shares or
(ii) after the Effective

Time, upon the determination by One Valley that all amounts payable with respect to any Dissenting Shares have been paid.



                                   ARTICLE IV

                           Actions Pending Acquisition

                  4.01 Forebearances of Summit. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of One Valley, Summit will not, and will cause each of its Subsidiaries not to:

                                    (a) Ordinary Course. Conduct the business of
                  Summit and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon Summit's ability to perform any of its material obligations under this Agreement.

                                    (b) Capital Stock. (i) Issue, sell or
                  otherwise permit to become outstanding, or authorize the creation of, any additional shares of Summit Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Summit Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

                                    (c) Dividends, Etc. (a) Make, declare, pay
                  or set aside for payment any dividend (other than (A) semiannual cash dividends on Summit Stock in an amount not to exceed 44(cent) per share with record and payment dates consistent with past practice, and (B) dividends from wholly owned Subsidiaries to Summit or another wholly owned Subsidiary of Summit) on or in respect of, or declare or make any distribution on any shares of Summit Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                                    (d) Compensation; Employment Agreements;
                  Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Summit or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments).

                                    (e) Benefit Plans. Enter into, establish,
                  adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Summit or its Subsidiaries, or take any action to accelerate the vesting or exercisability of compensation or benefits payable thereunder.

                                    (f) Dispositions. Sell, transfer, mortgage,
                  encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

                                    (g) Acquisitions. Acquire (other than by way
                  of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

                                    (h) Governing Documents. Amend the Summit
                  Certificate, Summit By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of Summit's Subsidiaries.

                                    (i) Accounting Methods. Implement or adopt
                  any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                                    (j) Contracts. Except in the ordinary course
                  of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

                                    (k) Claims. Except in the ordinary course of
                  business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other claims, actions or proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Summit and its Subsidiaries, taken as a whole.

                                    (l) Adverse Actions. (a) Take any action if
                  such action is reasonably likely to prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in
                  (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                                    (m) Risk Management. Except in the ordinary
                  course of business consistent with past practice, or as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                                    (n) Indebtedness. Incur any indebtedness for
                  borrowed money other than in the ordinary course of business.

                                    (o) Commitments. Agree or commit to do any
of the foregoing.

                  4.02 Forebearances of One Valley. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Summit, One Valley will not, and will cause each of its Subsidiaries not to:

                                    (a) Preservation. Fail to use reasonable
                  efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

                                    (b) Extraordinary Dividends. Make, declare,
                  pay or set aside for payment any extraordinary dividend.

                                    (c) Adverse Actions. (a) Take any action
                  while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of One Valley to exercise its rights under the Stock Option Agreement.

                                    (d) Commitments. Agree or commit to do any
                  of the foregoing.



                                    ARTICLE V

                         Representations and Warranties

                  5.01 Disclosure Schedules. On or prior to the date hereof, Summit has delivered to One Valley a schedule (its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or to one or more of its covenants contained in Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. Summit's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of One Valley.

                  5.02 Standard. No representation or warranty of Summit or One Valley contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect (other than the representations and warranties in Section 5.03 (b), (c)(i) and (ii), (d), (e), (g), (i), (k), (l), (m)(i) (as it
relates to the list), (o), and (u), and Section 5.04 (b), (e), (g), (k), and
(p), which shall be true and correct in all material respects). For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title not less than vice president and that party's internal counsel, if any.

                  5.03 Representations and Warranties of Summit. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Summit hereby represents and warrants to One Valley:

                                    (a) Organization, Standing and Authority.
                  Summit is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Summit is duly qualified to do business and is in good standing therein and in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                                    (b) Summit Stock. As of the date hereof, the
                  authorized capital stock of Summit consists solely of 10,000,000 shares of Summit Common Stock, of which 1,343,116 shares were outstanding as of the date hereof. As of the date hereof, no shares of Summit Common Stock were held in treasury by Summit or otherwise owned by Summit or its Subsidiaries. The outstanding shares of Summit Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). There are no shares of Summit Stock authorized and reserved for issuance, Summit does not have any Rights issued or outstanding with respect to Summit Common Stock, and Summit does not have any commitment to authorize, issue or sell any Summit Common Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement.

                                    (c) Subsidiaries. (i)(A) Summit has
                  Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Summit or its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. ss.55) and are owned by Summit or its Subsidiaries free and clear of any Liens.

                                    (ii) Summit does not own beneficially,
                  directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

                                    (iii) Each of Summit's Subsidiaries has been
                  duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                                    (d) Corporate Power. Each of Summit and its
                  Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Summit has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement.

                                    (e) Corporate Authority. Subject in the case
                  of this Agreement to receipt of the requisite approval of this Agreement and the Plan of Merger by the holders of more than two-thirds of the outstanding shares of Summit Common Stock entitled to vote thereon (which is the only shareholder vote required thereon), this Agreement, the Plan of Merger, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Summit and the Summit Board prior to the date hereof. This Agreement is a valid and legally binding obligation of Summit, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Summit Board of Directors has received the written opinion of Scott & Stringfellow, Inc., to the effect that as of the date hereof the consideration to be received by the holders of

                  Summit Common Stock in the Merger is fair to the holders of Summit Common Stock from a financial point of view.

                                    (f) Regulatory Filings; No Defaults. (i) No
                  consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Summit or any of its Subsidiaries in connection with the execution, delivery or performance by Summit of this Agreement or the Stock Option Agreement or to consummate the Merger except for (A) filings of applications or notices with federal and state banking authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of articles of merger with the Corporation Commission pursuant to the VSCA and the issuance of a certificate of merger in connection therewith. As of the date hereof, Summit is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                                    (ii) Subject to receipt of the regulatory
                  approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Summit or of any of its Subsidiaries or to which Summit or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Summit Certificate or the Summit By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                                    (g) Certain Financial Information. (i)
                  Summit has provided One Valley with its audited financial statements as of December 31, 1995, 1996, and 1997, consisting of its consolidated balance sheets, consolidated statements of income, consolidated statements of shareholders' equity and consolidated statements of cash flows and the related notes thereto (the "Audited Financial Statements"), and each of the balance sheets contained in the Audited Financial Statements (including any related notes) fairly presents the financial position of Summit and its subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows contained in the Audited Financial Statements (including any related notes) fairly presents the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Summit and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein. Summit has provided One Valley with its unaudited consolidated balance sheet as of March 31, 1998, and its unaudited consolidated statement of income for the period ended March 31, 1998 (the "1998 Unaudited Financial Statements") and such balance sheet fairly presents the financial position of Summit and its Subsidiaries as of March 31, 1998, and such statement of income fairly presents the results of operations of Summit and its Subsidiaries for the period ended March 31, 1998, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein and except that such balance sheet and statement of income do not have any footnotes. Summit will provide One Valley with similar balance sheets and income statements with regard to June 30, September 30, and December 31, 1998, which will satisfy the foregoing standard with regard thereto.

                                    (ii) Since December 31, 1997, Summit and its
                  Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

                                    (iii) Since December 31, 1997, (A) Summit
                  and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Summit.

                                    (h) Litigation. No litigation, claim or
                  other proceeding before any court or governmental agency is pending against Summit or any of its Subsidiaries and, to Summit's knowledge, no such litigation, claim or other proceeding has been threatened.

                                    (i) Regulatory Matters. (i) Neither Summit
                  nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Federal Reserve System, the State Corporation Commission of the Commonwealth of Virginia, and the Federal Deposit Insurance Corporation) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

                                    (ii) Neither it nor any of its Subsidiaries
                  has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                                    (j) Compliance with Laws. Each of Summit and
its Subsidiaries:

                                                      (i) is in compliance with
                                    all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                                                      (ii) has all permits,
                                    licenses, authorizations, orders and
                                    approvals of, and has made all filings,
                                    applications and registrations with, all
                                    Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Summit's knowledge, no suspension or cancellation of any of them is threatened; and

                                                      (iii) has received, since
                                    December 31, 1996, no notification or
                                    communication from any Governmental
                                    Authority (A) asserting that Summit or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Summit's knowledge, do any grounds for any of the foregoing exist).

                                    (k) Material Contracts; Defaults. Except for
                  this Agreement, the Stock Option Agreement and those agreements and other documents referred to in the Disclosure Schedule, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of
                  Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries or includes a provision not to compete in a line of business or in a geographic area. Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                                    (l) No Brokers. No action has been taken by
                  Summit that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Scott & Stringfellow, Inc.

                                    (m) Employee Benefit Plans. (i) Section
                  5.03(m)(i) of Summit's Disclosure Schedule contains a complete and accurate list of all existing employee compensation and benefit plans, agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of Summit or any of its

                  Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"). Neither Summit nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

                                    (ii) Each Compensation and Benefit Plan has
                  been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and Summit is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Summit, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither Summit nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Summit or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
                  Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                                    (iii) No liability (other than for payment
                  of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Summit or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with Summit under
                  Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of Summit, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Summit's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Summit, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate
                  Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

                                    (iv) All contributions required to be made
                  under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Summit or any of its Subsidiaries is a party have been timely made or have been reflected on Summit's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Summit, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                                    (v) Neither Summit nor any of its
                  Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by
                  Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by Summit or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                                    (vi) Summit and its Subsidiaries do not
                  maintain any Compensation and Benefit Plans covering foreign employees.

                                    (vii) With respect to each Compensation and
                  Benefit Plan, if applicable, Summit has provided or made available to One Valley, true and complete copies of existing:
                  (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the

                  IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                                    (viii) Except as disclosed on Section
                  5.03(m)(viii) of Summit's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                                    (ix) Except as disclosed on Section
                  5.03(m)(ix) of Summit's Disclosure Schedule, neither Summit nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                                    (x) Except as disclosed on Section
                  5.03(m)(x) of Summit's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of One Valley, Summit or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                                    (n) Labor Matters. Neither Summit nor any of
                  its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Summit or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Summit or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Summit's knowledge, threatened, nor is Summit aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                                    (o) Takeover Laws; Dissenters Rights. Summit
                  has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the Commonwealth of Virginia, and including, without limitation, Sections 13.1-725 through 13.1-728 of the VSCA (because a majority of Summit's disinterested directors approved such transactions for such purposes prior to any "determination date" with respect to One Valley) and Sections 13.1-728.1 through 13.1-728.9 of the VSCA

                                    (p) Environmental Matters. To Summit's
                  knowledge, neither the conduct nor operation of Summit or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Summit's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Summit's knowledge, neither Summit nor any of its Subsidiaries has received any notice from any person or entity that Summit or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

                                    (q) Tax Matters. (i) All Tax Returns that
                  are required to be filed by or with respect to Summit and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Summit or its Subsidiaries. Summit has made available to One Valley true and correct copies of the federal income Tax Returns filed by Summit and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1996. Neither Summit nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before March 30,1998, in excess of the amounts accrued with respect thereto that are reflected in Summit's Audited Financial Statements or its 1998 Unaudited Financial Statements. As of the date hereof, neither Summit nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                    (ii) No Tax is required to be withheld
                  pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

                                    (iii) Summit and its Subsidiaries will not
                  be liable for any taxes as a result of any transactions contemplated by this Agreement.

                                    (r) Risk Management Instruments. All
                  interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Summit's own account, or for the account of one or more of Summit's Subsidiaries or their customers (all of which are listed on Summit's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Summit or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Summit nor its Subsidiaries, nor to Summit's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                                    (s) Books and Records. The books and records
                  of Summit and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

                                    (t) Insurance. Summit's Disclosure Schedule
                  sets forth all of the insurance policies, binders, or bonds maintained by Summit or its Subsidiaries. Summit and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Summit reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Summit and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                                    (u) Accounting Treatment. As of the date
                  hereof, it is aware of no reason why the Merger will fail to qualify for "pooling of interests" accounting treatment.

                                    (v) Disclosure. The representations and
                  warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

                  5.04 Representations and Warranties of One Valley. Subject to Sections 5.01 and 5.02, One Valley hereby represents and warrants to Summit as follows (in the case of Section 5.04 (r), however, as of the date on which the Merger Sub becomes a party to this Agreement):

                                    (a) Organization, Standing and Authority.
                  One Valley is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. One Valley is duly qualified to do business and is in good standing in the states where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                                    (b) One Valley Stock. (i) As of April
                  30,1998, the authorized capital stock of One Valley consists solely of seventy million shares of One Valley Common Stock, of which no more than 32,738,875 shares were outstanding, and one million shares of preferred stock, par value $10 per share, none of which is issued. As of the date hereof, except for the preferred share purchase Rights created by One Valley pursuant to the Shareholder Protection Rights Agreement, dated as of October 18, 1995, and shares of One Valley Common Stock to be issued pursuant to various stock option plans of One Valley, One Valley does not have any Rights issued or outstanding with respect to One Valley Stock and One Valley does not have any commitment to authorize, issue or sell any One Valley Stock or Rights, except pursuant to this Agreement. The outstanding shares of One Valley Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

                                    (ii) The shares of One Valley Common Stock
                  to be issued in exchange for shares of Summit Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

                                    (c) Subsidiaries. Each of One Valley's
                  Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

                                    (d) Corporate Power. Each of One Valley and
                  its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and One Valley has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

                                    (e) Corporate Authority. This Agreement, the
                  Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of One Valley and the One Valley Board prior to the date hereof. This Agreement is a valid and legally binding agreement of One Valley, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                                    (f) Regulatory Approvals; No Defaults. (i)
                  No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by One Valley or any of its Subsidiaries in connection with the execution, delivery or performance by One Valley of this Agreement or to consummate the Merger except for (A) the filing of applications and notices, as applicable, with federal and state banking authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of articles of merger with the Corporation Commission pursuant to the VSCA and the issuance of the related certificate of merger; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of One Valley Stock in the Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, One Valley is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                                    (ii) Subject to the satisfaction of the
                  requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of One Valley or of any of its Subsidiaries or to which One Valley or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of One Valley or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                                    (g) Financial Reports and SEC Documents;
                  Material Adverse Effect. (i) One Valley's Annual Reports of Form 10-K for the fiscal years ended December 31, 1995, 1996, and 1997 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1995, under the Securities Act, or under Section 13(a), 3(c), 14, or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, One Valley's "SEC Documents"), as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of One Valley and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of One Valley and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                                    (ii) Since December 31, 1997, no event has
                  occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to One Valley.

                                    (h) Litigation; Regulatory Action. (i) No
                  litigation, claim or other proceeding before any Governmental Authority is pending against One Valley or any of its Subsidiaries and, to the best of One Valley's knowledge, no such litigation, claim or other proceeding has been threatened.

                                    (ii) Neither One Valley nor any of its
                  Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has One Valley or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                                    (i) Compliance with Laws. Each of One Valley
and its Subsidiaries:

                                                      (i) is in compliance with
                                    all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

                                                      (ii) has all permits,
                                    licenses, authorizations, orders and
                                    approvals of, and has made all filings,
                                    applications and registrations with, all
                                    Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

                                                      (iii) has received, since
                                    December 31, 1996, no notification or
                                    communication from any Governmental
                                    Authority (A) asserting that One Valley or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to One Valley's knowledge, do any grounds for any of the foregoing exist).

                                    (j) No Brokers. No action has been taken by
                  One Valley that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

                                    (k) Takeover Laws. One Valley has taken all
                  action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to One Valley.

                                    (l) Environmental Matters. To One Valley's
                  knowledge, neither the conduct nor operation of One Valley or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Summit's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To One Valley's knowledge, neither One Valley nor any of its Subsidiaries has received any notice from any person or entity that One Valley or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

                                    (m) Tax Matters. (i) All Tax Returns that
                  are required to be filed by or with respect to One Valley and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full,
                  (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and
                  (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of One Valley or its Subsidiaries. Neither One Valley nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by One Valley's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in One Valley's SEC Documents filed on or prior to the date hereof.

                                    (n) Books and Records. The books and records
                  of One Valley and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

                                    (o) Insurance. One Valley and its
                  Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of One Valley reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; One Valley and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                                    (p) Accounting Treatment. As of the date
                  hereof, it is aware of no reason why the Merger will fail to qualify for "pooling of interests" accounting treatment.

                                    (q) Disclosure. The representations and
                  warranties contained in this Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

                                    (r) Representations and Warranties of One
                  Valley with Respect to Merger Sub.

                                                      (i) Organization, Standing
                                    and Authority. Merger Sub has been duly
                                    organized and is validly existing in good standing under the laws of the State of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                                                      (ii) Power. Merger Sub has
                                    the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                                                      (iii) Authority. This
                                    Agreement and the transactions contemplated hereby have been authorized by all requisite action on the part of Merger Sub. This Agreement is a valid and legally binding agreement of Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).



                                   ARTICLE VI

                                    Covenants

                  6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Summit and One Valley agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end (it being understood that any amendments to the Registration Statement (as hereinafter defined) or a resolicitation of proxies as a consequence of an acquisition agreement by One Valley or any of its subsidiaries shall not violate this covenant).

                  6.02 Stockholder Approvals. Summit agrees to take, in accordance with applicable law and its articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the approval of this Agreement, the Plan of Merger and any other matters required to be approved by Summit's stockholders for consummation of the Merger (including any adjournment or postponement, the "Summit Meeting"), as promptly as practicable after the Registration Statement is declared effective. The Summit Board shall recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders.

                  6.03 Registration Statement. (a) One Valley agrees to prepare a registration statement on Form S-4 (the "Registration Statement") to be filed by One Valley with the SEC in connection with the issuance of One Valley Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Summit constituting a part thereof (the "Proxy Statement") and all related documents). Summit agrees to cooperate, and to cause its Subsidiaries to cooperate, with One Valley, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that Summit and its Subsidiaries have cooperated as required above, One Valley agrees to file the Registration Statement with the SEC as soon as reasonably practicable. Each of Summit and One Valley agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. One Valley also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Summit agrees to furnish to One Valley all information concerning Summit, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

                  (b) Each of Summit and One Valley agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Summit Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Summit and One Valley further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

                  (c) One Valley agrees to advise Summit, promptly after One Valley receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of One Valley Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  6.04 Press Releases. Each of Summit and One Valley agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NYSE rules.

                  6.05 Access; Information. (a) Each of Summit and One Valley agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

                  (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

                  (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

                  6.06 Acquisition Proposals. Summit agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than One Valley with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Summit shall promptly (within 24 hours) advise One Valley following the receipt by Summit of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise One Valley of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

                  6.07 Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, Summit shall deliver to One Valley a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Summit Meeting, deemed to be an

"affiliate" of Summit (each, a "Summit Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

                  (b) Summit shall use its reasonable best efforts to cause each person who may be deemed to be a Summit Affiliate to execute and deliver to One Valley on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

                  6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

                  6.09 Certain Policies. Prior to the Effective Date, Summit shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and One Valley, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of One Valley; provided, however, that Summit shall not be obligated to take any such action pursuant to this Section 6.09 unless and until One Valley acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to Summit that One Valley's representations and warranties, subject to Section 5.02, are true and correct as of such date and that One Valley is otherwise material in compliance with this Agreement. Summit's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09.

                  6.10 NYSE Listing. One Valley agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, subject to official notice of issuance, the shares of One Valley Common Stock to be issued to the holders of Summit Common Stock in the Merger.

                  6.11 Regulatory Applications. (a) One Valley and Summit and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of One Valley and Summit shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

                  6.12 Indemnification. (a) Following the Effective Date and for a period of six years thereafter, One Valley shall indemnify, defend and hold harmless the present directors, officers and employees of Summit and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Summit is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the Commonwealth of Virginia, the Summit Certificate and the Summit By-Laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Virginia law, the Summit Certificate and the Summit By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to One Valley) selected by One Valley and reasonably acceptable to such officer or director.

                  (b) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify One Valley thereof; provided that the failure so to notify shall not affect the obligations of One Valley under Section 6.12(a) unless and to the extent that One Valley is actually prejudiced as a result of such failure.

                  (c ) If One Valley or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of One Valley shall assume the obligations set forth in this Section 6.12.

                  6.13 Benefit Plans. Within a reasonable period of time following the Effective Time, (a) One Valley will provide employees of the Surviving Corporation with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of One Valley, (b) any such employees will receive credit for years of service with Summit or any of its Subsidiaries prior to the Effective Time for the purpose of eligibility and vesting and (c) One Valley shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents.

                  6.14 Notification of Certain Matters. Each of Summit and One Valley shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                  6.15 Dividend Coordination. Summit shall pay its regular semi-annual dividend for the first half of 1998. In the event the Effective Time has not occurred on or before the record date for the payment of One Valley's regular third or fourth quarterly 1998 dividend, Summit may, immediately prior to the Effective Time, declare and pay a special dividend at its historical rate, but pro rated for the period between the date of its last dividend and the Effective Time; provided, however, that the payment of such special dividend shall not be made if it is reasonably likely to preclude accounting for the Merger under the "pooling of interests" accounting method.

                  6.16 Other Transactions. One Valley has had, and will continue to have, negotiations for the acquisition of other organizations. Subject to
Section 4.02 (b), nothing contained herein shall in any manner limit the ability of One Valley to acquire additional financial institutions or other corporations or entities, either before or after the Effective Time, for such consideration (cash, notes, common or preferred stock) and upon such terms and conditions as One Valley deems appropriate.

                  6.17 Directors. Promptly after the Effective Date, One Valley shall, by action of its Board of Directors, elect W. Lowrie Tucker, III, as a member of the Board of Directors of One Valley, for a term expiring on the date of the next Annual Meeting of the Shareholders of One Valley. In addition, at its Annual Meeting of Shareholders to be held in April 1999, One Valley shall nominate and recommend W. Lowrie Tucker, III, for a three-year term as a member of the Board of Directors of One Valley. Promptly after the Effective Date, One Valley, as the sole shareholder of One Valley Bank - Central Virginia, National Association, shall elect W. Wayne Heslep to serve as a member of the Board of Directors of One Valley Bank - Central Virginia, National Association.



                                   ARTICLE VII

                    Conditions to Consummation of the Merger

                  7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each of One Valley and Summit to consummate the Merger is subject to the fulfillment or written waiver by One Valley and Summit prior to the Effective Time of each of the following conditions:

                                    (a) Stockholder Approvals. This Agreement
                  and the Plan of Merger shall have been duly approved by the requisite vote of the stockholders of Summit.

                                    (b) Regulatory Approvals. All regulatory
                  approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain
                  (i) any conditions, restrictions or requirements which the One Valley Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on One Valley and its Subsidiaries taken as a whole or the Surviving Corporation and its Subsidiaries taken as a whole or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the One Valley Board reasonably determines would either before or after the Effective Date be unduly burdensome.

                                    (c) No Injunction. No Governmental Authority
                  of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                                    (d) Registration Statement. The Registration
                  Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                                    (e) Blue Sky Approvals. All permits and
                  other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of One Valley Common Stock to be issued in the Merger shall have been received and be in full force and effect.

                                    (f) Listing. To the extent required, the
                  shares of One Valley Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  7.02 Conditions to Obligation of Summit. The obligation of Summit to consummate the Merger is also subject to the fulfillment or written waiver by Summit prior to the Effective Time of each of the following conditions:

                                    (a) Representations and Warranties. The
                  representations and warranties of One Valley set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Summit shall have received a certificate, dated the Effective Date, signed on behalf of One Valley by the Chief Executive Officer and the Chief Financial Officer of One Valley to such effect.

                                    (b) Performance of Obligations of One
                  Valley. One Valley shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Summit shall have received a certificate, dated the Effective Date, signed on behalf of One Valley by the Chief Executive Officer and the Chief Financial Officer of One Valley to such effect.

                                    (c) Opinion of Counsel. Summit shall have
                  received an opinion of Sullivan & Cromwell, special counsel to One Valley, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of Summit who receive shares of One Valley Common Stock in exchange for shares of Summit Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from Summit and others.

                  7.03 Conditions to Obligation of One Valley. The obligation of One Valley to consummate the Merger is also subject to the fulfillment or written waiver by One Valley prior to the Effective Time of each of the following conditions:

                                    (a) Representations and Warranties. The
                  representations and warranties of Summit set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and One Valley shall have received a certificate, dated the Effective Date, signed on behalf of Summit by the Chief Executive Officer and the Cashier of Summit to such effect.

                                    (b) Performance of Obligations of Summit.
                  Summit shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and One Valley shall have received a certificate, dated the Effective Date, signed on behalf of Summit by the Chief Executive Officer and the Cashier of Summit to such effect.

                                    (c) Opinion of One Valley's Counsel. One
                  Valley shall have received an opinion of Sullivan & Cromwell, special counsel to One Valley, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from One Valley, Summit and others.

                                    (d) Accounting Treatment. One Valley shall
                  have received from Ernst & Young, One Valley's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment. In rendering its opinion, Ernst & Young may require and rely upon representations contained in letters from One Valley, Summit and others.



                                  ARTICLE VIII

                                   Termination

                  8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

                                    (a) Mutual Consent. At any time prior to the
                  Effective Time, by the mutual consent of One Valley and Summit, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                                    (b) Breach. At any time prior to the
                  Effective Time, by One Valley or Summit, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

                                    (c) Delay. At any time prior to the
                  Effective Time, by One Valley or Summit, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by January 31, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                                    (d) No Approval. By Summit or One Valley, if
                  its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.01(a) herein is not obtained at the Summit Meeting.

                                    (e) Failure to Recommend, Etc. At any time
                  prior to the Summit Meeting, by One Valley if the Summit Board shall have failed to make its recommendation referred to in

                  Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of One Valley.

                                    (f) Failure to Execute and Deliver Stock
                  Option Agreement. At any time prior to the close of business on May 11, 1998, by One Valley if Summit shall not have executed and delivered the Stock Option Agreement to One Valley.

                                    (g) By Summit at any time during the
                  five-day period commencing after the Determination Date if both of the following conditions are satisfied:

                                                      (1) the One Valley Average
                                    Common Stock Price shall be less than
                                    $28.00; and

                                                      (2) (i) the quotient
                                    obtained by dividing the One Valley Average
                                    Common Stock Price by $35.00 (such number being referred to herein as the "One Valley Ratio") shall be less than (ii) 90% of the quotient obtained by dividing the SNL Southeast Bank Index on the Determination Date by the SNL Southeast Bank Index on June 3, 1998;

                  subject, however, to the following three sentences. If Summit determines not to consummate the Merger pursuant to this subsection, it shall give prompt written notice of its election to terminate to One Valley, which notice may be withdrawn at any time prior to the close of the ten-day period commending after the Determination Date. During the five-day period commencing with its receipt of such notice, One Valley shall have the option to elect to increase the Exchange Ratio to a number equal to $40.61 divided by the One Valley Average Common Stock Price. The election contemplated by the preceding sentence shall be made by giving notice to Summit of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection. If the Effective Time shall otherwise occur during the five-day period such option is in effect, the Effective Time shall be extended until the fifth business day following the close of such five-day period.

                                    If One Valley declares or effects a stock
                  dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between June 3, 1998 and the Determination Date, the prices for the common stock of One Valley and any calculations hereunder shall be appropriately adjusted for the purposes of applying this subsection.

                  8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.



                                   ARTICLE IX

                                  Miscellaneous

                  9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Section 3.07, Section 6.12 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 8.02, and this Article IX which shall survive such termination).

                  9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Summit Meeting, this Agreement may not be amended if it would violate the VSCA.

                  9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

                  9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of West Virginia applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the VSCA are applicable).

                  9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC fees shall be paid by One Valley.

                  9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Summit, to:
                  Summit Bankshares, Inc.
                  P. O. Box 5
                  Raphine, Virginia  24472
                  Attn:    W. Lowrie Tucker, III,  President and CEO

                        With a copy to:
                                          W. Wayne Heslep
                                          210 S. Randolph Street
                                          Lexington, Virginia  24450

                        If to One Valley, to:
                                          One Valley Bancorp, Inc.
                                          Lee & Summers Streets
                                          Charleston, WV  25301
                        Attn:             J. Holmes Morrison, President and CEO

                        With a copy to:
                                          Merrell S. McIlwain II
                                          P. O. Box 1793
                                          Charleston, WV  25326

                  9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement and any Stock Option Agreement entered into represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such Stock Option Agreement). Except for Section 6.12, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall require Summit, One Valley or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                  9.09 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.


                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                     SUMMIT BANKSHARES, INC.


                     By:   /s/ W. Lowrie Tucker, III
                     Name:   W. Lowrie Tucker, III
                     Title:     President and CEO


                     ONE VALLEY BANCORP, INC.


                     By:    /s/ J. Holmes Morrison
                     Name:    J. Holmes Morrison
                     Title:      President and CEO

                                                                     EXHIBIT A-1




                                 PLAN OF MERGER

            PLAN OF MERGER (this "Plan") of Summit Bankshares, Inc., a Virginia corporation ("Summit"), and OV Subsidary, Inc., a Virginia corporation ("OV Holding Company") and wholly owned subsidiary of One Valley Bancorp, Inc. ("One Valley").

                                    ARTICLE I
                                   Definitions

                     1.1 Certain Definitions. The following terms are used in this Plan with the meanings set forth below:

                     "Code" means the Internal Revenue Code of 1986, as amended.

                     "Effective Date" means the effective date of the Merger.

                     "Effective Time" means the effective time of the Merger.

                     "One Valley Common Stock" means the common stock, par value $10.00 per share, of One Valley.

                     "One Valley Preferred Stock" means the preferred stock, par value $10.00 per share, of One Valley.

                     "One Valley Stock" means, collectively, One Valley Common Stock and One Valley Preferred Stock.

                     "Merger Agreement" means the Agreement and Plan of Merger, dated as of May 7, 1998, by and between One Valley and Summit.

                     "NYSE" means the New York Stock Exchange, Inc.

                     "Subsidiary" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

                     "Treasury Stock" means shares of Summit Stock held by One Valley or any of its Subsidiaries or by Summit or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith

                     "Summit Common Stock" means the common stock, par value $1.00 per share, of Summit.

                     "VSCA" means the Virginia Stock Corporation Act.

                     1.2 Certain Definitions. Terms used and not otherwise defined herein have the meanings specified in the Merger Agreement.



                                   ARTICLE II
                               Terms of the Merger

                     2.1 The Merger. The names of the corporations to be merged are OV Holding Company and Summit. At the Effective Time, Summit shall merge with and into OV Holding Company (the "Merger"), the separate corporate existence of Summit shall cease and OV Holding Company shall survive and exist as a Virginia corporation and wholly owned subsidiary of One Valley (OV Holding Company, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").

                     2.2 Effect of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article IV of this Plan, the Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "Corporation Commission") of articles of merger in accordance with Section 13.1-720 of the VSCA or such later date and time as may be set forth in such articles and the issuance of a certificate of merger by the Corporation Commission under the VSCA. The Merger shall have the effects prescribed in the VSCA.

                     2.3 Articles of Incorporation and By-Laws. The articles of incorporation and by-laws of OV Holding Company immediately after the Merger shall be those of OV Holding Company as in effect immediately prior to the Effective Time.

                     2.4 Directors and Officers of OV Holding Company. The directors and officers of OV Holding Company immediately prior to the Merger shall continue as the directors and officers of OV Holding Company immediately after the Effective Time, until such time as their successors shall be duly elected and qualified.


                                   ARTICLE III
                               Manner and Basis of
                                Converting Shares

                     3.1 Merger Consideration. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any person:

                     (a) Outstanding Summit Common Stock. Each share, excluding Treasury Stock, of Summit Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into _____ of a share of One Valley Common Stock (the "Exchange Ratio"). In the event One Valley changes (or establishes a record date for changing) the number of shares of One Valley Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding One Valley Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

                     (b) Summit Shares. Each share of Summit Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                     (c) OV Holding Company Shares. Each share of common stock of OV Holding Company issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding at the Effective Time.

                     3.2 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Summit Common Stock shall cease to be, and shall have no rights as, stockholders of Summit, other than to receive any dividend or other distribution with respect to such Summit Common Stock with a record date occurring prior to the Effective Time and the consideration provided herein. After the Effective Time, there shall be no transfers on the stock transfer books of Summit or the Surviving Corporation of shares of Summit Common Stock.

                     3.3 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Summit Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, One Valley shall pay to each holder of Summit Common Stock who would otherwise be entitled to a fractional share of One Valley Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale price of One Valley Common Stock, as reported by NYSE (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the NYSE trading day immediately preceding the Effective Date.

                     3.4 Exchange Procedures. (a) At or prior to the Effective Time, One Valley shall deposit, or shall cause to be deposited, with Harris Trust and Savings Bank (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Summit Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of One Valley Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding shares of Summit Common Stock.

                     (b) As promptly as practicable after the Effective Date, One Valley shall send or cause to be sent to each former holder of record of shares of Summit Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Summit shall cause the New Certificates into which shares of a stockholder's Summit Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Summit Common Stock (or indemnity reasonably satisfactory to One Valley and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. Old Certificates surrendered for exchange by any Summit Affiliate shall not be exchanged for New Certificates until One Valley has received a written agreement from such person in the form attached to the Merger Agreement.

                     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of One Valley Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                     (d) No dividends or other distributions with respect to One Valley Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Summit Common Stock converted in the Merger into shares of such One Valley Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.4, and, following 90 days after the Effective Date, no such shares of One Valley Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.4. After becoming so entitled to receive dividends or distributions in accordance with this Section 3.4, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Summit Common Stock such holder had the right to receive upon surrender of the Old Certificates.

                        (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Summit for six months after the Effective
Time shall be paid to One Valley. Any stockholders of Summit who have not theretofore complied with this Article III shall thereafter look only to One Valley for payment of the shares of One Valley Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on One Valley Common Stock deliverable in respect of each share of One Valley Common Stock such stockholder holds as determined pursuant to the Merger Agreement and this Plan, in each case, without any interest thereon.

                        (f) Shares of Summit Common Stock held by shareholders who did not vote in favor of the adoption of the Merger Agreement, who are entitled to demand the fair value of such shares under Article XV of the VSCA, and who comply with all of the relevant provisions of the VSCA shall not remain outstanding, but shall instead be entitled to all applicable dissenters' rights as are prescribed by the VSCA. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such dissenters' rights, such holder's shares of Summit Common Stock shall thereupon remain outstanding.

                        (g) An escrow account shall be established prior to the Effective Time by Summit, and Summit shall deposit therein funds sufficient in the aggregate to pay all amounts payable with respect to any shares held by dissenting shareholders, if any.

                                   ARTICLE IV
                            Conditions to the Merger

                     4.1 Consummation of the Merger is conditioned upon the following:

                     (a) Approval of the Merger Agreement and this Plan by the affirmative vote of more than two-thirds of the outstanding shares of Summit Common Stock;

                     (b) Receipt of required regulatory approvals;

                     (c) Absence of governmental action prohibiting consummation;

                     (d) An effective Registration Statement under the Securities Act of 1933 and no orders or other action suspending such effectiveness;

                     (e) Receipt of all required permits and authorizations under state securities laws;

                     (f) To the extent required, approval of the shares of One Valley Common Stock issued in the Merger for listing on the NYSE, subject to notice of issuance;

                     (g) All representations and warranties made by the respective parties are true and correct as of the Effective Time as contemplated by the Merger Agreement and receipt by the parties of appropriate officers' certificates to such effect; and

                     (h) Performance of all required obligations by the respective parties and receipt by the parties of appropriate officers' certificates to such effect.

                     (i) Receipt by Summit of the opinion of Scott & Stringfellow, Inc., to the effect that as of the day of the mailing of the proxy statement to shareholders of Summit that the consideration is fair to such holders from a financial point of view.

                     (j) Receipt by One Valley of the opinion of Ernst & Young to the effect that the Merger qualifies for pooling-of-interest accounting treatment.


                                    ARTICLE V
                                   Termination

                     5.1 This Plan may be terminated prior to the Effective Time as provided in Article VIII of the Merger Agreement and shall terminate at the same time as the Merger Agreement.

                                                                     APPENDIX II
                                  June 6, 1998






The  Board of Directors
Summit Bankshares, Inc.
Raphine, Virginia   24472

Gentlemen:

         You have asked us to render our opinion relating to the fairness, from a financial point of view, to the shareholders of Summit Bankshares, Inc. ("Summit") of the terms of an Agreement and Plan of Merger by and between One Valley Bancorp, Inc. ("One Valley") and Summit dated May 7, 1998 (the "Merger Agreement"). The Merger Agreement provides for the merger of Summit with and into One Valley (the "Merger") and further provides that each share of Common Stock of Summit which is issued and outstanding immediately prior to the Effective Date of the Merger shall be exchanged for 1.36 shares of One Valley Common Stock (the "Exchange Ratio").

         In developing our opinion, we have, among other things, reviewed and analyzed: (1) the Merger Agreement; (2) Summit's financial statements for the three years ended December 31, 1997; (3) Summit's unaudited financial statements for the three months ended March 31, 1998, and other internal information relating to Summit prepared by Summit's management; (4) information regarding the trading market for the common stocks of Summit and One Valley and the price ranges within which the respective stocks have traded; (5) the relationship of prices paid to relevant financial data such as net worth, assets, deposits and earnings in certain bank and bank holding company mergers and acquisitions in Virginia in recent years; (6) One Valley's annual reports to shareholders and its financial statements for the three years ended December 31, 1997; and (7) One Valley's unaudited financial statements for the three months ended March 31, 1998, and other internal information relating to One Valley prepared by One Valley's management. We have discussed with members of management of Summit and One Valley the background to the Merger, reasons and basis for the Merger and the business and future prospects of Summit and One Valley individually and as a combined entity. Finally, we have conducted such other studies, analyses and investigations, particularly of the banking industry, and considered such other information as we deemed appropriate.

The Board of Directors
Summit Bankshares, Inc.
Raphine, Virginia 24472
Page 2



         In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of Summit and One Valley. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets of Summit or One Valley. We have taken into account our assessment of general economic, financial market and industry conditions as they exist and can be evaluated at the date hereof, as well as our experience in business valuation in general.

         On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions noted above, it is our opinion that, as of the date hereof the terms of the Merger Agreement are fair from a financial point of view to the shareholders of Summit Common Stock.

                                                  Very truly yours,

                                                  SCOTT & STRINGFELLOW, INC.



                                                  By:s/ Gary S. Penrose
                                                  -------------------------

                                                  Gary S. Penrose
                                                  Managing Director
                                                  Financial Institutions Group

                                                                    Appendix III


                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of May 8, 1998, between One Valley Bancorp, Inc., a West Virginia corporation ("Grantee"), and Summit Bankshares, Inc., a Virginia corporation ("Issuer").


                              W I T N E S S E T H:

         WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger (the "Merger Agreement");

         WHEREAS, as an inducement to the willingness of Grantee to continue to pursue the transactions contemplated by the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

         WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement prior to the date hereof;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 440,000 fully paid and nonassessable shares of the common stock, par value $1.00 per share, of Issuer ("Common Stock") at a price per share equal to $45.00; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such price per share (as adjusted pursuant to subsection
(b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 24.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 24.9% of the number of shares of Common Stock then issued and outstanding with giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach any provision of the Merger Agreement.

                                      III-1

         2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.01(b) or Section 8.01(e) of the Merger Agreement or by Grantee or Issuer pursuant to Section 8.01(d)(ii) of the Merger Agreement (each, a "Listed Termination"); or (iii) the passage of fourteen (14) months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement by Issuer pursuant to Section 8.01(b) thereof as a result of the material breach by Grantee of its covenants or agreements contained in the Merger Agreement.

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

             (i) Issuer or its Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (the "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or the Issuer Subsidiary (other than mergers, consolidations or similar transactions involving solely Issuer and/or one or more wholly-owned Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or the Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or the

                                      III-2

         Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

             (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

             (iii) The shareholders of Issuer shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

             (iv) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or the Issuer Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

             (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

             (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

             (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or



                                      III-3

             (viii) Any person other than Grantee or any Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

             (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 20% or more of the then outstanding Common Stock; or

             (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 20%.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

         (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option .



                                      III-4

         (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

         (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

             "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of ________, 199_, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

         (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets,



                                      III-5
or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

             (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any



                                      III-6
         of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

             (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

         6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such



                                      III-7
shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

         7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

         (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price



                                      III-8
therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

         (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

         (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

             (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

             (ii) the consummation of any Acquisition Transaction described in
         Section 2(b)(i) hereof, except that the percentage referred to in clause (z) shall be 50%.

         8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee



                                      III-9

Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

         (b) The following terms have the meanings indicated:

             (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and
         (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

             (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

             (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

             (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

         (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option



                                     III-10
in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 24.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 24.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

         (f) Issuer shall not enter into any transaction described in subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

         9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.



                                     III-11

         (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

         (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have



                                     III-12
occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

         10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.


         11. Issuer hereby represents and warrants to Grantee as follows:

             (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

             (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

         12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event an Initial Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a



                                     III-13
widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

         13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

         14. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; provided, however, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $4 (four) million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (B) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

         (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 14 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 14 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

         (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 14 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably



                                     III-14
related to the same and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 14(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section 14).

         15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

         16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         18. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law or of the VSCA are applicable).

         19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and



                                     III-15
be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                                  SUMMIT BANKSHARES, INC.


                                                  By /s/ W. Lowrie Tucker, III
                                                     -------------------------
                                                  Name: W. Lowrie Tucker, III
                                                  Title: President and CEO


                                                  ONE VALLEY BANCORP, INC.


                                                  By /s/ J. Holmes Morrison
                                                     ------------------------
                                                  Name: J. Holmes Morrison
                                                  Title: President and CEO



                                     III-16

                                                                    Appendix IV
                                   CHAPTER 15
                         VIRGINIA STOCK CORPORATIONS ACT


ss. 13.1-728.8

Dissenters' rights

         A. Unless otherwise provided in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, in the event shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has beneficial ownership of shares entitled to cast a majority of the votes which could be cast in an election of directors, all shareholders of the issuing public corporation other than the acquiring person have the right to dissent from the granting of voting rights and to demand payment of the fair value of their shares under Article 15 (ss. 13.1-729 et seq.) of this chapter as though such granting of voting rights were a corporate action described in subsection A of ss. 13.1-730, except that the provisions of subsection C of ss. 13.1-730 shall not be applicable and the failure to vote in favor of the granting of voting rights shall be deemed to constitute compliance with the requirements of subsection A of ss. 13.1-733.

         B. For the purposes of this section "fair value" shall in no event be less than the highest price per share paid in the control share acquisition, as adjusted for any subsequent share dividends or reverse share splits or similar changes.



ss. 13.1-728.9

Nonexclusivity

         Except as expressly provided in this article, neither the provisions of this article nor their application to any acquiring person shall limit actions that may be taken, or require the taking of any action, by the board of directors or shareholders with respect to any potential changes in control of any issuing public corporation. In the case of any action taken or not taken by directors, the provisions of ss. 13.1-690 shall apply, and, in determining the best interests of the corporation, a director may consider the possibility that those interests may best be served by the continued independence of the corporation.

ss. 13.1-729

Definitions

         In this article:

         "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

         "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 13.1-730 and who exercises that right when and in the manner required by ss.ss. 13.1-732 through 13.1-739.

         "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

         "Shareholder" means the record shareholder or the beneficial shareholder.



ss. 13.1-730

Right to dissent

         A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

             1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by ss. 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under ss. 13.1-719;

             2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

             3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

             4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

             1. The articles of incorporation of the corporation issuing such shares provide otherwise;

             2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

                 a.  Cash;

                 b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

                 c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

             3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in ss. 13.1-725.

         D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

         1.  The proposed corporate action is abandoned or rescinded;

         2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

         3. His demand for payment is withdrawn with the written consent of the corporation.



ss. 13.1-731

Dissent by nominees and beneficial owners

         A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

             1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

             2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.



ss. 13.1-732

Notice of dissenters' rights

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         B. If corporate action creating dissenters' rights under ss. 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 13.1-734.



ss. 13.1-733

Notice of intent to demand payment

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

         B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.



ss. 13.1-734

Dissenters' notice

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of ss. 13.1-733.

         B. The dissenters' notice shall:

             1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

             2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

             3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

             4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

             5.  Be accompanied by a copy of this article.



ss. 13.1-735

Duty to demand payment

         A. A shareholder sent a dissenters' notice described in ss. 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of ss. 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

         B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

         C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.



ss. 13.1-736

Share restrictions

         A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

         B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.



ss. 13.1-737

Payment

         A. Except as provided in ss. 13.1-738, within thirty days after receipt of a payment demand made pursuant to ss. 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

         B. The payment shall be accompanied by:

             1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

             2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

             3. A statement of the dissenters' right to demand payment under ss. 13.1-739; and

             4.  A copy of this article.



ss. 13.1-738

After-acquired shares

         A. A corporation may elect to withhold payment required by ss. 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

         B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 13.1-739.



ss. 13.1-739

Procedure if shareholder dissatisfied with payment or offer

         A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under ss. 13.1-737), or reject the corporation's offer under ss. 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under ss. 13.1-737 or offered under ss. 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.



ss. 13.1-740

Court action

         A. If a demand for payment under ss. 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

         E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under ss. 13.1-738.



ss. 13.1-741

Court costs and counsel fees

         A. The court in an appraisal proceeding commenced under ss. 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under ss. 13.1-739.

         B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

             1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ss.ss. 13.1-732 through 13.1-739; or

             2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

         C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         D. In a proceeding commenced under subsection A of ss. 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 15.  Indemnification of Directors and Officers

         Article V of the Restated Articles of Incorporation of One Valley contains the following indemnification provision:

             ARTICLE V. Provisions for the Regulation of the Internal Affairs of the Corporation

                 A. Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness or deponent) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in nature ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the written request of the corporation's board of directors, president or their delegate as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or omission in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the corporation to the fullest extent authorized by law, including but not limited to the West Virginia Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Code permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys' fees and disbursements, judgments, fines, ERISA or other similar or dissimilar excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation; provided, further, that the corporation shall not indemnify any person for civil money penalties or other matters, to the extent such indemnification is specifically not permissible pursuant to federal or state statute or regulation, or order or rule of a regulatory agency of the federal or state government with authority to enter, make or promulgate such order or rule. Such right shall include the right to be paid by the corporation expenses, including, without limitation, attorneys' fees and disbursements, incurred in defending or participating in any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance



                                PART II-1
             of the final disposition of such Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article or otherwise. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, or that such person did have reasonable cause to believe that his conduct was unlawful.

                 B. Right of Claimant to Bring Suit. If a claim under this
             Article is not paid in full by the corporation within thirty days after a written claim therefor has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending or participating in any Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.

                 Neither the failure of the corporation (including its Board of
             Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification or reimbursement of the claimant is permitted in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                 C. Contractual Rights: Applicability. The right to be
             indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.


                                    PART II-2

                 D. Requested Service. Any director or officer of the
             corporation serving, in any capacity, (i) another corporation of which five percent (5%) or more of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or of any corporation referred to in clause (i), shall be deemed to be doing so at the request of the corporation.

                 E. Non-Exclusivity of Rights. The rights conferred on any
             person hereunder shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

                 F. Insurance. The corporation may purchase and maintain
             insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under West Virginia law.

Item 16.  Exhibits

2.1 Amended and Restated Agreement and Plan of Merger, dated as of May 7, 1998, as amended as of June 3, 1998, by and between One Valley Bancorp, Inc., and Summit Bankshares, Inc. (attached as Appendix I to the Proxy Statement/Prospectus filed as part of the Registration Statement).

2.2 Stock Option Agreement dated as of May 8, 1998, by and between One Valley Bancorp, Inc., and Summit Bankshares, Inc. (attached as Appendix III to the Proxy Statement/Prospectus filed as part of this Registration Statement).

3.1 Restated Articles of Incorporation of One Valley Bancorp, Inc., filed as part of One Valley Bancorp, Inc.'s Form 10-Q for the Quarter Ended June 30, 1996, and incorporated herein by reference.

3.7 Amendments to the Bylaws of One Valley Bancorp, Inc. dated June 20, 1990, and a complete copy of One Valley Bancorp, Inc.'s Bylaws as amended, filed as part of One Valley Bancorp, Inc.'s 1990 Annual Report on Form 10-K and incorporated herein by reference.

4.1 Shareholder Protection Rights Agreement, filed as part of One Valley Bancorp, Inc.'s current report on Form 8-K, dated October 19, 1995, and incorporated herein by reference.

5.1 Opinion of Jackson & Kelly as to the legality of the securities being registered.

8.1 Opinion of Sullivan & Cromwell concerning certain federal tax consequences.



                                    PART II-3

10.1 Indemnity Agreement between Resolution Trust Corporation and One Valley Bancorp, Inc., filed as part of One Valley Bancorp, Inc.'s Registration Statement on Form S-2, Registration No. 33-43384, October 22, 1991, and incorporated herein by reference.


         Executive Compensation Claims and Arrangements.

10.2 Agreement dated as of May 7, 1985, between One Valley Bancorp, Inc. and Thomas E. Goodwin, filed as part of One Valley Bancorp, Inc.'s Registration Statement on Form S-4, Registration No. 2-99417, August 5, 1985, and incorporated herein by reference.

10.3 Form of Change of Control Agreement between One Valley Bancorp, Inc. and 7 of its Executive Officers, dated as of January 1, 1987, filed as part of One Valley Bancorp, Inc.'s 1986 Annual Report on Form 10-K and incorporated herein by reference.

10.4 One Valley Bancorp, Inc.'s, 1983 Incentive Stock Option Plan, as amended, filed as Exhibit No. 4 to One Valley Bancorp, Inc.'s Registration Statement on Form S-8, Registration No. 33-3570, July 2, 1990, and incorporated herein by reference.

10.5 One Valley Bancorp, Inc.'s, Management Incentive Compensation Plan, as amended February, 1990, filed as part of One Valley Bancorp, Inc.'s 1992 Annual Report on Form 10-K and incorporated herein by reference.

10.6 One Valley Bancorp, Inc.'s, Supplemental Benefit Plan, as amended April, 1990, filed as part of One Valley Bancorp, Inc.'s 1992 Annual Report on Form 10-K and incorporated herein by this reference.

10.7 One Valley Bancorp, Inc.'s, 1993 Incentive Stock Option Plan filed as part on One Valley Bancorp, Inc.'s Proxy Statement, Registration No. 0-10042 and incorporated herein by reference.

21.      Subsidiaries of Registrant.

23.1     Consent of S. B. Hoover & Company, L.L.P.

23.2     Consent of Ernst & Young LLP.

23.3     Consent of Scott & Stringfellow, Inc.

23.4 Consent of Jackson & Kelly (filed as part of the opinion of Jackson & Kelly in Exhibit 5.1).

23.5 Consent of Sullivan & Cromwell (filed as part of the opinion of Sullivan & Cromwell in Exhibit 8.1).

23.6     Consent of Cherry, Bekaert & Holland, L.L.P

24.      Power of Attorney.



                                    PART II-4

99.1     Form of Summit Bankshares, Inc.'s Proxy.

99.2 Opinion of Scott & Stringfellow, Inc. (attached as Appendix II to the Proxy Statement/Prospectus filed as a part of this Registration Statement).

Item 22.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the
                 Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The registrant hereby undertakes:

             (1) That prior to any public reoffering of the securities
                 registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

             (2) That every prospectus: (i) that is filed pursuant to paragraph
                 (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such

                                    PART II-5
                 post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) Insofar as indemnification for liabilities arising under the
                 Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             (4) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

             (5) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Summit Bankshares, Inc. being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                                    PART II-6

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, One Valley has duly caused this registration statement to be signed on behalf of the undersigned, thereunto in the City of Charleston, State of West Virginia, on the 15th day of June, 1998.

                                      ONE  VALLEY BANCORP, INC.


                                 By:  /s/ J. Holmes Morrison
                                      J.   HOLMES MORRISON,
                                      President and Chief Executive Officer


                                 By:  /s/ Laurance G. Jones
                                      LAURANCE G. JONES,
                                      Senior Vice President and Treasurer
                                      (Principal Financial Officer)


                                 By:  /s/ James A. Winter
                                     JAMES A. WINTER,
                                     Vice President and Chief Accounting Officer
                                     (Principal Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




      Signature                         Title                                   Date

/s/ Phyllis H. Arnold                  Director                             June 15, 1998
-----------------------
PHYLLIS H. ARNOLD

/s/ Charles M. Avampato                Director                             June 15, 1998
-----------------------
CHARLES M. AVAMPATO

/s/ Robert F. Baronner                 Director                             June 15, 1998
-----------------------
ROBERT F. BARONNER

/s/ Dennis M. Bone                     Director                             June 15, 1998
-----------------------
DENNIS M. BONE




                                    PART II-7


    Signature                                      Title           Date


/s/ James K. Brown                               Director          June 15, 1998
--------------------------------
JAMES K. BROWN

/s/ Nelle Ratrie Chilton                         Director          June 15, 1998
--------------------------------
NELLE RATRIE CHILTON

--------------------------------                 Director          June __, 1998
H. RODGIN COHEN

/s/ Ray Marshall Evans, Jr.                      Director          June 15, 1998
--------------------------------
RAY MARSHALL EVANS, JR.

/a/ James Gabriel                                Director          June 15, 1998
--------------------------------
JAMES GABRIEL

/s/ Phillip H. Goodwin                           Director          June 15, 1998
--------------------------------
PHILLIP H. GOODWIN

/s/ Thomas E. Goodwin                            Director          June 15, 1998
--------------------------------
THOMAS E. GOODWIN

/s/ Bob M. Johnson                               Director          June 15, 1998
--------------------------------
BOB M. JOHNSON

/s/ Robert E. Kamm, Jr.                          Director          June 15, 1998
--------------------------------
ROBERT E. KAMM, JR.

/s/ John D. Lynch                                Director          June 15, 1998
--------------------------------
JOHN D. LYNCH

/s/ Edward H. Maier                              Director          June 15, 1998
--------------------------------
EDWARD H. MAIER

/s/ J. Holmes Morrison          President, Chief Executive Officer June 15, 1998
--------------------------------
J. HOLMES MORRISON                             and Director

/s/ Charles R. Neighborgall, III                 Director          June 15, 1998
--------------------------------
CHARLES R. NEIGHBORGALL, III


                                    PART II-8

     Signature                                   Title                 Date

/s/ John L. D. Payne                            Director           June 15, 1998
--------------------------------
JOHN L. D. PAYNE

/s/ Angus E. Peyton                             Director           June 15, 1998
--------------------------------
ANGUS E. PEYTON

/s/ Lacy I. Rice, Jr.                           Director           June 15, 1998
--------------------------------
LACY I. RICE, JR.

/s/ Brent D. Robinson                           Director           June 15, 1998
--------------------------------
BRENT D. ROBINSON

/s/ James W. Thompson                           Director           June 15, 1998
--------------------------------
JAMES W. THOMPSON

/s/ J. Lee Van Metre, Jr.                       Director           June 15, 1998
--------------------------------
J. LEE VAN METRE, JR.

/s/ Richard B. Walker                           Director           June 15, 1998
--------------------------------
RICHARD B. WALKER

/s/ H. Bernard Wehrle, III                      Director           June 15, 1998
--------------------------------
H. BERNARD WEHRLE, III

/s/ John H. Wick, III                           Director           June 15, 1998
--------------------------------
JOHN H. WICK, III

/s/ Thomas D. Wilkerson                         Director           June 15, 1998
--------------------------------
THOMAS D. WILKERSON







                                    PART II-9

                                  EXHIBIT INDEX

2.1 Amended and Restated Agreement and Plan of Merger, dated as of May 7, 1998, as amended as of June 3, 1998, by and between One Valley Bancorp, Inc., and Summit Bankshares, Inc. (attached as Appendix I to the Proxy Statement/Prospectus filed as part of the Registration Statement).

2.2 Stock Option Agreement dated as of May 8, 1998, by and between One Valley Bancorp, Inc., and Summit Bankshares, Inc. (attached as Appendix III to the Proxy Statement/Prospectus filed as part of this Registration Statement).

3.1 Restated Articles of Incorporation of One Valley Bancorp, Inc., filed as part of One Valley Bancorp, Inc.'s Form 10-Q for the Quarter Ended June 30, 1996, and incorporated herein by reference.

3.7 Amendments to the Bylaws of One Valley Bancorp, Inc. dated June 20, 1990, and a complete copy of One Valley Bancorp, Inc.'s Bylaws as amended, filed as part of One Valley Bancorp, Inc.'s 1990 Annual Report on Form 10-K and incorporated herein by reference.

4.1 Shareholder Protection Rights Agreement, filed as part of One Valley Bancorp, Inc.'s current report on Form 8-K, dated October 19, 1995, and incorporated herein by reference.

5.1 Opinion of Jackson & Kelly as to the legality of the securities being registered.

8.1 Opinion of Sullivan & Cromwell concerning certain federal tax consequences.

10.1 Indemnity Agreement between Resolution Trust Corporation and One Valley Bancorp, Inc., filed as part of One Valley Bancorp, Inc.'s Registration Statement on Form S-2, Registration No. 33-43384, October 22, 1991, and incorporated herein by reference.


         Executive Compensation Claims and Arrangements.

10.2 Agreement dated as of May 7, 1985, between One Valley Bancorp, Inc. and Thomas E. Goodwin, filed as part of One Valley Bancorp, Inc.'s Registration Statement on Form S-4, Registration No. 2-99417, August 5, 1985, and incorporated herein by reference.

10.3 Form of Change of Control Agreement between One Valley Bancorp, Inc. and 7 of its Executive Officers, dated as of January 1, 1987, filed as part of One Valley Bancorp, Inc.'s 1986 Annual Report on Form 10-K and incorporated herein by reference.

10.4 One Valley Bancorp, Inc.'s, 1983 Incentive Stock Option Plan, as amended, filed as Exhibit No. 4 to One Valley Bancorp, Inc.'s Registration Statement on Form S-8, Registration No. 33-3570, July 2, 1990, and incorporated herein by reference.

10.5 One Valley Bancorp, Inc.'s, Management Incentive Compensation Plan, as amended February, 1990, filed as part of One Valley Bancorp, Inc.'s 1992 Annual Report on Form 10-K and incorporated herein by reference.

10.6 One Valley Bancorp, Inc.'s, Supplemental Benefit Plan, as amended April, 1990, filed as part of One Valley Bancorp, Inc.'s 1992 Annual Report on Form 10-K and incorporated herein by this reference.

10.7 One Valley Bancorp, Inc.'s, 1993 Incentive Stock Option Plan filed as part on One Valley Bancorp, Inc.'s Proxy Statement, Registration No. 0-10042 and incorporated herein by reference.

21.      Subsidiaries of Registrant.

23.1     Consent of S. B. Hoover & Company, L.L.P.

23.2     Consent of Ernst & Young LLP.

23.3     Consent of Scott & Stringfellow, Inc.

23.4 Consent of Jackson & Kelly (filed as part of the opinion of Jackson & Kelly in Exhibit 5.1).

23.5 Consent of Sullivan & Cromwell (filed as part of the opinion of Sullivan & Cromwell in Exhibit 8.1).

23.6     Consent of Cherry, Bekaert & Holland, L.L.P

24.      Power of Attorney.

99.1     Form of Summit Bankshares, Inc.'s Proxy.

99.2 Opinion of Scott & Stringfellow, Inc. (attached as Appendix II to the Proxy Statement/Prospectus filed as a part of this Registration Statement).



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